     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 2000

                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                 ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.
  (Exact name of registrant as specified in its limited partnership agreement)

             ILLINOIS                               6221                              36-4368292
  (State or other jurisdiction of       (Primary Standard Industrial               (I.R.S. Employer
  incorporation or organization)         Classification Code Number)              Identification No.)

  1000 HART ROAD, SUITE 210, BARRINGTON, ILLINOIS 60010        (847) 304-0450
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       BEELAND MANAGEMENT COMPANY, L.L.C.
                                GENERAL PARTNER
  1000 HART ROAD, SUITE 210, BARRINGTON, ILLINOIS 60010        (847) 304-0450
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                            ROBERT P. BRAMNIK, ESQ.
                        Wildman, Harrold, Allen & Dixon
                       225 West Wacker Drive, Suite 2800
                          Chicago, Illinois 60606-1229

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                  AMOUNT TO           OFFERING PRICE            AGGREGATE
       SECURITIES TO BE REGISTERED             BE REGISTERED            PER UNIT         OFFERING PRICE (1)
Units of Limited Partnership Interest....      200,000 Units      $1,000 per Unit until      $200,000,000
                                                                     initial closing
                                                                    occurs; net asset
                                                                     value per unit
                                                                       thereafter

         TITLE OF EACH CLASS OF                  AMOUNT OF
       SECURITIES TO BE REGISTERED           REGISTRATION FEE
Units of Limited Partnership Interest....         $52,800

(1) Estimated solely for the purpose of calculating the amount of the Registration Fee in accordance with Rule 457(a) of the Securities Act of 1933.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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                   SUBJECT TO COMPLETION DATED JULY 19, 2000
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 200,000 UNITS OF LIMITED PARTNERSHIP INTEREST

                 ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

This is an initial public offering of units of limited partnership interest in Rogers International Raw Materials Fund, L.P., an Illinois limited partnership, organized on May 8, 2000. The Fund will invest and trade in a portfolio of commodity futures contracts and forward contracts, exclusively on the "long side" of the market. The Fund's trading will be designed to replicate the positions which comprise the Rogers International Commodity Index. This Index consists of a basket of raw materials employed within the world economy and traded in seasoned markets as futures or forward contracts. Beeland Management Company, L.L.C., an Illinois limited liability company, is the general partner and commodity pool operator of the Fund.

The Fund is soliciting subscriptions for up to 200,000 units of limited partnership interest. This is a best efforts offering. The minimum number of units required to be sold in order for the Fund to begin trading is 10,000 ($10,000,000). A minimum investment of 10 units ($10,000) is required for first time investors.

                                                          PER UNIT       MINIMUM        MAXIMUM
                                                         -----------  -------------  --------------
Public Offering Price Before Trading...................   $   1,000   $  10,000,000  $  200,000,000
Selling Commissions (1)................................   $      50   $     500,000  $   10,000,000
Proceeds to the Fund (2)...............................   $     950   $   9,500,000  $  190,000,000

(1) Assumes that no sales are entitled to a volume discount. Sales in excess of $25,000 are entitled to a volume discount.

(2) Before deducting certain organization and offering expenses, estimated at $400,000 if the minimum offering is sold and $850,000 if the maximum offering is sold.

An initial closing on the subscription proceeds will be held at a time determined by the general partner of the Fund. The initial closing will occur at the earliest practicable date after subscriptions for a minimum of 10,000 units have been received. Until the initial closing is held, subscription proceeds will be held in escrow. If 10,000 units are not subscribed for by September 30, 2001, this offering will terminate and the general partner will return all amounts paid by subscribers without interest. After the initial closing and the acquisition by the Fund of a portfolio of futures positions, the purchase price for units will be the net asset value per unit. The general partner will receive a subscription fee of up to 5% of the gross offering proceeds. A portion of the subscription fee may be reallowed to soliciting dealers as selling commissions for each unit they sell.

THESE ARE SPECULATIVE, HIGH-RISK SECURITIES. Before you decide to invest, read this entire prospectus carefully and consider the "Risk Factors" on page 7. The risks of this investment include that:

     - You could lose a substantial portion or all of your investment in the Fund.

     - Commodity trading is speculative and the Fund's performance may be volatile.

     - The Fund is subject to numerous conflicts of interest.

     - The Fund will incur substantial fees and expenses which may not be offset by trading profits.

     - The Fund will not provide any benefit of diversification of your overall portfolio unless it is profitable and it produces returns that are independent from stock and bond market returns.

     - No established public trading or secondary market exists for the units and there are conditions and restrictions on assignments of units and on redemptions of units by the Fund.

The Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                     PROSPECTUS DATED               , 2000

                                 WHO MAY INVEST

    An investment in the Fund is speculative and involves a high degree of risk. The Fund is not suitable for all investors nor is it a complete investment program. You should invest only a limited portion of your portfolio in the Fund. At a minimum you must have:

    - a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

    - a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

    A number of states in which the units are offered impose higher minimum financial standards on prospective investors, which are set forth on the last page of the subscription agreement included as Appendix B. These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. If the investment in the Fund is being made by a fiduciary account, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who supplies the funds to purchase the units if the donor or grantor is the fiduciary.

The general partner, in its sole discretion, may partially or totally reject any subscription for units.

                      COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS POOL AT PAGE 17 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 20.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 7-13.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

AS OF THE DATE OF THIS PROSPECTUS, THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN CHICAGO, NEW YORK OR WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION.

THE FUND'S FILINGS WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

UNTIL              , 2000 (90 DAYS AFTER THE DATE HEREOF), ALL DEALERS EFFECTING
TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS SOLICITING DEALERS.

                       BEELAND MANAGEMENT COMPANY, L.L.C.
                                GENERAL PARTNER
                           1000 HART ROAD, SUITE 210
                           BARRINGTON, ILLINOIS 60010
                                 (847) 304-0450

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
SUMMARY OF THE PROSPECTUS.......................................................     1
  Rogers International Raw Materials Fund, L.P..................................     1
  The Offering..................................................................     2

RISKS FACTORS...................................................................     7
  Risks Relating to Commodity Trading and Markets...............................     7
    You may lose your investment................................................     7
    Futures prices are very difficult to predict because they are speculative
     and volatile...............................................................     7
    The high degree of leverage used in futures trading increases the risk of
     sudden, major losses.......................................................     7
    Investing in units might not diversify an overall portfolio.................     7
    Illiquid markets could make it impossible to realize profits or limit
     losses.....................................................................     8
    The Fund could lose assets or have its trading disrupted due to the failure
     of exchanges, clearinghouses or brokers....................................     8
    The Fund may trade on foreign exchanges that are less regulated than U.S.
     markets and are subject to risks that do not always apply to U.S.
     markets....................................................................     8
  Risks Related to the General Partner..........................................     9
    We rely on our general partner as trading advisor...........................     9
    The general partner has a limited operating history.........................     9
    Speculative position and trading limits may reduce profitability............     9
    The trading program is not diversified because it will only trade in certain
     markets....................................................................     9
  Risks Relating to the Fund's Structure and Organization.......................     9
    Substantial fees and expenses are charged regardless of profitability.......     9
    Conflicts of interest exist.................................................     9
    You may be limited in your ability to redeem or transfer units..............    10
    The units may not be a liquid investment....................................    10
    Limited partners will not participate in management of the Fund's
     business...................................................................    10
    The Fund may terminate early................................................    11
    The purchase of units by the general partner or its members may create
     conflicts of interest for them.............................................    11
    The offering of units has not been subject to independent review............    11
    This offering may be unsuccessful for various reasons.......................    11
    Funds contributed before the Fund breaks escrow may sit idle for some
     time.......................................................................    11
    The Fund has no operating history for you to consider.......................    11
    The operating history of the general partner is not indicative of the Fund's
     performance................................................................    11
    The start-up of the Fund's trading will involve risks not applicable to
     established pools..........................................................    11
  Risks Relating to Tax and Other Regulatory Risk...............................    12
    Regulations governing the futures market may change and could adversely
     affect the Fund's operations...............................................    12
    The Fund is not a regulated investment company..............................    12
    The IRS may determine that the Fund is an association taxable as a
     corporation................................................................    12
    Limited partners will owe taxes on the Fund's profits but will very likely
     never receive any distributions from the Fund..............................    12
    You could owe tax on your share of the Fund's ordinary income despite
     overall losses.............................................................    12
    The Fund's and the limited partners' tax returns may be audited.............    12
    Tax laws may change and may adversely affect an investment in the Fund......    13

CONFLICTS OF INTEREST...........................................................    13
  Other Pools and Businesses of the General Partner and Its Members.............    13
  The Fund Does Not Have an Independent Trading Advisor.........................    13
  Other Pools and Trading by the General Partner and Its Members................    13
  Certain Managing Members of the General Partner are Members of Advisors to the
   General Partner..............................................................    14
  One Law Firm is Counsel to Both the Fund and the General Partner..............    14
  Distribution and Liquidation Decisions by the General Partner.................    14
  Futures Commission Merchants Used by the Fund May Be Soliciting Dealers.......    14

POTENTIAL BENEFITS OF INVESTING IN THE FUND.....................................    15
  Trading Based on Index; No Active Trading.....................................    15

                                                                                  PAGE
                                                                                  ----
  Professional Management.......................................................    15
  Diversification; Non-Correlation with Traditional Securities Markets..........    15
  Lower Initial Investment Requirements.........................................    15
  Limited Liability.............................................................    15
  Administrative Convenience....................................................    15
  Lower Time Commitment.........................................................    16

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER.................................    16

FEES AND EXPENSES OF THE FUND...................................................    17
  Summary of Fees and Expenses..................................................    17
  Management Fee and Profit Distribution to General Partner.....................    18
  Subscription Fee to General Partner...........................................    18
  Soliciting Dealer Compensation................................................    19
  Futures Commission Merchants; Brokerage Commissions...........................    19
  Clearing Fees and National Futures Association Fees...........................    19
  Advisory Fees.................................................................    19
  Organizational and Offering Expenses..........................................    19
  Third Party Suppliers of Goods and Services...................................    19
  Other Expenses................................................................    20
  Consulting Contracts With Affiliates..........................................    20
  Reports.......................................................................    20

BREAK-EVEN ANALYSIS.............................................................    20

THE ROGERS INTERNATIONAL COMMODITY INDEX........................................    21

TRADING METHODOLOGY.............................................................    22

THE GENERAL PARTNER.............................................................    23
  Background of the General Partner.............................................    23
  Principals....................................................................    24
  Legal Actions.................................................................    25
  Investment by the General Partner and Its Members.............................    25
  Duties of the General Partner.................................................    25

ENFORCING YOUR RIGHTS AS A LIMITED PARTNER......................................    25

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS....................................................................    26

PERFORMANCE HISTORY OF THE FUND.................................................    26

OTHER POOLS OPERATED BY THE GENERAL PARTNER.....................................    26

FUTURES COMMISSION MERCHANTS, BROKERS AND DEALERS...............................    28

SOLICITING DEALERS..............................................................    28

SUBSCRIPTION AGENT..............................................................    29

USE OF PROCEEDS.................................................................    30

TRANSFERABILITY AND REDEMPTION OF UNITS.........................................    30
  Transfers of Units............................................................    30
  Redemption of Units...........................................................    31

COMMODITY MARKETS...............................................................    32
  Commodity Futures.............................................................    32
  Forward Contracts.............................................................    32
  Uses of Commodity Markets.....................................................    32
  Regulation....................................................................    33
  Margins.......................................................................    34

PLAN OF DISTRIBUTION............................................................    35
  The Offering..................................................................    35
  How To Invest.................................................................    36

                                                                                  PAGE
                                                                                  ----
  Who May Invest................................................................    37
  Escrow Arrangements...........................................................    37
  Rejection or Revocation of Subscriptions......................................    37

ERISA CONSIDERATIONS............................................................    37
  General.......................................................................    37
  Special Investment Consideration..............................................    38
  The Fund Should Not Be Deemed To Hold "Plan Assets"...........................    38
  ERISA Investors Could Be Forced to Redeem Against Their Will..................    38
  Ineligible Purchasers.........................................................    39

FEDERAL INCOME TAX ASPECTS......................................................    40
  The Fund's Partnership Tax Status.............................................    40
  Taxation of Limited Partners on Profits and Losses of the Fund................    40
  Allocations of Partnership Items..............................................    40
  Basis Limitation on the Use of Losses.........................................    41
  At-Risk Limitation on the Use of Losses.......................................    41
  Limitations on the Use of Capital Losses......................................    41
  Limitations on the Use of Passive Activity Losses.............................    42
  Limitations on Itemized Deductions of Individuals.............................    42
  Limitations on the Use of Syndication Expenses................................    42
  Interest Limitations..........................................................    42
  Code Section 183 Limitations..................................................    43
  Cash Distributions and Unit Redemptions.......................................    43
  Taxation on a Sale or Other Disposition of Units..............................    43
  Taxation of Commodity Transactions............................................    43
  Tax on Capital Gains and Losses...............................................    44
  Interest Income...............................................................    44
  Application of the Publicly Traded Partnership Rules to the Fund..............    44
  IRS Audits of the Fund And Its Limited Partners...............................    45
  State and Other Taxes.........................................................    45
  Broker Reporting and Backup Withholding.......................................    45
  Exempt Organizations..........................................................    45

THE LIMITED PARTNERSHIP AGREEMENT...............................................    46
  Limited Liability of Limited Partners.........................................    46
  Management of Partnership Affairs.............................................    46
  Sharing of Profits and Losses.................................................    46
    Partnership Accounting......................................................    46
    Federal Tax Allocations.....................................................    46
  Distributions.................................................................    46
  Additional Partners...........................................................    47
  Restrictions on Transfer or Assignment........................................    47
  Dissolution and Termination of the Fund.......................................    47
  Resignation or Withdrawal of the General Partner..............................    47
  Amendments and Meetings.......................................................    47
  Reports To Limited Partners...................................................    47
  Indemnification...............................................................    48

ADDITIONAL INFORMATION..........................................................    48

LEGAL MATTERS...................................................................    48

EXPERTS.........................................................................    48

INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENTS..........................   F-1

APPENDIX A--Limited Partnership Agreement.......................................   A-1

APPENDIX B--Subscription Agreement..............................................   B-1

APPENDIX C--Redemption Notice...................................................   C-1

                           SUMMARY OF THE PROSPECTUS

    The following is a summary of this offering and of the Rogers International Raw Materials Fund, L.P. This summary is materially complete, but this prospectus contains additional information. You need to read this entire prospectus for more detailed information about this offering and the Fund and about any agreement or document discussed in this prospectus.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

The Fund and its Business....  Rogers International Raw Materials Fund, L.P. is an Illinois limited partnership. Its principal offices are at 1000 Hart Road, Suite 210,
                               Barrington, Illinois 60010, and its telephone number at that location is
                               (847) 304-0450.

                               The Fund will invest and trade in a portfolio of exchange traded commodity futures contracts and forward contracts, exclusively on the
                               "long side" of the market. That is, the Fund will not engage in any short-selling; rather, it will exclusively buy positions in commodities.
                               Although the general partner of the Fund does not initially intend to do so, the Fund may also purchase commodity forward contracts in the "off exchange" or "OTC" marketplace under certain circumstances if, in the sole discretion of the general partner, there is sufficient liquidity and depth in the relevant off exchange markets.

                               The Fund's trading will be designed to replicate the positions which comprise the Rogers International Commodity Index. The Index consists of a compendium, commonly known as a basket, of raw materials employed within the world economy and traded in seasoned markets as futures and forward contracts. There are no "short" positions within the Index.

                               Interest in indexed investments has become widespread in the past few years. The Index was developed by James Beeland Rogers, Jr., the majority owner-member of the Fund's general partner, to be a balanced, representative, international raw materials index. The general partner of the Fund believes that the Index includes most of the publicly traded raw materials used in international commerce for which futures contracts or forward contracts are regularly traded in recognized markets. It is designed to address the needs of expanding world trade. The weightings of the Index were selected by the general partner of the Fund based on its perception of the relative importance of those raw materials. The
                               Index incorporates a number of raw materials represented among North
                               American, European, Asian and Australian commodity contracts.

                               The Fund's principal objective is to provide an alternative investment vehicle for investors with diversified investment portfolios. While the
                               Fund may perform in a manner largely independent from the traditional securities markets, there is no assurance it will do so. Returns on commodity futures contracts in the Fund and the Index are non-correlated to the performance of traditional investment portfolios, such as stocks, bonds and investment real estate. Non-correlation is not negative correlation. Even if the performance of the Fund is non-correlated with traditional equity and debt markets, this does not mean that the Fund's results will not parallel either or both during significant periods of time. Funds for its business will be obtained only by the sale of units and from the retention of any profits generated from the Fund's trading.

                               The Fund has not commenced trading and had no operating history as of the date of this prospectus.

                               The audited statement of financial condition of the Fund as of June 21,
                               2000 is included under "Financial Statements."

General Partner of the         The general partner and commodity pool operator of the Fund is Beeland
  Fund.......................  Management Company, L.L.C. The Fund does not have a separate trading advisor. Instead, the general partner makes and implements all trading decisions for the Fund.

                               The general partner is an Illinois limited liability company formed in
                               1997. Its main business office is at 1000 Hart Road, Suite 210,
                               Barrington Illinois 60010, and its telephone number is (847) 304-0450.

                               The general partner manages the Fund. As of May 31, 2000, the general partner managed approximately $16.9 million in the Rogers Raw Materials
                               Fund, L.P., a private commodity pool. As with the Fund, the Rogers Raw
                               Materials Fund's trading is designed to replicate the positions and trading which comprise the Index. See "Other Pools Operated by the
                               General Partner."

THE OFFERING

The Fund's Offering..........  This is an initial public offering by the Fund. The Fund's units are being publicly offered in various states. The units are being continuously offered by the Fund.

                               The units are only offered by this prospectus. You cannot distribute this prospectus to any one else without the general partner's written consent. If you do, you may place yourself and the Fund in violation of federal and state securities laws.

                               The units are being offered on a best efforts basis by both representatives of the general partner and certain broker-dealers. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

Subscription Agent...........  Derivatives Portfolio Management, L.L.C. ("DPM"), Two Worlds Fair Drive,
                               P.O. Box 6741, Somerset, New Jersey, will serve as the Fund's subscription agent, as well as the Fund's redemption agent. While DPM will serve in both capacities, we will refer to DPM in this prospectus as the subscription agent.

                               As the subscription agent, DPM will process new subscriptions, add new subscribers to the list of limited partners, assign the appropriate number of units per subscription, compute the net asset value per unit and process all requests for redemptions. The subscription agent will also be responsible for both receiving funds from and disbursing funds to investors.

                               The subscription agent is not a trustee and has no management or oversight responsibilities and no fiduciary duties to the limited partners.

Securities Offered...........  The units are initially offered for sale at a fixed price of $1,000 per unit. This price was arbitrarily established by the general partner.

                               An initial closing on the subscription proceeds will be held at a time determined by the general partner. The initial closing will occur at the earliest practicable date after subscriptions for a minimum of 10,000 units have been received. After the initial closing and the acquisition by the Fund of a portfolio of futures positions, the purchase price for units will be the net asset value per unit as of the close of trading on the trading day preceding the effective date of the purchase.

                               Upon the initial closing, the subscription proceeds will be released to the Fund for acquisition of a portfolio of futures and forward positions. Any sales of units which are made after the initial closing and after the Fund has acquired a portfolio of futures positions will be effective only on the first business day of a

                               month, and the purchase price for the units will be the net asset value per unit as of the close of trading on the trading day preceding the effective date of the purchase. This offering will be terminated if
                               10,000 units are not sold by September 30, 2001. If that happens, all subscriptions will be returned to the subscribers, without interest, within 10 business days after the date the offering is terminated.

                               Mellon Bank, Pittsburgh, Pennsylvania, will serve as the escrow agent.
                               The money collected from subscriptions accepted prior to the initial closing will be deposited in an interest-bearing escrow account to be maintained at Mellon Bank until the initial closing occurs. Money received for units sold after that time will be immediately available for use by the Fund.

                               A maximum of 200,000 units for an aggregate gross offering price of
                               $200,000,000 are offered by this prospectus, but the Fund may make other offerings.

Minimum Subscriptions........  The minimum initial investment is 10 units, or $10,000, for first time investors. Investments above the minimum and all subsequent investments must be made in full units. The purchase price for units will be $1,000 per unit until the initial closing and the net asset value per unit (as of the close of trading on the trading day preceding the effective date of the purchase) after the initial closing and the acquisition by the
                               Fund of a portfolio of futures positions.

                               THE GENERAL PARTNER AND ITS AFFILIATES MAY PURCHASE UNITS FOR INVESTMENT
                               PURPOSES, INCLUDING IN ORDER TO REACH THE MINIMUM NUMBER OF UNITS
                               REQUIRED FOR AN INITIAL CLOSING.

                               In order to invest, you must deliver to the general partner a subscription agreement, appropriately completed, dated and signed, and a signed counterpart copy of the signature page of the Fund's limited partnership agreement.

                               A copy of the limited partnership agreement is included as Appendix A and a copy of the subscription agreement is included as Appendix B. You should carefully review these documents because you will make various representations and warranties in those documents.

ERISA Investors..............  At no time may all ERISA limited partners collectively hold more than
                               24.9% of the total units held by all limited partners. If, through withdrawals or redemptions, all ERISA limited partners would collectively hold more than 24.9% of the total units held by all limited partners, there will be an automatic redemption of units on a pro rata basis among all ERISA limited partners in an amount sufficient to reduce the number of units held by all of them to not more than 24.9%. ERISA limited partners means those limited partners who are either:

                               - an "Employee Benefit Plan," as defined in Section 3(3) of ERISA;

                               - a plan described in Section 4975(e)(1) of the Internal Revenue Code;
                               or

                               - a partnership, the general partner of which has been appointed
                               "investment manager," as defined in Section 3(38) of ERISA, over the assets used by one or more Employee Benefit Plans to purchase limited partnership interests in such partnership.

Suitability Requirements.....  An investment in the Fund is speculative and involves a high degree of risk. The Fund is not suitable for all investors nor is it a complete investment program. You should invest only a limited portion of your portfolio in the Fund. At a minimum you must have:

                               - a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

                               - a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

                               A number of states in which the units are offered impose higher minimum financial standards on prospective investors. These standards are described on the last page of the subscription agreement included as
                               Appendix B. These standards are, in each case, only regulatory minimums.
                               Merely because you meet the standards does not mean the investment is suitable for you. If the investment in the Fund is being made by a fiduciary account, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who supplies the funds to purchase the units if the donor or grantor is the fiduciary.

                               The general partner may, in its sole discretion, partially or totally reject any subscription for units.

How to Invest................  If you wish to invest, you should follow the following steps:

                               - Carefully read this entire prospectus and discuss how the Fund could fit into your portfolio and overall investment plan with your financial consultant.

                               - If you decide to invest, sign the counterpart copy of the signature page of the Fund's limited partnership agreement, and complete, date and sign the required subscription agreement, the forms of which are included as Appendix A and B.

                               - The Fund will accept subscriptions throughout the initial and continuous offering periods. The offering can be terminated by the general partner at any time. The initial offering period begins on the date of this prospectus and ends on the earlier of the date on which the initial closing is held or on September 30, 2001. Subject to the minimum initial investment requirement, you may buy units for $1,000 per unit during the initial offering period (I.E., until the initial closing), and thereafter and after the acquisition by the Fund of a portfolio of futures positions, for the net asset value per unit as of the close of trading on the trading date preceding the effective date of the purchase.

                               - During the continuous offering, you may buy units only as of the first business day of any month. The number of units you receive will be based on the net asset value of the units as of the close of trading on the last trading day of the preceding month. You must submit your completed, dated and signed subscription agreement and signed counterpart copy of the signature page of the Fund's limited partnership agreement at least five days prior to the end of the month prior to the first business day of the month in which your investment will become effective.

Distribution of the Units....  There is no underwriter for this offering. The general partner, acting though certain of its officers and members, will solicit subscribers. In addition, units will also be offered by "soliciting dealers" on a best efforts basis. Each of these soliciting dealers is registered as a broker-dealer with the SEC and is a member of the National Association of Securities Dealers, Inc.

                               The general partner will receive a subscription fee of up to 5% of the gross offering proceeds. A portion of the subscription fee may be reallowed to soliciting dealers as selling commissions for each unit they sell. Subject to certain conditions and exceptions, investors purchasing specified minimum numbers of units will be entitled to a reduction of the 5% subscription fee. See"Soliciting Dealers" and "Plan of Distribution."

                               The general partner is required to make a minimum investment in the Fund in the minimum amount of $25,000. In addition, it may, but is not required to, purchase additional units, including in order to reach the minimum number of units required for an initial closing. Soliciting dealers are not required to, but may, purchase units, including in order to reach the minimum number of units required for an initial closing. As a result, the general partner cannot guarantee that any specified number of units will be sold or that any specified amount of money will be raised from the offering.

Break Even Point.............  The general partner estimates that the profit the Fund must make on 10 units, or a $10,000 investment, in order for a limited partner to break even if the limited partner redeemed his or her units at the end of the first year of investment is:

                               - $825.15, or 8.2515% of the purchase price for the 10 units, if the
                               Fund had average annual net assets of $10,000,000;

                               - $485.15, or 4.8515% of the purchase price for the 10 units, if the
                               Fund had average annual net assets of $100,000,000; and

                               - $467.65, or 4.6765% of the purchase price for the 10 units, if the
                               Fund had average annual net assets of $200,000,000.

Risks You Should Consider
  Before Investing in the
  Fund.......................  Investment in the Fund is speculative and involves a high degree of risk. You should be aware that:

                               - You could lose a substantial portion or all of your investment in the
                                 Fund.

                               - Commodity trading is speculative and the Fund's performance may be volatile.

                               - The Fund is subject to numerous conflicts of interest.

                               - The Fund will incur substantial fees and expenses which may not be offset by trading profits.

                               - The Fund will not provide any benefit of diversification of your overall portfolio unless it is profitable and it produces returns that are independent from stock and bond market returns.

                               - Although the Fund is liquid compared to some other "alternative"
                                 investments, liquidity is restricted, and no established public trading or secondary market exists for the units. There are conditions and restrictions on assignments of units and on redemptions of units by the Fund. You may only redeem your units after a three-month holding period (beginning on the later of (1) the date on which the proceeds of your subscription are invested in the market, or (2) the initial closing date) and then only on a monthly basis. In addition, you are required to give at least 60 days prior written notice to the subscription agent of any proposed withdrawals.

                               See "Risk Factors" starting on page 7 for additional risks you should consider.

Redemptions and                You should view your investment as at least a two-year commitment. You
  Distributions..............  may redeem your units as of the end of any month after a three-month initial holding period beginning on the later of (1) the date on which the proceeds of your subscription are invested in the market, or (2) the initial closing date, subject to certain conditions. The general partner does not currently intend to make any distributions.

                               DPM, as subscription agent, will also serve as the redemption agent.

Federal Income Tax Aspects...  A U.S. taxpayer will be taxed each year on interest income earned and any gains recognized by the Fund whether or not any units are redeemed
                               or

                               distributions are received. As further discussed elsewhere, it is unlikely that the Fund will ever make distributions, because the principal objective of the Fund is to increase capital by assuming positions consistent with the Index, not to create cash flow.

                               A limited partnership is not a taxable entity. Rather, all tax consequences are passed directly through to the partners. Profits from trading in regulated futures contracts are treated as 60% long-term capital gains and 40% short-term capital gains on all positions, open and closed. The maximum tax rate for non-corporate taxpayers on adjusted net long-term capital gains is 20%. Net short-term capital gains, and net long-term capital gains of corporate taxpayers are subject to tax at the same rates as ordinary income. Open positions are, for these purposes, marked to the market as of the close of each year. Tax consequences of these positions are chargeable to the limited partners for that year.

Fees and Expenses of the
  Fund.......................  The Fund will pay substantial fees and expenses. The Fund will have to generate profts from trading in order to avoid depletion of the Fund's assets. These fees and expenses include, among others:

                               - Management fees of 0.1875% per month (2.25% per year) of the average monthly sum of all capital accounts contributed by limited partners, computed as of the close of each month. The management fee is payable monthly to the general partner.

                               - General partner profit distribution, for each fiscal year, in an amount equal to the excess, if any, of 1% of the cumulative net profits of the Fund over the sum of the management fee for such fiscal year and any prior profit distributions. For this purpose, cumulative net profits will be equal to the excess, if any, of the net profits of the
                                 Fund for the current fiscal year and each prior fiscal year of the
                                 Fund over the sum of the net losses of the Fund for the current fiscal year and each prior fiscal year and the sum total of all of the management fees paid or payable with respect to the current fiscal year and each prior fiscal year.

                               - Subscription fee of up to 5% of the gross offering proceeds payable to the general partner. A portion of the subscription fee may be reallowed to soliciting dealers as selling commissions for each unit they sell.
                                 Subject to certain conditions and exceptions, investors purchasing specified minimum numbers of units will be entitled to a reduction of the 5% subscription fee.

                               - Brokerage commissions and transactions fees estimated at 1% of net assets per year, payable to futures commission merchants utilized by the
                                 Fund. These fees include delivery, insurance, storage and other charges incidental to trading and exchange fees. Affiliates of members of the general partner may be engaged to provide trading execution services for the Fund.

                               - Clearinghouse and other similar fees, and National Futures Association
                                 (NFA) fees estimated at between 10 to 15 basis points annually. One basis point is 1/100 of one percent.

                               See "Fees and Expenses of the Fund" for further information regarding these and other fees and expenses.

                                  RISK FACTORS

    INVESTMENT IN THE FUND IS SPECULATIVE. THE FUND'S PERFORMANCE MAY BE VOLATILE. YOU SHOULD NOT INVEST IN UNITS UNLESS YOU CAN AFFORD TO LOSE A SUBSTANTIAL PORTION OF YOUR INVESTMENT.

RISKS RELATING TO COMMODITY TRADING AND MARKETS

    YOU MAY LOSE YOUR INVESTMENT.

    Commodity markets are highly volatile. Participation in a volatile market could produce substantial losses for the Fund. This could result in the possible loss of your entire investment in the Fund.

    FUTURES PRICES ARE VERY DIFFICULT TO PREDICT BECAUSE THEY ARE SPECULATIVE
     AND VOLATILE.

    Price movements of futures contracts are highly volatile and are influenced by many factors. Some of those factors are:

    - changing supply and demand relationships;

    - weather and other environmental conditions;

    - acts of God;

    - agricultural, fiscal, monetary and exchange control programs and policies of governments;

    - national and international political and economic events and policies;

    - changes in rates of inflation; and

    - the general emotions and psychology of the marketplace, which at times can be irrational and totally unrelated to other more tangible factors.

    None of these factors can be controlled by the general partner. Even if current and correct information as to substantially all factors is known or thought to be known, prices still will not always react as predicted. The profitability of the Fund will depend on whether the futures and forward contracts which the general partner purchases for the Fund's portfolio to replicate the Index increase in price. If these prices increase, the Fund will be profitable if such trading profits exceed the fees and expenses of the Fund. If these prices do not increase, the Fund will not be profitable and will incur losses. The volatility of the futures markets is one reason that an investment in units should be viewed as a long term investment.

    THE HIGH DEGREE OF LEVERAGE USED IN FUTURES TRADING INCREASES THE RISK OF
     SUDDEN, MAJOR LOSSES.

    The low margin deposits normally required in futures trading permit an extremely high degree of leverage. As relevant to the Fund, "leverage" means that a very small movement in the price of a single futures contract can produce a loss (or profit) in a much greater amount. As a result, a relatively small price movement in a futures contract could result in immediate and substantial losses to the investor. The Fund will attempt to replicate the performance of the Index without increased leverage. Accordingly, the Fund will always maintain sufficient cash in United States government securities to close out open positions.

    INVESTING IN UNITS MIGHT NOT DIVERSIFY AN OVERALL PORTFOLIO.

    A principal objective of the Fund is to add diversification to a traditional portfolio of securities. Price performance on the basket of raw material contracts in the Fund and the Index are non-correlated to the performance of traditional securities markets. Ordinarily and for most investors, an investment in the Fund should be made only if an investor's overall portfolio is diversified into other markets and an investment in the Fund represents only a small percentage of the investor's overall investment portfolio.

    While the Fund may perform in a manner largely independent from the traditional securities markets, there is no assurance it will do so. Non-correlation is not negative correlation. Even if the performance of the Fund is non-correlated with traditional equity and debt markets, this does not mean that the Fund's results will not parallel either or both during significant periods of time. An investment in the Fund could increase rather than reduce overall portfolio losses during periods when the Fund, as well as stocks and bonds, decline in value.

There is no way of predicting whether the Fund will lose more or less than stocks and bonds in declining markets. You must not consider the Fund to be a hedge against losses in your stock and bond portfolios. You should consider whether diversification in itself is worthwhile even if the Fund is profitable.

    ILLIQUID MARKETS COULD MAKE IT IMPOSSIBLE TO REALIZE PROFITS OR LIMIT
     LOSSES.

    All futures markets will sometimes be illiquid. In illiquid markets, the Fund may not be able to execute a buy or sell order at the desired price, or to close out an open position in a timely manner.

    Market illiquidity can arise from the various regulations that are applicable to futures trading, such as the "daily price fluctuation limits" or "daily limits" regulations. The daily limits are the maximum amount the price of a futures contract may vary either up or down from the previous day's settlement price. No trades may be made at a price beyond the daily limits.

    Market illiquidity also occurs in a "thin" market where the volume of buy and sell orders in a market is relatively small. Market illiquidity can also occur because many trading approaches use similar analyses. This can lead to the bunching of buy and sell orders, which makes it more difficult for a position to be acquired or liquidated. It is also possible that an exchange or the Commodity Futures Trading Commission (CFTC) may suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only.

    The Fund may even be required in extreme circumstances to make or take delivery of the interest underlying a particular position if the position cannot be offset or liquidated prior to its expiration date.

    THE FUND COULD LOSE ASSETS OR HAVE ITS TRADING DISRUPTED DUE TO THE FAILURE OF EXCHANGES, CLEARINGHOUSES OR BROKERS.

    The Fund is subject to the risk of failure of any of the exchanges on which it trades and of their clearinghouses. The Fund is also subject to the loss of its funds on deposit with its futures commission merchant who execute futures contracts, as well as broker-dealers who execute government contracts and brokers or dealers who execute forward contracts. For example, if its futures commission merchant became insolvent or bankrupt, it is likely that the Fund would not be able to recover any or would be able to recover only a small portion of its assets held by its futures commission merchant. None of these factors or occurrences can be controlled by the Fund or the trading advisor.

    THE FUND MAY TRADE ON FOREIGN EXCHANGES THAT ARE LESS REGULATED THAN U.S. MARKETS AND ARE SUBJECT TO RISKS THAT DO NOT ALWAYS APPLY TO U.S. MARKETS.

    The Fund will trade on exchanges located outside the United States. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges. For example, on some foreign exchanges the performance on a contract is the responsibility only of the individual member with whom the trader has entered into the contract, and not of the exchange or clearinghouse. The Fund will be subject to the risk of the inability or refusal by any such member to perform on the contract. Certain foreign markets may be more susceptible to disruption than United States exchanges due to the lack of a clearinghouse system.

    Trading on foreign exchanges also involves certain other risks that are not applicable to trading on United States exchanges. Those risks include:

    - varying exchange rates;

    - exchange controls;

    - expropriation;

    - burdensome or confiscatory taxation; and

    - moratoriums, and political or diplomatic events.

    It will also likely be more costly and difficult for the Fund to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of the Fund.

RISKS RELATED TO THE GENERAL PARTNER

    WE RELY ON OUR GENERAL PARTNER AS TRADING ADVISOR.

    The general partner utilizes a series of rules which, in turn, generally generate trading instructions designed to produce a portfolio of trades in commodities which should track the Index. The Fund will be relying upon the general partner to enter trades consistent with those instructions. No assurance can be given that the rules, trading methods and strategies utilized by the general partner will prove successful under all or any market conditions.

    THE GENERAL PARTNER HAS A LIMITED OPERATING HISTORY.

    The general partner has a limited operating and performance history as of the date of this Prospectus.

    SPECULATIVE POSITION AND TRADING LIMITS MAY REDUCE PROFITABILITY.

    The CFTC and the United States exchanges have established "speculative position limits" or "position limits" on maximum open positions which any person may hold or control in particular futures contracts. Most exchanges also limit the amount of fluctuation in commodity futures contract prices on a single trading day.

    The general partner believes that established speculative position and trading limits will not adversely affect its trading for the Fund. Trading instructions, however, may have to be modified, and positions held by the Fund may have to be liquidated, in order to avoid exceeding these limits. Such modification or liquidation could adversely affect the operations and profitability of the Fund.

    THE TRADING PROGRAM IS NOT DIVERSIFIED BECAUSE IT WILL ONLY TRADE IN CERTAIN
     MARKETS.

    Trading in the general partner's trading program will initially be limited to exchange traded commodity futures contracts and forward contracts. The Fund may also purchase commodity forward contracts in the "off exchange" or "OTC" marketplace, but only if, in the sole discretion of the general partner, there is sufficient depth and liquidity in the relevant off exchange markets. Moreover, the Fund does not anticipate that it will purchase commodity forward contracts in the off exchange markets in the foreseeable future. As noted above, investors should only subscribe for units in the Fund if their overall portfolio is diversified into other markets and their investment in the Fund represents only a small percentage of their overall investment portfolio.

RISKS RELATING TO THE FUND'S STRUCTURE AND ORGANIZATION

    SUBSTANTIAL FEES AND EXPENSES ARE CHARGED REGARDLESS OF PROFITABILITY.

    The Fund must pay brokerage fees, management fees, legal, accounting and reporting expenses and filing fees regardless of whether it realizes profits. An investment of 10 units ($10,000) would have to increase between 4.6765% (assuming 200,000 units are sold) and 8.2515% (assuming 10,000 units are sold) in one year of trading operations, that is, between $467.65 and $825.15, to equal $10,000 upon redemption at the end of that year. The Fund's trading profits and interest income must equal or exceed its trading losses and fees and expenses to avoid depletion or exhaustion of its assets.

    CONFLICTS OF INTEREST EXIST.

    Conflicts of interest exist in the structure and operation of the Fund's business. These conflicts include:

    - Arbor Research & Trading, Inc., is a member of the general partner. In addition, three members of the general partner (one of whom is a managing member and officer of the general partner) are also principals of Arbor Research & Trading. Hart Capital Management is a division of Arbor Research & Trading. Pursuant to an agreement with the Fund, Hart Capital Management will provide advisory services with respect to the Fund's purchase and sale of United States government securities. This contract provides that Hart Capital Management will be paid a percentage of the assets under its management. As a result, these members of the general partner may have an incentive to place excess funds in governmental securities, which incur management fees payable by the Fund to Hart Capital Management, rather than in commodity accounts, which do not incur such fees.

    - Brian Cornell is a managing member of the general partner. He is also the sole principal of Cornell Investment Advisory, L.L.C., which will provide the Fund with portfolio monitoring facilities for a fee. Accordingly, Mr. Cornell will have a personal interest in the Fund continuing to use his company in this capacity.

    - The general partner is also the general partner, commodity pool operator and trading advisor for another limited partnership, a private commodity pool.

    - The general partner and its members are also involved with other businesses, some of which include the financial services, securities, futures and trading businesses.

    - The general partner is also the sole trading advisor of the Fund.

    - The general partner and its members may trade for their own accounts and may take competing positions or positions opposite or ahead of those taken for the Fund.

    - One law firm serves as counsel to the Fund, as well as to the general partner. In addition, that law firm is a member of the general partner.

    See "Conflicts of Interest" below.

    YOU MAY BE LIMITED IN YOUR ABILITY TO REDEEM OR TRANSFER UNITS.

    You may only redeem your units as of the end of each month after an initial holding period of three months. This holding period begins on the later of
(1) the date on which the proceeds of your subscription are invested by the general partner in the market, or (2) the initial closing date. You will not know the value of your redemption prior to the time you submit your request to redeem your units. No public market for the Fund's units exists. You have only limited rights to transfer units. In any event, you may not transfer your units without prior written notice to the general partner. A transferee cannot become a limited partner without the general partner's approval.

    Substantial restrictions and conditions are also imposed upon the liquidation of units. For example, the general partner may require a limited partner to provide up to 60 days prior written notice of the limited partner's desire to liquidate units. Given the volatility of the futures markets, the net asset value per unit could decline significantly during that period. Liquidations may also be honored only in part and delayed or suspended in various circumstances.

    THE UNITS MAY NOT BE A LIQUID INVESTMENT.

    Units are not freely transferable. They can only be assigned or transferred upon the terms and conditions set forth in the limited partnership agreement. Those restrictions may at times preclude a transfer of a unit.

    Substantial liquidations of units could require the Fund to liquidate open positions more rapidly than otherwise desirable in order to raise the cash to fund the liquidations, while at the same time achieving a market position appropriately reflecting a smaller equity base. Illiquidity in the market could also make it difficult to liquidate positions on favorable terms, which could result in losses to the Fund.

    Limited partners will have to depend on their limited and restricted transfer and liquidation rights in order to realize on their investment in the units because it is likely that no distributions will ever be made to the limited partners.

    Under certain limited circumstances the Fund may make a claim against a limited partner for funds received by the limited partner from the Fund.

    LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT OF THE FUND'S BUSINESS.

    You may not participate in the management or control of the Fund or the conduct of its business. You will have limited voting rights with respect to the Fund's affairs. You must rely upon the fiduciary responsibility and judgment of the general partner to manage the Fund's affairs in the best interests of the limited partners.

    THE FUND MAY TERMINATE EARLY.

    Unforeseen circumstances, including withdrawal of the Fund's general partner, could cause the Fund to terminate prior to its stated termination date of December 31, 2020. Early termination of the Fund could disrupt your overall investment portfolio plan.

    THE PURCHASE OF UNITS BY THE GENERAL PARTNER OR ITS MEMBERS MAY CREATE
     CONFLICTS OF INTEREST FOR THEM.

    The general partner and its members and their affiliates may purchase units for their own account, including in order to reach the minimum number of units required for the initial closing of the Fund. Any purchase of units by the general partner or its members or their affiliates should not be relied upon as an indication of the merits of this offering.

    Conflicts of interest will arise if the general partner or its members hold a substantial number of units, because they will then be in a position to substantially influence matters submitted to a vote of the limited partners. For example, conflicts of interest could arise regarding the dissolution of the Fund because the dissolution of the Fund would terminate the general partner's compensation from the Fund. Any investments in the Fund by affiliates or family members of the general partner or its members could increase the risks discussed in this paragraph.

    THE OFFERING OF UNITS HAS NOT BEEN SUBJECT TO INDEPENDENT REVIEW.

    One law firm represents the Fund and the general partner. That firm does not represent you as a limited partner in connection with the Fund. Accordingly, you should consult your own legal, tax and financial advisors regarding the desirability of your investing in the Fund.

    THIS OFFERING MAY BE UNSUCCESSFUL FOR VARIOUS REASONS.

    There is no assurance that all or any portion of the units available in this offering will be sold. The general partner has the right to withdraw or modify this offering. The general partner may also partially or totally reject any subscription. There are minimum investment, net worth and suitability standards that must be met in order for the general partner to be able to accept a subscription so the number of investors who qualify for investment in the Fund is limited.

    FUNDS CONTRIBUTED BEFORE THE FUND BREAKS ESCROW MAY SIT IDLE FOR SOME TIME.

    The Fund cannot commence trading until the initial closing occurs. The Fund has until September 30, 2001, to sell the minimum of 10,000 units for $10,000,000.

    THE FUND HAS NO OPERATING HISTORY FOR YOU TO CONSIDER.

    The Fund has not commenced trading and had no operating or performance history as of the date of this prospectus.

    THE OPERATING HISTORY OF THE GENERAL PARTNER IS NOT INDICATIVE OF THE FUND'S
     PERFORMANCE.

    The general partner currently operates one other active commodity pool. As with the Fund, the trading in that commodity pool is also based on the Index. The operating history of the other pool operated or managed by the general partner is not indicative of how the Fund would perform in the future.

    THE START-UP OF THE FUND'S TRADING WILL INVOLVE RISKS NOT APPLICABLE TO
     ESTABLISHED POOLS.

    The Fund will encounter a start-up period during which it will incur certain risks relating to the initial investment of its assets. The Fund may commence trading at an inopportune time, such as after sustained moves in the markets, resulting in significant initial losses. The start-up period also represents a special risk because the level of diversification of the Fund's assets may be lower than in a fully-committed portfolio.

RISKS RELATING TO TAX AND OTHER REGULATORY RISKS

    REGULATIONS GOVERNING THE FUTURES MARKET MAY CHANGE AND COULD ADVERSELY AFFECT THE FUND'S OPERATIONS.

    Federal agencies including the CFTC, the SEC and the Board of Governors of the Federal Reserve System regulate certain activities of the Fund and the general partner. The regulation of the United States and foreign futures markets has undergone substantial change over the years, and further changes should be expected. It is impossible to predict, however, what changes may occur, or the effect of any such changes on the Fund. The effects could be substantial and adverse. For example, regulatory changes could adversely affect the Fund by restricting its markets or activities, limiting its trading and/or increasing the taxes to which investors are subject. The Fund is not aware of any pending or threatened regulatory developments that might adversely affect the Fund, however, adverse regulatory initiatives could develop suddenly and without notice.

    THE FUND IS NOT A REGULATED INVESTMENT COMPANY.

    The Fund is not a registered securities investment company or "mutual fund" subject to the Investment Company Act of 1940. Therefore, you do not have the protections provided by that statute.

    THE IRS MAY DETERMINE THAT THE FUND IS AN ASSOCIATION TAXABLE AS A
     CORPORATION.

    The Fund has not applied for or obtained a ruling from the IRS as to partnership tax status. The IRS may on audit determine that for tax purposes the Fund is an association taxable as a corporation, in which case, investors would be deprived of the tax benefits associated with the offering. A material risk of IRS classification as an association taxable as a corporation may exist even though the Fund relies on an opinion of counsel as to partnership tax status as such opinion is not binding on the IRS. IRS classification of the Fund as an association taxable as a corporation would deprive investors of the tax benefits of the offering only if the IRS determination is upheld in court or otherwise becomes final. Contesting an IRS determination may impose representation expenses on investors.

    LIMITED PARTNERS WILL OWE TAXES ON THE FUND'S PROFITS BUT WILL VERY LIKELY NEVER RECEIVE ANY DISTRIBUTIONS FROM THE FUND.

    The Fund is not required to make any distributions, and it is likely that no distributions will ever be made because the principal objective of the Fund is to increase capital by assuming positions consistent with the Index, not to create cash flow. You will, however, be required to report and pay tax in your taxable year with or within which the taxable year of the Fund ends, on your distributive share of all items of partnership profits for such taxable year of the Fund. Even if distributions are made, the distributions may not equal the taxes payable by you on your share of the Fund's profits. Such taxes will be out-of-pocket expenses to you to the extent they exceed any cash distributions. Subject to certain conditions, you may redeem your units monthly in order to provide funds for the payment of taxes or for any other purpose.

    The Fund might sustain losses offsetting the profits of a prior fiscal year, so you might never receive a distribution or be able to liquidate your units for an amount equal to the taxes which have already been paid by you.

    Upon a sale or other disposition of the units or upon a sale or other disposition of the Fund's property, an investor's tax liability may exceed the cash he receives. To the extent of such excess, the payment of such taxes will be out-of-pocket expenses. Assuming that the investor has held his units for more than one year, gain or loss recognized on a sale of the units should be capital gains.

    YOU COULD OWE TAX ON YOUR SHARE OF THE FUND'S ORDINARY INCOME DESPITE
     OVERALL LOSSES.

    You may be required to pay tax on your allocable share of the Fund's ordinary income even though the Fund incurs overall losses.

    THE FUND'S AND THE LIMITED PARTNERS' TAX RETURNS MAY BE AUDITED.

    There is no assurance that the Fund's tax return will not be audited by the IRS or that adjustments to the Fund's return will not be required as a result of an audit. If an audit results in an adjustment, limited partners may be required to file amended returns (which may themselves also be audited) and to pay back taxes, plus interest and possibly penalties. An audit of the Fund's tax return may result in an audit of an investor's own tax return.

    TAX LAWS MAY CHANGE AND MAY ADVERSELY AFFECT AN INVESTMENT IN THE FUND.

    It is possible that the current federal income tax treatment accorded an investment in the units will be modified by subsequent legislative, administrative or judicial action, possibly with retroactive effect. Any such changes could significantly alter the tax consequences and decrease the after-tax rate of return on an investment in the units.

                             CONFLICTS OF INTEREST

    Significant conflicts of interest exist in the structure and operation of the Fund. The Fund has used its best efforts to describe the principal conflicts of interest in this section and elsewhere in this prospectus. Although the general partner will attempt to examine these conflicts of interest, no formal procedures have been established to monitor or resolve any conflicts of interest and there is no assurance that any conflict of interest will not result in adverse consequences to the Fund.

OTHER POOLS AND BUSINESSES OF THE GENERAL PARTNER AND ITS MEMBERS

    The general partner is currently the general partner, commodity pool operator and trading advisor for one other limited partnership, the Rogers Raw Materials Fund. The general partner may serve as the general partner, commodity pool operator and trading advisor for other pools in the future. In addition, the general partner may contract to provide advisory services for individual accounts. Both the general partner and its members are also involved with other businesses, some of which include the financial services, securities, futures and trading businesses. Neither the Fund's limited partnership agreement nor any other restriction will prohibit or limit these other business activities, even to the extent that they engage in the same business and/or trading activities as those of the Fund.

    The general partner will not spend its entire time managing the business of the Fund and the managing members of the general partner will not spend their full time managing the business and affairs of the general partner. The general partner believes, however, that its time available for the management of the Fund's business will be sufficient for the general partner to fulfill its duties and obligations to the Fund. The general partner also believes that the managing members' time available for the management of the general partner will be adequate to fully perform their duties to the general partner. No assurance is given that the Fund's performance will be better or worse than any other pool managed by the general partner or by any of its members.

THE FUND DOES NOT HAVE AN INDEPENDENT TRADING ADVISOR

    Unlike most other funds, the Fund does not have an independent trading advisor. The general partner manages the Fund and makes and implements all trading decisions for the Fund. The general partner may have an interest in continuing to serve as the sole trading advisor of the Fund.

OTHER POOLS AND TRADING BY THE GENERAL PARTNER AND ITS MEMBERS

    The general partner will enter trades based on trading instructions designed to produce a portfolio of trades in commodities which should track the Index. The general partner may manage additional pools in the future and the general partner and the members of the general partner may trade commodity futures and other interests for their own and others' accounts. The records of any such trading activities and any written policies related to such trading will not be made available to limited partners. The general partner's trading for its own account may create conflicts of interest for the general partner. This creates a potential conflict of interest because it is possible that positions taken by the general partner or its members for their own or others' accounts may be the same as or may be taken ahead of or opposite positions taken on behalf of the Fund. The general partner and its members will not, however, knowingly trade for their own or another's account ahead of the Fund's account.

    The general partner may determine the manner in which orders will be entered or filled. There is no assurance that the Fund's performance will not be adversely affected by the manner in which orders are entered or filled by the general partner. However, the general partner intends to use an allocation system that it in good faith believes is equitable and systematic.

CERTAIN MANAGING MEMBERS OF THE GENERAL PARTNER ARE MEMBERS OF ADVISORS TO THE
  GENERAL PARTNER

    Arbor Research & Trading, Inc. is a member of the general partner.
Richard L. Chambers, a Managing Member and the Secretary of the general partner is also a principal of Arbor Research & Trading. In addition, two other members of the general partner are also principals of Arbor Research & Trading. Hart Capital Management is a division of Arbor Research & Trading. Pursuant to an agreement with the Fund, Hart Capital Management will provide advisory services with respect to the Fund's purchase and sale of United States government securities and will be paid for such services a fee equal to a percentage of the assets under its management. As a result, these members of the general partner who are also principals of Arbor Research & Trading may have an incentive to place excess funds in governmental securities, which incur management fees payable by the Fund to Hart Capital Management, rather than in commodity accounts, which do not incur such fees. In addition, the general partner has the authority to choose the advisors for the Fund. It therefore has a conflict of interest in determining whether the Fund should continue its relationship with Hart Capital Management. Mr. Chambers and the mentioned other two principals of Arbor Research & Trading will abstain from voting on any decisions of the Fund with respect to the renewal of the Fund's advisory contract with Hart Capital Management.

    Brian Cornell, a Managing Member of the general partner, is currently the sole principal of Cornell Investment Advisory, L.L.C., which will be responsible for providing the Fund with portfolio monitoring facilities and will be paid a fee for such services. Mr. Cornell will have a personal interest in the Fund continuing to use his company in this capacity. As noted, the general partner has the authority to choose the advisors for the Fund and therefore has a conflict of interest in determining whether the Fund should continue its relationship with Cornell Investment Advisory. Mr. Cornell will abstain from voting on any decisions of the Fund with respect to the renewal of the Fund's advisory contract with Cornell Investment Advisory.

ONE LAW FIRM IS COUNSEL TO BOTH THE FUND AND THE GENERAL PARTNER

    Wildman, Harrold, Allen & Dixon, a Chicago based law firm, is counsel to the Fund and is also counsel to and a member of the general partner. Wildman, Harrold, Allen & Dixon is not acting as legal counsel for the limited partners or any potential investor. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession in effect in Illinois, Wildman, Harrold, Allen & Dixon may be precluded from representing any one or all of these parties. If any situation arises in which the interests of the Fund appear to be in conflict with those of the general partner or its affiliates, additional counsel may be retained by one or more of the parties to assure adequate representation and protection of their respective interests.

DISTRIBUTION AND LIQUIDATION DECISIONS BY THE GENERAL PARTNER

    The general partner will determine whether the Fund will make any distributions to the limited partners. While the general partner has the authority to make distributions, it is very likely that no distributions will ever be made to the limited partners. Therefore, an investment in the Fund must only be viewed as a long term investment. The general partner will be financially motivated to not declare any distributions because distributions will lower the net assets of the Fund, which will in turn reduce the amount of the monthly management fee which is payable to the general partner by the Fund. The general partner will also have an incentive to discourage liquidation of units by any limited partner for the same reason.

    The general partner is aware of these conflicts of interest and will use its best efforts to make determinations about distributions and liquidation of units independent of its personal considerations regarding its compensation.

FUTURES COMMISSION MERCHANTS USED BY THE FUND MAY BE SOLICITING DEALERS

    Some futures commission merchants we employ or with whom we have contracts may themselves be broker-dealers or have relationships with broker-dealers. As a result, it may be a conflict of interest for them to market units to prospective subscribers.

                  POTENTIAL BENEFITS OF INVESTING IN THE FUND

    Although an investment in the Fund is highly speculative, involves a high degree of risk and involves certain conflicts of interest, an investment will offer the following potential advantages.

TRADING BASED ON INDEX; NO ACTIVE TRADING

    The general partner will attempt to replicate the composition of the Index using various commodity futures contracts. This Index consists of the value of a basket of raw materials employed in the world economy. Since the Fund's portfolio is based on an Index, there will be no active trading by the general partner. Instead, the general partner will generally engage in two types of trading on behalf of the Fund. The majority of the trading by the general partner will be made for the purpose of rolling positions to later delivery dates pursuant to predetermined formulas and rules. In addition, the general partner will review the Index at least annually to determine whether it may be necessary or advisable to change the components or relative weighting of the Index. Any such decision will be made in the sole discretion of the general partner and in accordance with objective, predetermined rules governing adjustments to the Index. If the general partner deems that an adjustment of the Index is necessary, the general partner may add or subtract futures contracts to the Index and/or rebalance the portfolio accordingly. While the Index will be reviewed on at least an annual basis, there is no assurance that any adjustments will be made to the Index and portfolio as a result.

PROFESSIONAL MANAGEMENT

    Even though the general partner has a limited operating and performance history, the members of the general partner have substantial experience trading in and analyzing commodity futures, securities and government securities markets.

DIVERSIFICATION; NON-CORRELATION WITH TRADITIONAL SECURITIES MARKETS

    The purchase of units of the Fund should be considered an alternative investment to traditional securities, I.E., stocks and bonds. Price performance on the basket of raw materials contracts in the Fund and the Index are non-correlated to a traditional portfolio of securities. Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Fund, can add diversification to a traditionally portfolio of securities. Ordinarily, for most investors an investment in the Fund should be made only if an investor's overall portfolio is diversified into other markets and an investment in the Fund represents only a small percentage of the investor's overall investment portfolio.

    There can be no assurance, however, that any managed futures investment will be successful, avoid substantial losses or generate performance non-correlated with traditional securities markets. Furthermore, non-correlation is not negative correlation. Even if the performance of the Fund is non-correlated with these markets, this does not mean that the Fund's results will not parallel either stocks or bonds, or both, during significant periods of time. In any event, unless a managed futures investment is successful, it cannot add a potentially valuable element of diversification to a portfolio.

LOWER INITIAL INVESTMENT REQUIREMENTS

    You can participate in the Index through the Fund with a minimum initial investment of only $10,000. An investment in the Fund therefore gives you the ability to participate in a trading program most persons cannot afford to invest in alone.

LIMITED LIABILITY

    Unlike an individual who invests directly in commodity futures or forward contracts, an investor in the Fund cannot be individually subject to margin calls and generally cannot lose more than

    - the amount of the limited partner's capital contribution,

    - the limited partner's share of undistributed profits, if any; and

    - under limited circumstances, some amounts received as distributions or upon liquidation of units.

    However, it is possible for an investor to lose the entire amount of his investment.

ADMINISTRATIVE CONVENIENCE

    The Fund is structured to provide you with certain services designed to alleviate the administrative details involved in engaging directly in futures trading. Most significantly the general partner provides you with monthly and annual financial reports and all tax information about the Fund which is necessary for you to complete your federal income tax return. The general partner intends to make available on the Internet an estimate of the value of the Index on a daily basis.

LOWER TIME COMMITMENT

    Trading in futures is a complicated process involving a substantial time commitment and knowledge of the numerous factors affecting the futures markets. An investment in the Fund gives you the ability to participate in those markets without such a substantial time commitment.

                FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

    The general partner has broad fiduciary duties to the limited partners. If a limited partner believes the general partner has violated its fiduciary duties, the limited partner may seek to recover damages from or require an accounting by the general partner. The general partner's performance of its fiduciary duties will also be measured by the terms of the Fund's limited partnership agreement. Some provisions of the limited partnership agreement may take away or limit some of the legal remedies that might otherwise be available to limited partners.

    Limited partners may have the right to bring an arbitration, reparations or other legal proceeding against the general partner if the general partner violates any applicable laws or regulations, like the Commodity Exchange Act or the regulations of the CFTC.

    The general partner is accountable to the Fund as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. This is a rapidly developing and changing area of the law and limited partners who have questions concerning the duties of the general partner should consult their own legal counsel.

    As mentioned above, some provisions of the Fund's limited partnership agreement may take away or limit some of the legal remedies that might be available to limited partners. For example, the limited partnership agreement provides that the general partner will not be liable for damages to the Fund or any of the limited partners except for acts or omissions which constitute willful or wanton misconduct or gross negligence. The general partner's defenses to any claim that the general partner has breached any fiduciary duty or other responsibility will therefore include that the general partner's act or omission was not grossly negligent and did not involve any misconduct. The limited partnership agreement also provides that the general partner will not be liable for the return or repayment of the capital contributions or capital accounts of any limited partner. Any return of capital or profits will be made solely from the assets of the Fund, and not by the general partner.

    The general partner may not be liable to the Fund or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Fund's limited partnership agreement for exculpation of the general partner. Therefore, purchasers of the units have a more limited right of action than they would have absent the limitation in the limited partnership agreement.

    The limited partnership agreement also provides that the Fund will indemnify the general partner against any loss, expense, damage or injury (including reasonable attorney's fees and other expenses incurred in connection with the defense of any such action) incurred by the general partner, so long as the actions were for a purpose reasonably believed to be in the best interests of the Fund, and the conduct in question did not constitute willful or wanton misconduct, gross negligence or bad faith. See "The Limited Partnership Agreement--Indemnification."

    The Fund has been advised that in the opinion of the SEC, any indemnification of the general partner or its affiliates for any liabilities arising under the Securities Act of 1933 is contrary to public policy as expressed in that Act and, therefore, is unenforceable.

    The provisions of the limited partnership agreement discussed in this section are also applicable to and benefit any affiliate of the general partner when the affiliate is performing services on behalf of the Fund.

    The payment by the Fund of any indemnity to the general partner or any of the general partner's affiliates will affect the limited partners because the payment would reduce the net assets of the Fund.

    The Fund will not have any liability insurance covering its indemnification obligations.

                         FEES AND EXPENSES OF THE FUND

    The Fund will be subject to the following fees and expenses, which are described in more detail below.

SUMMARY OF FEES AND EXPENSES

           ENTITY TO WHOM PAID                       FORM OF COMPENSATION                      AMOUNT OF COMPENSATION
-----------------------------------------  -----------------------------------------  -----------------------------------------
General Partner..........................  Management fees                            0.1875% per month (2.25% per year) of the
                                                                                      average monthly sum of all capital
                                                                                      accounts contributed by the limited
                                                                                      partners, computed as of the close of
                                                                                      each month, payable monthly.

General Partner..........................  Profit distribution                        For each fiscal year, the amount equal to
                                                                                      the excess, if any, of 1% of the
                                                                                      cumulative net profits of the Fund over
                                                                                      the sum of the management fee for such
                                                                                      fiscal year and any prior profit
                                                                                      distributions. For this purpose,
                                                                                      cumulative net profits will be equal to
                                                                                      the excess, if any, of the net profits of
                                                                                      the Fund for the current fiscal year and
                                                                                      each prior fiscal year of the Fund over
                                                                                      the sum of the net losses of the Fund for
                                                                                      the current fiscal year and each prior
                                                                                      fiscal year and the sum total of all of
                                                                                      the management fees paid or payable with
                                                                                      respect to the current fiscal year and
                                                                                      each prior fiscal year.

General Partner..........................  Subscription fee (a portion of which may   Up to 5% of the gross offering proceeds.
                                           be reallowed to soliciting dealers as      Subject to certain conditions and
                                           selling commissions).                      exceptions, investors purchasing
                                                                                      specified minimum numbers of units will
                                                                                      be entitled to a reduction of the 5%
                                                                                      subscription fee.
                                                                                      The general partner anticipates that most
                                                                                      of the subscription fee will be reallowed
                                                                                      to soliciting dealers as selling
                                                                                      commissions.
Futures Commission Merchants.............  Brokerage commissions and transactions     The Fund has negotiated brokerage
                                           fees, including delivery, insurance,       commissions at rates that vary by
                                           storage and other charges incidental to    commodity and by marketplace. These rates
                                           trading and exchange fees.                 currently average approximately $13 per
                                                                                      round-turn. Brokerage commissions and
                                                                                      transactions fees are estimated at 1% of
                                                                                      net assets per year. See "Futures
                                                                                      Commission Merchants; Brokerage
                                                                                      Commissions" below in this section for an
                                                                                      explanation of "round-turn" commissions.

           ENTITY TO WHOM PAID                       FORM OF COMPENSATION                      AMOUNT OF COMPENSATION
-----------------------------------------  -----------------------------------------  -----------------------------------------
Exchanges, Clearinghouses and NFA Fees...  Exchange, clearing fees and NFA fees.      Varies dependent upon the trades made,
                                                                                      but estimated at between 10 to 15 basis
                                                                                      points of the net assets of the Fund per
                                                                                      year. One basis point is 1/100 of one
                                                                                      percent.

Hart Capital Management..................  Advisory fee                               50 basis points per year of the average
                                                                                      month end market value of the net assets
                                                                                      of the Fund invested and being managed by
                                                                                      Hart Capital Management, computed
                                                                                      quarterly in arrears for the three months
                                                                                      comprising such calendar quarter.

Offering and Organizational Expenses from
  this Offering..........................  Payment of legal and accounting fees,      Actual expenses estimated at $400,000 if
                                           securities filing fees, subscription       the minimum number of units are sold and
                                           agent and escrow agent fees, printing and  $850,000 if the maximum number of units
                                           advertising costs, and other               are sold.
                                           organizational and offering expenses.

Various Third Party Suppliers of Goods
  and Services...........................  Office supplies expenses, meeting          Actual expenses estimated at between
                                           expenses and other expenses necessary or   $25,000 and $40,000 per year.
                                           appropriate for the operation of the
                                           Fund.

Others...................................  Possible unanticipated and extraordinary   Unable to estimate.
                                           expenses.

MANAGEMENT FEE AND PROFIT DISTRIBUTION TO GENERAL PARTNER

    The general partner receives a monthly management fee of 0.1875% of the Fund's average monthly sum of all capital accounts contributed by the limited partners, computed as of the close of business each month. The management fee is payable by the Fund within 10 business days of the close of each month.

    The general partner also receives an annual profit distribution, for each fiscal year, equal to the excess, if any, of 1% of the cumulative net profits of the Fund over the sum of the management fee for such fiscal year and any prior profit distributions. For this purpose, cumulative net profits will be equal to the excess, if any, of the net profits of the Fund for the current fiscal year and each prior fiscal year of the Fund over the sum of the net losses of the Fund for the current fiscal year and each prior fiscal year and the sum total of all of the management fees paid or payable with respect to the current fiscal year and each prior fiscal year.

    The Fund will reimburse the general partner for Fund expenses which are paid by the general partner (such as delivery charges, copying costs, telephone charges and postage).

    The general partner will not receive any portion of the brokerage commissions which are paid by the Fund.

SUBSCRIPTION FEE TO GENERAL PARTNER

    The general partner will receive a subscription fee of up to 5% of the gross offering proceeds. A portion of the subscription fee may be reallowed to soliciting dealers as selling commissions for units they sell.

    Subject to certain conditions and exceptions explained below, investors making an initial purchase of at least $25,000 worth of units (25 units) through the same soliciting dealer will be entitled to a reduction of the 5% subscription fee in accordance with the following schedule:

  AMOUNT OF PURCHASER'S
       INVESTMENT
-------------------------                              AMOUNT OF VOLUME
   FROM           TO       MAXIMUM SUBSCRIPTION FEE        DISCOUNT
-----------  ------------  -------------------------  -------------------
$    25,000  $    249,999                3.5%                    1.5%
    250,000      and over                2.5%                    2.5%

SOLICITING DEALER COMPENSATION

    Under the form of contract between the Fund and the soliciting dealer, the soliciting dealer will receive a majority of the subscription fee received by the general partner, as compensation for their services in soliciting and obtaining subscribers for the purchase of units.

FUTURES COMMISSION MERCHANTS; BROKERAGE COMMISSIONS

    The Fund may not limit itself to any one futures commission merchant. However, the Fund may employ one futures commission merchant if, in the opinion of the general partner, it is advisable to do so. The futures commission merchants will receive brokerage commissions in return for their services. The brokerage commissions are commonly referred to as "round-turn commissions" which cover both the initial purchase (or sale) of the futures contract and the subsequent offsetting sale (or purchase). The brokerage commissions payable by the Fund are always subject to change.

    The Fund has negotiated brokerage commissions at rates that vary by commodity and by marketplace. These rates currently average approximately $13 per round-turn. The general partner estimates that the annual brokerage commissions payable by the Fund will not exceed 65 basis points. One basis point equals 1/100 of one percent. The Fund cannot guarantee that annual brokerage commissions will not exceed that number.

    The Fund will also pay or reimburse its futures commission merchants for any delivery, insurance, storage and other charges incidental to trading and exchange fees. Those types of charges are not included in the basis points set forth in the preceding paragraph. The general partner does not anticipate significant charges of this nature.

    Brokerage commissions and transactions fees are estimated at 1% of net assets per year.

CLEARING FEES AND NATIONAL FUTURES ASSOCIATION FEES

    The Fund will pay fees to clearinghouses and to the NFA. Clearing fees vary depending on the trades made, but are estimated at between 10 to 15 basis points of the net assets of the Fund annually.

ADVISORY FEES

    The Fund will pay advisory fees to Hart Capital Management for its management of the Fund's purchases and sales of U.S. government securities. These fees are estimated at 50 basis points annually of the average month end market value of the Fund's portfolio of government securities actually invested and being managed by Hart Capital Management. Such advisory fees will be computed quarterly in arrears for the three months comprising such calendar quarter.

ORGANIZATIONAL AND OFFERING EXPENSES

    The Fund will pay the organizational and offering expenses (including legal and accounting fees, subscription agent and escrow agent fees, securities filing fees, and printing and advertising costs) to be incurred by the Fund in this offering. These expenses were negotiated at arm's length and are estimated to be approximately $400,000 if the minimum number of units are sold and approximately $850,000 if the maximum number of units are sold. For the fees payable to the subscription agent, see "Subscription Agent--Fees" below. For the fee payable to the escrow agent, see "Plan of Distribution--Escrow Arrangements" below.

    In the event that the offering does not have an initial closing, the general partner will pay all of the incurred organizational and offering expenses. The general partner will use any interest accrued on the funds received from subscribers and held in escrow to defray these expenses.

THIRD PARTY SUPPLIERS OF GOODS AND SERVICES

    The Fund will incur expenses for office supplies, meetings and other goods and services necessary or appropriate for the day-to-day operation of the Fund. These expenses are estimated to be from $25,000 to $40,000 per year.

OTHER EXPENSES

    The Fund will also be responsible for all other expenses incurred by the Fund. These expenses may include extraordinary expenses such as the cost of litigation in which the Fund may be engaged. By their nature, the dollar amount of extraordinary expenses cannot be estimated with any reasonable certainty, but they could be substantial.

    The actual expenses incurred by the Fund will be set forth in reports to the limited partners.

    The general partner will be reimbursed by the Fund for Fund expenses paid by the general partner (such as delivery charges, copying costs, telephone charges and postage).

CONSULTING CONTRACTS WITH AFFILIATES

    Hart Capital Management, a division of Arbor Trading & Research, and Cornell Investment Advisory, L.L.C. have entered into consulting contracts with the Fund and the general partner, respectively, to provide their services. The contract relating to services performed by Cornell is between Cornell and the general partner. Accordingly, fees due to Cornell pursuant to this contract are not payable by the Fund. The contract relating to services performed by Hart is between Hart and the Fund itself, and requires the Fund to pay an annual advisory fee amounting to 50 basis points multiplied by the average month end market value of the assets of the Fund actually invested in U.S. government securities and under Hart's management. The general partner pays the fee to Cornell Advisory Services and the Fund is not liable or responsible for such compensation.

REPORTS

    Limited partners will receive a monthly statement. The statement will include, in general, a description of the performance of the Fund and will set forth the aggregate fees, brokerage commissions, and other expenses incurred or accrued by the Fund during the month. The Fund will also provide the limited partners with an audited annual statement.

                              BREAK-EVEN ANALYSIS

    The general partner estimates that the trading profit the Fund must make on an investment of 10 units ($10,000) in order for a limited partner to break even if the limited partner redeemed his or her units at the end of the first year of investment is:

    - $825.15, or 8.2515% of the purchase price for the 10 units, if the Fund had average annual net assets of $10,000,000;

    - $485.15, or 4.8515% of the purchase price for the 10 units, if the Fund had average annual net assets of $100,000,000; and

    - $467.65, or 4.6765% of the purchase price for the 10 units, if the Fund had average annual net assets of $200,000,000;

    The calculations have been given for the various levels of net assets because the amount of subscriptions received by the Fund in this offering could vary widely.

    The following table and explanatory notes set forth the basis for and calculation of the above figures. The table is based on the fees as described above.

NET ASSETS                                                                          $10,000,000    $100,000,000    $200,000,000
----------------------------------------------------------------------------------  ------------  --------------  --------------
Purchase Price Per Unit(1)........................................................  $      1,000  $        1,000  $        1,000
General Partner's Management Fee(2)...............................................  $    225,000  $    2,250,000  $    4,500,000
Subscription Fee(3)...............................................................  $    500,000  $    5,000,000  $   10,000,000
Organizational and Offering Expenses(4)...........................................  $    400,000  $      600,000  $      850,000
Brokerage Commissions, Exchange, NFA and Other Trading Fees(5)....................  $    100,150  $    1,001,500  $    2,003,000
Hart Capital Management Advisory Fee(6)...........................................  $     50,000  $      500,000  $    1,000,000
Less Interest Income(7)...........................................................  $   (450,000) $   (4,500,000) $   (9,000,000)
Amount of Trading Income Required for the Fund's Net Asset Value Per Unit
  (Redemption Value) at the End of One Year to Equal the Purchase Price Per
  Unit............................................................................  $    825,150  $    4,851,500  $    9,353,000
Percentage of Purchase Price......................................................        8.2515%         4.8515%         4.6765%

---------

Explanatory Notes:

(1) Units may be purchased at a price of $1,000 per unit until the the initial closing occurs and the Fund starts trading. After that time, they may be purchased at a price per unit equal to the net asset value per unit as of the close of trading on the last trading day of a month. The minimum initial investment is 10 units, or $10,000.

(2) The general partner receives a monthly management fee of 0.1875% (which equals 2.25% annually) of the Fund's average monthly sum of all capital accounts contributed by the limited partners, computed as of the close of business each month.

(3) Investors will be required to pay a subscription fee of up to 5% of the subscription amount. A portion of this fee may be reallowed to soliciting dealers as selling commission. Subject to certain conditions and exceptions, investors purchasing specified minimum numbers of units will be entitled to a reduction of the 5% subscription fee. This table assumes that no sales are entitled to a volume discount, and, therefore, that no reductions in the subscription fee are given.

(4) Organizational and offering expenses (including legal and accounting fees, subscription agent and escrow agent fees, securities filing fees, and printing and advertising costs) to be incurred by the Fund in this offering are estimated to be approximately $400,000 if the minimum number of units are sold and approximately $850,000 if the maximum number of units are sold. Of these amounts, approximately $235,000 is expected to consist of legal and accounting fees.

(5) Brokerage commissions, exchange, clearinghouses and NFA fees and other trading fees are estimated at 1.0015% of net assets of the Fund annually.

(6) The annual advisory fee to Hart Capital Management is estimated at 50 basis points ( 1/2%) of the assets of the Fund actually invested in U.S. government securities.

(7) The Fund will earn interest on U.S. government securities held in its account. Based on interest rates in effect as of the date of this prospectus, interest income has been estimated at 4.5% of net assets.

                    THE ROGERS INTERNATIONAL COMMODITY INDEX

    The Index consists of the value of a compendium, commonly known as a basket, of raw materials employed in the world economy, ranging from agricultural products (such as wheat, corn and cotton) and energy products (including oil, gasoline and natural gas) to metals and minerals (including gold, silver, aluminum and lead). As of May 31, 2000, there were 35 different futures contracts represented in this index. The value of each component is based on monthly closing prices of the corresponding futures and forward contracts, each of which is valued as part of the fixed-weight portfolio. Near month contracts (but typically not the front months) on international commodity markets are employed to the extent possible. (See "Commodity Markets" below for further description of near month contracts.) The selection and weighting of the portfolio is reviewed annually, and weights are assigned in the December preceding the start of each new year. If a commodity is traded on more than one exchange, the Index will generally employ the market which is the most liquid (in terms of volume and open interest).

    The Index was developed by James Beeland Rogers, Jr., the majority owner-member of the Fund's general partner, to meet the need for a balanced, representative, international raw materials index. Mr. Rogers, in connection with the subscription for his interest in the general partner, assigned all of his right, title and interest in and to the Index to the general partner. The general partner of the Fund believes that the Index includes most of the publicly traded raw materials used in international commerce for which futures contracts or forward contracts are regularly traded in recognized markets. It is designed to address the needs of expanding world trade. The weightings of the Index were selected by the general partner of the Fund based on its perception of the relative importance of those raw materials. The Index incorporates a number of raw materials represented among North American, European, Asian and Australian commodity contracts. By limiting positions in the component commodities to the long side of the market, the prices of the component commodities and the index as a whole will typically (but not always) increase or decrease to the extent that global prices for these commodities increase or decrease.

    Following is a chart listing each of the commodities which currently comprise the Index.

                      ROGERS INTERNATIONAL COMMODITY INDEX
                         LIST OF COMPONENT COMMODITIES
                               AS OF MAY 31, 2000

COMMODITY,(%)                                                    PRINCIPAL EXCHANGE
---------------------------------------------------------------  ---------------------------------------------------------------
Crude Oil, (35%)...............................................  NYMEX (New York Mercantile Exchange)
Heating Oil, (3%)..............................................  NYMEX
Unleaded Gasoline, (3%)........................................  NYMEX
Natural Gas, (3%)..............................................  NYMEX
Palladium, (0.30%).............................................  NYMEX
Wheat,(7%).....................................................  CBOT (Chicago Board of Trade)
Corn, (4%).....................................................  CBOT
Soybeans, (3%).................................................  CBOT
Rice, (2%).....................................................  CBOT
Oats, (0.50%)..................................................  CBOT
Aluminum, (4%).................................................  LME (London Metals Exchange)
Zinc, (2%).....................................................  LME
Nickel, (1%)...................................................  LME
Tin, (1%)......................................................  LME
Lead, (2%).....................................................  LME
Copper, (4%)...................................................  COMEX (Commodity Exchange--NY)
Gold, (3%).....................................................  COMEX
Silver, (2%)...................................................  COMEX
Platinum, (1.8%)...............................................  COMEX
Live Cattle, (2%)..............................................  CME (Chicago Mercantile Exchange)
Lean Hogs, (1%)................................................  CME
Lumber, (1%)...................................................  CME
Coffee, (2%)...................................................  CSCE (Coffee, Sugar and Cocoa Exchange)
Sugar, (1%)....................................................  CSCE
Cocoa, (1%)....................................................  CSCE
Cotton, (3%)...................................................  NYCE (New York Cotton Exchange)
Orange Juice, (0.66%)..........................................  NYCE
Barley, (0.77%)................................................  WCE (Winnipeg Commodity Exchange)
Canola, (0.67%)................................................  WCE
Flaxseed, (0.15%)..............................................  WCE
Soybean/Palm Oil, (2%).........................................  CBOT
Azuki Beans, (1%)..............................................  TGE (Tokyo Commodity Exchange)
Wool, (1%).....................................................  SFE (Sydney Futures Exchange)
Rubber, (1%)...................................................  TOCOM (Tokyo Commodity Exchange)
Raw Silk, (0.15%)..............................................  YRSE (Yokohama Raw Silk Exchange)

                              TRADING METHODOLOGY

    There are numerous trading methods, systems and strategies utilized in futures trading. The following discussion only addresses those methods, systems and strategies utilized in Beeland Management Company's trading program, and you will therefore not be able to compare them with trading methods, systems and strategies that are utilized by other trading advisors or trading managers. The following description of the general partner's trading program is not intended to be exhaustive.

    The Fund will invest its funds in a portfolio of futures and forward contracts traded on recognized exchanges. The Fund may also purchase commodity forward contracts in the off-exchange or over-the-counter markets, under certain circumstances if, in the sole discretion of the general partner, there is sufficient liquidity and depth in the relevant off-exchange markets. The general partner does not anticipate that the Fund will trade on such over-the-counter markets in the immediate future. Many of the commodity contracts listed above are traded on multiple markets. In placing orders for these commodities, the Fund intends to employ the available market which provides the most advantageous market, in terms of depth and/or liquidity, at the time that trading decisions are made.

    The general partner will attempt to replicate the composition of the Index using various commodity futures contracts. This Index consists of the value of a basket of raw materials employed in the world economy. This Index is described in greater detail above in the preceding section entitled "Rogers International Commodity Index". The general partner utilizes a series of rules which, in turn, generally generates trading instructions designed to produce a portfolio of trades and positions in commodities which should track the Index. The general partner will enter trades consistent with those instructions. The general partner believes that the Fund's management activities will produce a return which is correlated plus or minus 5% with that of the Index. The general partner will select futures commission merchants to execute trades for the Fund, generally in its discretion, on the basis of various factors, including quality of executions, commission rates and any additional ancillary services provided. Affiliates of members of the general partner may be engaged to provide trade execution services for the Fund. Cash not needed as margin for futures or cash forward contracts will be invested in a portfolio of United States government securities.

    Since the Fund's portfolio is based on the Index, there will be no active trading by the general partner. Instead, the general partner will generally engage in two types of trading on behalf of the Fund. Almost all of the trading by the general partner will be made for the purpose of "rolling" positions to later delivery dates pursuant to a predetermined formula and rules. In addition, the general partner will review the Index at least annually to determine whether it may be necessary to change the components or relative weighting of the Index. Any such decisions will be made in the sole discretion of the general partner and in accordance with objective, predetermined rules governing adjustments to the Index. If the general partner deems that an adjustment of the Index is necessary, the general partner may add or subtract futures or forward contracts to the Index and rebalance the portfolio accordingly. While the Index will be reviewed on a least an annual basis, there is no assurance that any adjustments will be made to the Index and portfolio as a result.

                              THE GENERAL PARTNER

BACKGROUND OF THE GENERAL PARTNER

    BEELAND MANAGEMENT COMPANY, L.L.C. is the sole general partner of the Fund. It is an Illinois limited liability company whose majority owner-member is James Beeland Rogers, Jr. Mr. Rogers previously assigned to the general partner all of his right, title and interest in and to the Index in exchange for majority ownership of the general partner. Mr. Rogers also has licensed the use of his last name, likeness and signature to the general partner for development and marketing purposes for as long as he has an interest in the general partner.

    The general partner is registered as a commodity pool operator and commodity trading advisor with the CFTC and is also a member of the NFA. The general partner will manage the business of the Fund. The general partner may retain third parties to provide services to the Fund, and other parties will be retained to provide accounting, auditing, legal and other professional services.

    Unlike most other funds which have an independent trading advisor, the Fund does not have a separate trading advisor. Instead, the general partner will essentially serve as the Fund's commodity trading advisor. The general partner has been registered as a commodity trading advisor with the CFTC and a member of the NFA since March 1998.

    The general partner may trade commodities futures and other interests for its own account. The records of any such trading activities and any written policies related to such trading will not be made available to limited partners. The general partner's trading for its own account may create conflicts of interest for the general partner.

    The general partner was organized in 1998 for the purpose of serving as the general partner of the Rogers Raw Materials Fund, an Illinois limited partnership, formed to operate as a private commodity pool. The general partner may also serve as the commodity pool operator for other new or existing pools in the future. No offering of any units of limited partnership interest in the Rogers Raw Materials Fund is being made pursuant to this prospectus.

    The net worth of the general partner as of March 31, 2000 is $394,133.

    The principal offices of the general partner are located at 1000 Hart Road, Suite 210, Barrington, Illinois 60010. The telephone number at that location is
(847) 304-0450.

PRINCIPALS

    The following is summary biographical information concerning the members of the general partner who participate in its management.

    JAMES BEELAND ROGERS, JR., age 57, has been the majority owner and a member of the general partner since inception in 1998. Mr. Rogers, a co-founder of the Quantum Fund in the 1970s, is the author of INVESTMENT BIKER; ON THE ROAD WITH JIM ROGERS (Random House, 1994). He initially developed and compiled the Index. Although Mr. Rogers' career spans over 30 years, during the last five years he has been semi-retired and travelling extensively around the world. However, during that period, he has been a regular commentator and columnist in various media dealing with economy and finance matters and is an occasional Visiting Professor at Columbia University. Mr. Rogers is an investor who has been chronicled in John Train's THE NEW MONEY MASTERS and Jack Schwager's MARKET WIZARDS, as well as in BARONS, FORBES, FORTUNE, THE FINANCIAL TIMES and THE WALL STREET JOURNAL.

    CLYDE C. HARRISON, age 56, has been a Managing Member of the general partner since its inception in 1998. Mr. Harrison has agreed to provide administrative services to the Fund under a contract which contains standard noncompete provisions. Since mid-1997, Mr. Harrison has devoted most of his business time to the administration of the Index and the Rogers Raw Materials Fund. For the immediately prior two years, Mr. Harrison had been an official, first with Nutmeg Securities, Inc., where he served as a pension fund consultant and in the institutional stock execution business and later, in a similar capacity with a division of a New York-based broker-dealer. Mr. Harrison has also been a Member of the Managed Futures Committee of the Chicago Mercantile Exchange. In the course of his over 25 year career, Mr. Harrison has served as a Special Consultant to the Chairman of the Chicago Board Options Exchange, Inc., particularly on the institutional investment community, and as general partner of a number of private investment and trading funds.

    BRIAN CORNELL, age 41, has been a Managing Member of the general partner since 1998. His duties primarily involve the rules and procedures whereby the Fund will effect trades corresponding to the Index, including but not limited to
(1) periodic adjustments to the Index and the Fund, (2) contract market selection for contracts comprising the Index, (3) procedures to correlate trading in the Fund with the composition of the Index and regular, periodic valuation of the Fund and the Index. Through a wholly owned company, Cornell Investment Advisory, L.L.C., he also has provided the Rogers Raw Materials Fund and will provide the Fund with a portfolio monitoring facility. The fees due to Cornell Investment pursuant to its contract with the general partner are payable by the general partner and not by the Fund. He has traded, managed and provided brokerage services for futures portfolios since 1982, most recently as a senior official at two well known futures commission merchants and commodity trading advisors. In addition, he has authored numerous articles on risk management and has been featured in THE NEW YORK TIMES, THE WALL STREET JOURNAL and in INSTITUTIONAL INVESTOR.

    RICHARD L. CHAMBERS AND ARBOR RESEARCH & TRADING, INC. Richard L. Chambers, age 56, has been a Managing Member of the general partner since 1998.
Mr. Chambers serves as Treasurer of the general partner. He is responsible for investment of funds not required for margin and is also responsible for administrative activity. Mr. Chambers is also the managing principal of Hart Capital Management, a registered investment adviser and a division of Arbor Research & Trading, Inc. Mr. Chambers has over 30 years experience in the fixed income securities business as both a dealer and a portfolio manager.

    Arbor is a broker-dealer and investment advisor based in Barrington, Illinois. Pursuant to a separate advisory agreement, Hart Capital will advise the general partner in connection with the Fund's purchases and sales of U.S. government securities. The Fund will pay Hart Capital an annual advisory fee of 50 basis points, computed quarterly in arrears, on the basis of the average month-end market value of the Fund's portfolio of government securities actually invested and under Hart Capital's management for the quarter. Hart Capital also advises the general partner in its capacity as general partner, commodity pool operator and trading advisor of Rogers Raw Material Fund in connection with that pool's purchases and sales of U.S. government securities. Arbor, Hart Capital and/or Mr. Chambers currently and in the future may invest in commodity pools that are advised by Arbor and/or Hart Capital.

    Arbor's objective is to achieve appreciation of its clients' assets through the purchase and sale of U.S. government securities, including but not limited to U.S. Treasury securities. The specific government securities to be traded will be selected from time to time by Arbor and will be limited to government securities, as defined under the Investment Company Act of 1940, as amended. Specific issue selection will be based on relative attractiveness to the U.S. Treasury yield curve and other comparable treasury or agency securities.

    Although the Fund will pay Hart Capital the annual advisory fee explained above, none of the foregoing individuals are paid any compensation directly by the Fund.

    WILDMAN, HARROLD, ALLEN & DIXON is a Chicago-based, full-service law firm whose practice covers most areas of business law. Wildman, Harrold, Allen & Dixon represented the general partner in connection with its formation and the formation of the Fund and currently provides a full range of services to the Fund.

LEGAL ACTIONS

    There have been no material administrative, civil or criminal actions pending, on appeal or concluded against the general partner or any of its individual principals, Arbor Research & Trading, Inc. or Hart Capital Management within the past five years that are material to an evaluation of their ability or integrity.

INVESTMENT BY THE GENERAL PARTNER AND ITS MEMBERS

    The general partner will make a capital contribution to the Fund immediately prior to the time the Fund commences trading in an amount in its sole discretion. However, the capital contribution will be in an amount not less than $25,000. To the extent of its contribution, the general partner will be treated as though it were a limited partner. Members of the general partner and persons associated with the members may subscribe for limited partnership interests as well. Any such subscribers will not be limited by the minimum subscription amounts required above.

    In order to form the partnership, Mr. Harrison contributed $5,000 for 5 units of partnership interest. The purchase of units by the general partner or its members may create conflicts of interest. See "Conflicts of Interest" above.

DUTIES OF THE GENERAL PARTNER

    The general partner manages all business of the Fund. The general partner may delegate its responsibility for the investment of the Fund's assets to one or more qualified trading advisors. If the general partner elects to direct trading for the Fund itself, the general partner may still render advisory services to other clients or accounts and use the same trading strategies utilized in managing the Fund's investments.

    The general partner may retain various third parties, including affiliates of the general partner and its members, to perform various services for the Fund. However, the general partner may not enter into any agreement or arrangement with affiliates on terms less favorable to the Fund than those customarily charged by an unrelated party for similar services.

    Under Illinois law, the general partner has a responsibility to the limited partners to exercise good faith and fairness in all dealings affecting the Fund. The general partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund. The limited partners may not contract away this fiduciary obligation.

                   ENFORCING YOUR RIGHTS AS A LIMITED PARTNER

    You should consult your legal counsel with questions concerning the responsibilities of the general partner. In the event that you believe the general partner has violated its fiduciary responsibility, you may seek legal relief for yourself or on behalf of the Fund (or in a class action on behalf of all limited partners), if:

    - the general partner has refused to bring the action, or

    - an effort to cause the general partner to bring the action is not likely to succeed.

    There can be no assurance, however, that adequate remedies will be available.

    In addition, you may institute legal proceedings against the general partner if it or an advisor engages in excessive trading. You should be aware that it would be difficult to establish that commodity trading has been excessive due to the broad trading authority given to the general partner, the limited number of cases defining excessive trading, and the provisions in the limited partnership agreement discussed under "The Limited Partnership Agreement--Indemnification."

    You may be afforded rights to reparations under the Commodity Exchange Act. In addition, the NFA has adopted arbitration rules which, in appropriate circumstances, might provide additional rights.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The Fund was formed on May 8, 2000 under the laws of the State of Illinois. To date, its only transactions have been the preparation of this offering and the receipt of capital contributions of $5,000 from the original limited partner. The Fund has not begun trading. Therefore, the financial statement of the Fund included in this prospectus is not indicative of future operating results. These results will depend in large part upon the commodity markets in general, the advisor's performance, changes in interest rates and the amount of redemptions. Because of the nature of these factors and their interaction, it is impossible to predict future operating results, financial position and cash flow.

                        PERFORMANCE HISTORY OF THE FUND

    THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY. This prospectus therefore does not contain any actual performance records or performance information for the Fund.

                  OTHER POOLS OPERATED BY THE GENERAL PARTNER

    The regulations of the CFTC require that the disclosure document of a pool operator include certain performance information for each pool operated by the pool operator. As of the date of this prospectus, the general partner was also serving as the pool operator of Rogers Raw Materials Fund, a private commodity pool.

    Rogers Raw Materials Fund is an Illinois limited partnership formed in August 1997. It commenced operations in July 1998 and began trading in August 1998.

    The general partner of the Fund serves as the general partner and trading advisor for the Rogers Raw Materials Fund and utilizes the same trading methods utilized in the Fund's trading program. As with the Fund, Rogers Raw Materials Fund's trading is designed to replicate the positions and trading which comprise the Index. This Index consists of a basket of raw materials employed within the world economy and traded in seasoned markets, as futures and forward contracts. There are no "short" positions within the Index.

    The Rogers Raw Materials Fund has a lower and different fee structure than that of the Fund. The Rogers Raw Materials Fund is structured for large, institutional investors, with minimum subscriptions typically in the range of $500,000. As a result, the performance information for the Rogers Raw Materials Fund should not be relied upon as any indication of the Fund's potential performance.

    The general partner performs similar administrative duties for Rogers Raw Materials Fund as it intends to perform for the Fund. As of May 31, 2000, the Rogers Raw Materials Fund had a net asset value in excess of its initial offering amount. The Rogers Raw Materials Fund has traded for less than two years and its trading programs, which should be considered long-term, may not have had sufficient time in which to take full effect.

    As previously noted, the general partner is registered as a commodity pool operator and commodity trading advisor and has the ability and the right to manage individual customer accounts.

    The following capsule shows the annual past performance of Rogers Raw Materials Fund since its inception of trading (in August 1998) and year-to-date (through May 31, 2000) and other relevant information.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

            CAPSULE PERFORMANCE OF OTHER POOLS CURRENTLY OPERATED OR
                 MANAGED BY BEELAND MANAGEMENT COMPANY, L.L.C.
               FOR THE PERIOD AUGUST 1998 (INCEPTION OF TRADING)
                              THROUGH MAY 31, 2000

    Rogers Raw Materials Fund is a single fund. However, there are three different types of units within the Fund. The units differ in their management fees and in whether brokerage commissions are paid independently or included within the management fees (I.E., a wrap fee).

NAME OF POOL: ROGERS RAW MATERIALS FUND, L.P. (FUND AS A WHOLE)

Type of Pool: Privately offered

Date of Inception of Trading: August 1998

Total Contributions: $14,700,000

Current Net Asset Value(1): $18,691,420

Largest Peak-to-Valley Drawdown in last five years(2)(3): 18.12%
(October 1998--February 1999)

Largest Monthly Drawdown in last five years(4): 10.46% (November 1998)

Largest Peak-to-Valley Drawdown this year: 3.39% (March--April 2000)

Largest Monthly Drawdown this year: 2.25% (April 2000)

Annualized Rate of Return(5): 23.03%

This Year's Rate of Return (through May 31, 2000): 15.57%

NAME OF POOL: ROGERS RAW MATERIALS FUND, L.P. (FUND "A" UNITS)

Type of Pool: Privately offered

Date of Inception of Trading: May 2000

Total Contributions: $744,378

Current Net Asset Value(1): $798,993

Largest Peak-to-Valley Drawdown in last five years(2)(3): 0%

Largest Monthly Drawdown in last five years(4): 0%

Largest Peak-to-Valley Drawdown this year: 0%

Largest Monthly Drawdown this year: 0%

Annualized Rate of Return(5): 7.34%

This Year's Rate of Return (through May 31, 2000): 7.34%

NAME OF POOL: ROGERS RAW MATERIALS FUND, L.P. (FUND "B" UNITS)

Type of Pool: Privately offered

Date of Inception of Trading: August 1998

Total Contributions: $13,200,000

Current Net Asset Value(1): $16,481,727

Largest Peak-to-Valley Drawdown in last five years(2)(3): 18.09%
(October 1998--February 1999)

Largest Monthly Drawdown in last five years(4): 10.45% (November 1998)

Largest Peak-to-Valley Drawdown this year: 3.38% (March--April 2000)

Largest Monthly Drawdown this year: 2.25% (April 2000)

Annualized Rate of Return(5): 23.12%

This Year's Rate of Return (through May 31, 2000): 15.60%

NAME OF POOL: ROGERS RAW MATERIALS FUND, L.P. (FUND "C" UNITS)

Type of Pool: Privately offered

Date of Inception of Trading: August 1998

Total Contributions: $1,000,000

Current Net Asset Value(1): $1,410,700

Largest Peak-to-Valley Drawdown in last five years(2)(3): 18.22%
(October 1998--February 1999)

Largest Monthly Drawdown in last five years(4): 10.47% (November 1998)

Largest Peak-to-Valley Drawdown this year: 3.48% (March--April 2000)

Largest Monthly Drawdown this year: 2.29% (April 2000)

Annualized Rate of Return(5): 22.40%

This Year's Rate of Return (through May 31, 2000): 15.27%

Notes To Tables

(1) "Net Asset Value" is defined by applicable CFTC regulations to mean total assets minus total liabilities, determined on an accrual basis of accounting in accordance with generally accepted accounting principles, with each position in a commodity interest accounted for at fair market value.

(2) "Drawdown" is defined by applicable CFTC regulations to mean losses experienced by a pool over a specified period of time.

(3) "Largest Peak-to-Valley Drawdown" is the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

(4) "Largest Monthly Drawdown" is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

(5) Rate of return is computed by dividing the net performance by the sum of the beginning net asset value and net additions, capital withdrawals and redemptions.

               FUTURES COMMISSION MERCHANTS, BROKERS AND DEALERS

    The general partner will select futures commission merchants to execute trades in futures contracts and brokers or dealers to execute trades in forward contracts for the Fund, generally in its discretion, on the basis of various factors, including quality of executions, commission rates and any additional ancillary services provided. Affiliates of members of the general partner may be engaged to provide trading execution services for the Fund.

    The Fund has not yet selected the initial futures commission merchants for the Fund. The Fund may not limit itself to any one futures commission merchant. However, the Fund may employ one futures commission merchant if, in the opinion of the general partner, it is advisable to do so. The futures commission merchants will receive brokerage commissions in return for their services.

    The futures commission merchants selected by the general partner will be limited solely to providing clearing services. They do not have any responsibility to, and will not, supervise the actions of the general partner or the Fund.

    The general partner estimates that the round-turn commissions payable by the Fund for trades cleared by its futures commission merchants will not exceed
65 basis points. One basis point equals 1/100 of one percent. The brokerage commissions payable by the Fund are subject to change at any time.

    The general partner, in conjunction with Hart Capital, will select the broker-dealers who will execute trades in government securities, generally in their discretion.

                               SOLICITING DEALERS

    Members of the general partner will assist and provide additional information and documents to prospective investors that are interested in an investment in the Fund. No separate compensation (beyond their respective interests in the general partner) will be paid to any such persons for any of their marketing efforts.

    There is no underwriter or syndicate group for the offering. However, the general partner may enter into agreements with a number of firms which are registered as broker/dealers, are members of the NASD and are properly registered or qualified in the appropriate states to introduce the Fund to certain of their customers.

    The general partner will receive a subscription fee of up to 5% of the gross offering proceeds to cover offering, administrative and marketing expenses. A portion of the subscription fee may be reallowed to soliciting dealers as selling commissions for each unit they sell. Subject to certain conditions and exceptions (described below under "Plan of Distribution"), investors purchasing specified minimum numbers of units will be entitled to a reduction of the 5% subscription fee, and the amount of the subscription fee to be reallowed to soliciting dealers, will be according to the following schedule:

 AMOUNT OF PURCHASER'S
       INVESTMENT                                AMOUNT OF
------------------------        MAXIMUM           VOLUME       AMOUNT REALLOWED TO
   FROM          TO        SUBSCRIPTION FEE      DISCOUNT      SOLICITING DEALER*
-----------  -----------  -------------------  -------------  ---------------------
$         0  $    24,999               5%               --              4 1/2%
     25,000      249,999             3.5%              1.5%                 3%
    250,000     and over             2.5%              2.5%                 2%

---------

* The general partner may reallow greater amounts to soliciting dealers, in its discretion, pursuant to contract.

                               SUBSCRIPTION AGENT

INTRODUCTION

    Derivatives Portfolio Management, LLC ("DPM"), Two Worlds Fair Drive,
P.O. Box 6741, Somerset, New Jersey, will serve as the Fund's subscription agent, as well as the Fund's redemption agent. While DPM will serve in both capacities, we will refer to DPM in this prospectus as the subscription agent.

    As subscription agent, DPM's responsibilities will include:

    - processing new subscriptions,

    - adding new subscribers to the list of limited partners,

    - assigning the appropriate units per subscription,

    - receiving and disbursing funds to and from investors,

    - computing the Fund's net asset value per unit, and

    - processing redemptions.

    The subscription agent is not a trustee and has no management or oversight responsibilities and no fiduciary duties to the limited partners.

SUBSCRIPTIONS

    Funds from subscriptions accepted prior to the initial closing will be delivered to the subscription agent. The subscription agent will deposit the funds from subscriptions in an interest bearing escrow account at Mellon Bank until the initial closing is completed. Alternatively, subscribers may transfer subscription proceeds by bank wire transfer to Mellon Bank if they initially fax copies of the subscription documents to the subscription agent, following by manually-signed copies by mail. Upon the initial closing, the subscription proceeds will be released to the Fund for acquisition of a portfolio of futures positions. If a minimum of 10,000 units are not sold by September 30, 2001, this offering will terminate. In such event, the Fund (or its subscription agent) will return all amounts paid by subscribers within 10 business days of the date the offering is terminated.

REDEMPTIONS

    DPM will process all requests for redemptions. Limited partners can redeem units only after an initial holding period of three months. This holding period begins on the later of (1) the date on which the proceeds from the subscription are invested by the general partner in the market, or (2) the initial closing date. Units can generally be redeemed on the last trading day of any month. In order to redeem its units, a limited partner must give DPM prior written notice. The required form of notice is included as Appendix C. The general partner may require that the redemption notice be received 60 days in advance of the desired redemption date.

    The redemption price per unit will be the net asset value per unit as of the close of business on the withdrawal date, minus an amount held back by the general partner equal to the greater of (1) 2% of the net asset value per unit, or (2) $100, to cover accrued, but unpaid management fees and other expenses payable by the Fund and chargeable against net assets as of that date. After the close of the fiscal year in which the withdrawal was effected, the account of the limited partner who effected the withdrawal will be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the amount held back. After such charge, any positive balance remaining from the held-back amount will be promptly paid to the withdrawn limited partner, in the same manner as the balance of the withdrawal. Net asset value per unit means the net assets of the Fund at that time divided by the aggregate number of outstanding units at that time. Net assets means total assets minus total liabilities, determined in accordance with generally accepted accounting principles.

    For further information on redemptions, see "Transferability and Redemption of Units--Redemption of Units" below.

FEES

    As compensation for its services, commencing on the earlier of September 1, 2000 or the date the registration statement, of which this prospectus is a part, is declared effective by the SEC, the subscription agent will receive a monthly fee equal to 22.5 basis points of the value of the Fund's net assets as of the first day of each month, divided by twelve. For example, if net assets equal $25,000,000, the monthly fee would equal $4,687.50 ($25,000,000 multiplied by 0.00225, then divided by 12). The minimum subscription agent fee per month is $4,000. In addition to the above fee, the Fund will pay the subscription agent $20 per partner per year for expenses associated with mailing and handling ($17.00 per partner for partners that are processed through the Fund's escrow agent during the initial escrow period).

                                USE OF PROCEEDS

    The funds received from subscribers will be deposited and held in a separate, interest-bearing escrow account at Mellon Bank until the initial closing. The Fund therefore cannot start trading until the initial closing has been completed. Up to 5% of the gross offering proceeds will be utilized to pay a subscription fee to the general partner, a portion of which may be reallowed to soliciting dealers as selling commissions. Any contributions which are accepted by the Fund after funds have been released from escrow will be immediately available for use in its business. The net proceeds of the offering, after deducting the subscription fee, will be used to acquire a portfolio of futures positions consistent with the Fund's trading policies.

    Generally, once released from escrow, not more than 25% of the Fund's funds will be maintained in the Fund's trading account with its futures commission merchant. Those funds will be available to acquire a portfolio of futures positions consistent with the Fund's trading policies. Consistent with the Commodity Exchange Act, all of the assets of the Fund will be maintained in cash and segregated as customer funds, except assets, if any, committed as margin on some non-U.S. futures and options transactions.

    The Fund's trading account funds which are not committed as margin may be invested in U.S. government securities. The Fund will always maintain sufficient cash in U.S. government securities to close out open positions.

    All interest and other earnings earned on the Fund's funds will be paid to the Fund and not to the broker or other custodian having custody of the funds.

    The Fund will not have significant assets or properties other than the Fund's trading account with its futures commission merchants and the other types of accounts described in this section. The Fund's account with its futures commission merchants and some of the other accounts in which the Fund's funds will be deposited and held are not federally insured or guaranteed.

    The Fund will make no loans nor will it borrow money. The assets of the Fund will not be commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a commodity broker or swap dealer as margin shall not constitute borrowing or commingling.

                    TRANSFERABILITY AND REDEMPTION OF UNITS

    The following is a summary of the conditions that must be met in order to transfer units and to redeem units. You should read the limited partnership agreement for complete details of the conditions. See, in particular,
Article XIV and Section 8.5 of the limited partnership agreement, a copy of which is included as Appendix A.

TRANSFERS OF UNITS

    Units cannot be assigned or transferred and the assignee cannot become a substituted limited partner of the Fund until the assignor of the units and the assignee have delivered an assignment agreement to the general partner, and the general partner gives its written consent to the assignment. Consent may be given or withheld in the sole and absolute discretion of the general partner. The assignee must also provide the general partner with written acceptance of the limited partnership agreement and an opinion of counsel that the transfer will not violate any securities, tax or other laws or rules and will not affect the tax status or treatment of the Fund. The assignee of the units is required to pay all expenses incurred in connection with the assignment. Any assignment of a unit not made in compliance with the limited partnership agreement is invalid.

REDEMPTION OF UNITS

    Units can generally be redeemed on the last trading day of any month after an initial holding period of three months. This holding period begins on the later of the date on which the proceeds from your subscription are invested by the general partner in the market or the initial closing date. In order to redeem its units, however, a limited partner must give prior written notice. The general partner may require that the redemption notice be received by the subscription agent 60 days in advance of the desired redemption date.

    The redemption price per unit will be the net asset value per unit as of the close of business on the withdrawal date, minus an amount held back by the general partner equal to the greater of 2% of the net asset value per unit, or $100, to cover accrued, but unpaid management fees and other expenses payable by the Fund and chargeable against net assets as of that date. After the close of the fiscal year in which the withdrawal was effected, the account of the limited partner who effected the withdrawal will be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the amount held back. After such charge, any positive balance remaining from the held-back amount will be promptly paid to the withdrawn limited partner, in the same manner as the balance of the withdrawal. Net asset value per unit means the net assets of the Fund at that time divided by the aggregate number of outstanding units at that time. Net assets means total assets minus total liabilities, determined in accordance with generally accepted accounting principles.

    The redemption price will not be fixed until the effective date of the redemption. In other words, limited partners are subject to any change in the net asset value per unit occurring between the date of their request for redemption and the effective date of the redemption. That delay may be a period of up to 60 days. The net asset value per unit could change significantly, for better or worse, during that period, given the volatile nature of futures trading.

    The general partner does not intend to assess any fees or charges for liquidations. However, the general partner may change this policy in the future.

    DPM, the subscription agent of the Fund, will also process all requests for redemptions. DPM is not a trustee and has no management or oversight responsibilities and no fiduciary obligations to the limited partners.

    The limited partnership agreement authorizes the general partner to refuse to redeem units if the number of requested redemptions may be detrimental to the tax status or treatment of the Fund. The general partner may also refuse a redemption request if the remaining capital account of the limited partner will be less than the minimum initial investment amount as then established by the general partner. The limited partnership agreement also authorizes the general partner to temporarily suspend all redemptions and to delay payment for redemptions under special circumstances. Some examples of special circumstances for this purpose include:

    - the inability to generate sufficient cash due to market illiquidity,

    - where the cash can only be generated by sustaining significant losses, and

    - defaults or delays in payments due the Fund from brokers or other persons.

    All units will remain at risk in the business of the Fund in any of these circumstances. A limited partner therefore may not always be able to redeem his or her units.

    Requests for redemption should be transmitted to the general partner at the principal offices of the Fund set forth on page 1 of this prospectus.

    The limited partnership agreement limits the total equity owned by benefit plan investors by permitting the partnership to automatically redeem units held by benefit plan investors. Any subscriber which is an entity subject to ERISA must agree that, if at the closing of any month, the total number of units held by all ERISA limited partners exceed 24.9% of the aggregate total of units held by all limited partners, then all ERISA limited partners will be deemed to have withdrawn, on a pro rata basis, that number of units sufficient to reduce the number of units held by the ERISA limited partners to not more than 24.9% of the total units held by all limited partners.

                               COMMODITY MARKETS

    This section is intended to give you an overview of the commodities markets and futures trading in general. It is not a complete discussion of the futures markets or futures trading.

COMMODITY FUTURES

    Commodity futures contracts are contracts made on a commodity exchange which provide for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 2000 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 2000 wheat on the same exchange. In such instance the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, after allowance for the brokerage commission or fees and exchange and clearing fees, represents the profit or loss to the trader.

    The month and year which are part of each commodity contract represent a delivery month. For example, a contract for December 2000 wheat would be for a deliverable grade of wheat to certain delivery terminals by a specific date in December 2000. Each futures contract trades in several delivery months. The term "near-month" refers to the delivery month that will occur the soonest and "far month" refers to the delivery month that is farthest out in the future. Generally, the farthest delivery month is one year in the future. As an example, in January 2000, the latest delivery month would be January 2001.

    Futures contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery
(buy) is referred to as a "long" contract; conversely a contract to make delivery (sell) is referred to as a "short" contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an "open" position.

    Futures exchanges have expanded throughout the world in response to the globalization of the world's economy. This gives investors the opportunity to participate in global markets and economic trends.

FORWARD CONTRACTS

    Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "forward contracts." In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and costs of the transaction in the prices it quotes. Mark-ups and/or commissions may also be charged on such transactions. The forward markets are substantially unregulated. However, certain exchange-traded contracts, such as those on the London Metals Exchange are actually forward contracts. Unlike futures contracts, over-the-counter forward contracts are not of any standard size. Rather, they are the subject of individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same (or a linked) exchange as one can a futures contract. The forward markets provide what has typically been a highly liquid market for currency trading, and in certain cases the prices quoted for forward contracts may be more favorable than those quoted for comparable futures positions on the International Monetary Market of the Chicago Mercantile Exchange. Unlike futures contracts traded on United States exchanges, no daily settlements of unrealized profit or loss are made in the case of open forward contract positions.

    Commodity futures and forward prices are highly volatile and are influenced by, among other things, changing supply and demand relationships, government agricultural, commercial and trade programs and policies, national and international political and economic events, weather and climate conditions, insects and plant disease, purchases and sales by foreign countries and changing interest rates.

USES OF COMMODITY MARKETS

    Two broad classifications of persons who trade in commodity futures and forwards are "hedgers" and "speculators." Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time it makes a contract to sell a raw or processed commodity and the time it must perform the contract as follows: at the time the merchandiser or processor contracts to sell the commodity at a future date, it simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, either accepts delivery under its futures contracts or buys the actual commodity and closes out the futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the United States. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures (or forward) contract for the foreign currency. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that the hedger expects to earn from farming, merchandising or processing operations, rather than to profit from commodity trading.

    The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for him to make profits or incur losses regardless of the direction of price trends.

REGULATION

    Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market) and the New York Mercantile Exchange, Inc.

    Commodity exchanges in the United States are subject to regulation under the Commodity Exchange Act (the "CEA") by the CFTC. The CFTC is the governmental agency having responsibility for regulation of U.S. commodity exchanges and commodity futures trading. The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. Such regulation, among other things, provides that futures trading in commodities must be upon exchanges designated as "contract markets", and that all trading on such exchanges must be done by or through exchange members. Futures trading in all commodities traded on domestic exchanges is regulated pursuant to the CEA. The CFTC adopted rules in 1981 regulating trading of commodity options that had previously been banned by the CFTC. However, trading in spot commodities and forward contracts may not be within the jurisdiction of the CFTC and may therefore be effectively unregulated. Investors should note that various government agencies have investigated practices engaged in on the floors of the Chicago Board of Trade, the Chicago Mercantile Exchange and certain New York exchanges and in this connection a number of floor brokers on the Chicago Mercantile Exchange were indicted and some were convicted for certain trading practices.

    The CFTC also has exclusive jurisdiction to regulate the activities of "commodity pool operators" and "commodity trading advisors". The general partner is registered as a commodity pool operator and a commodity trading advisor. Registration as a commodity pool operator or as a commodity trading advisor requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, a commodity pool operator or a commodity trading advisor. The CFTC imposes certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person's registration as a commodity pool operator or commodity trading advisor if the CFTC finds that such person's trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other circumstances.

    Futures commission merchants are also subject to regulation by and registration with the CFTC. With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers' funds, property and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies, and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, limited partners may be afforded certain rights for reparations under the CEA.

    Many exchanges (but currently not the foreign currency futures markets other than during the first fifteen minutes of a trading day or the foreign currency forward market) normally have regulations that limit the amount of fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are referred to as "daily price fluctuation limits" or, more commonly, "daily limits". The daily limits establish the maximum amount the price of a futures contract may vary from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The "daily limit" rule does not limit losses that might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses.

    The CFTC and U.S. exchanges have established limits, referred to as "position limits", on the maximum net long or net short position that any person, or group of persons acting together, may hold or control in particular commodities. The position limits established by the CFTC apply to grains, soybeans, cotton, eggs and potatoes. U.S. exchanges have established speculative position limits for all commodity contracts for which no such limits have been established. The CFTC has adopted a statement of policy with respect to the treatment of positions held by a commodity pool, such as the Fund, under its rules relating to the aggregation of futures positions for purposes of determining compliance with speculative position limits. In connection therewith, futures positions of the Fund are allocated only to the person or entity controlling trading decisions for the Fund and not to the limited partners. Depending upon the total amount of assets being managed in both the Fund's account and other accounts controlled directly or indirectly by the advisors, such position limits may affect the ability of the advisor to establish particular positions in certain commodities for the Fund or may require the liquidation of positions.

    In addition, pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a self-regulatory body in order to relieve the CFTC of the burden of direct regulation of commodity professionals. The NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration functions to the NFA. The general partner is a member of the NFA.

    The above-described regulatory structure may be modified by rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress. Furthermore, the fact of CFTC registration of the general partner does not imply that the CFTC has passed upon or approved this offering or their qualifications to act as described in this prospectus.

MARGINS

    Commodity futures contracts are customarily bought and sold on margin deposits that range upward from as little as less than one percent of the purchase price of the contract being traded. Because of these low margins, price fluctuations occurring in commodity futures markets may create profits and losses that are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds that must be deposited by the commodity futures trader with the commodity broker in order to initiate futures trading or to maintain open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader's performance of the commodity futures contract. Because the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required with respect to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves.

    When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader's broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader's position. Margin requirements are computed each day by the trader's commodity broker. With respect to the Fund's trading, the Fund, and not the limited partners personally, will be subject to the margin calls.

                              PLAN OF DISTRIBUTION

THE OFFERING

    There is no underwriter for this offering. The general partner, acting though certain of its officers and members, will solicit subscribers. In addition, units will also be offered by soliciting dealers on a best efforts basis. Each of these soliciting dealers will be registered as a broker-dealer with the SEC and a member of the NASD.

    The units are being offered on a best efforts basis. The soliciting dealers are not required to, but may, purchase units. As a result, the general partner cannot guarantee that any specified number of securities will be sold or that any specified amount of money will be raised from the offering.

    The general partner will receive a subscription fee of up to 5% of the gross offering proceeds. A portion of the subscription fee may be reallowed to soliciting dealers as selling commissions for each unit they sell. Subject to certain conditions and exceptions, investors purchasing specified minimum numbers of units will be entitled to a reduction of the 5% subscription fee. See "Soliciting Dealers" above for the amount of the subscription fee that may be reallowed to soliciting dealers.

    Subject to certain conditions and exceptions explained below, investors making an initial purchase of at least $25,000 worth of units (25 units) through the same soliciting dealer will be entitled to a reduction of the 5% subscription fee in accordance with the following schedule:

AMOUNT OF PURCHASER'S
      INVESTMENT
----------------------                               AMOUNT OF VOLUME
  FROM         TO       MAXIMUM SUBSCRIPTION FEE         DISCOUNT
---------  -----------  -------------------------  ---------------------
$25,000... $   249,999                3.5%                     1.5%
250,000..     and over                2.5%                     2.5%

    The Fund will accept subscriptions throughout the initial and continuous offering period, which can be terminated by the general partner at any time. The initial offering period begins on the date of this prospectus and ends on the earlier of when 10,000 units are subscribed for or September 30, 2001.

    Units will be sold for $1,000 each during the initial offering period. The offering price was arbitrarily set by the general partner. It was not based on past or expected earnings and does not represent that the units have or will have a market value of or can be resold or liquidated at that price.

    An initial closing on the subscription proceeds will be held at a time determined by the general partner. This initial closing will occur at the earliest practicable date after subscriptions for a minimum of 10,000 units have been received. If 10,000 units are not sold by September 30, 2001, this offering will terminate and all amounts paid by subscribers will be returned to them without interest. After the initial closing and the acquisition by the Fund of a portfolio of futures positions, the purchase price for units will be the net asset value per unit as of the close of trading on the trading day preceding the effective date of the purchase.

    Funds from subscriptions accepted prior to the initial closing will be delivered to DPM, the subscription agent for this offering. Under the terms of the escrow agreement, DPM will deposit the funds from subscriptions in an interest-bearing escrow account at Mellon Bank, the escrow agent for this offering. Alternatively, subscribers may transfer the appropriate subscription proceeds by bank wire transfer to Mellon Bank, if they send copies of the subscription documents by fax to the subscription agent, followed by manually signed copies by mail.

    The escrow agent will not release the funds from the escrow account until a minimum of $10,000,000 is deposited into the account and the general partner gives notice to the escrow agent authorizing it to release the funds from escrow. Subscription payments deposited in the escrow account may not be withdrawn by any subscriber under any circumstance. Following the initial closing, the account will be placed in the name of DPM, as subscription agent for the Fund. Subscription proceeds received for units sold after that time will be immediately available for use by the Fund.

    Upon the initial closing, the subscription proceeds will be released to the Fund for acquisition of a portfolio of futures positions. Any sales of units which are made after the initial closing and after the Fund has acquired a portfolio of futures positions will be effective on the first business day of a month, and the purchase price for the units will be the net asset value per unit as of the close of trading on the trading day preceding the effective date of the purchase. With respect to subscription proceeds that are received by the general partner after the initial closing, the subscription agent will use its best efforts to allocate to subscribers the maximum possible number of round units and will rebate the remaining proceeds, assuming that the subscription proceeds are sufficient to purchase a minimum of 10 units. In the event, however, that the subscription proceeds are insufficient to purchase a minimum of 10 units, based on the then current net asset value per unit, the subscription agent may, in its sole discretion, allow the subscriber to pay the additional required amount within a specified number of days of the effective date of the purchase. Persons who are subscribing for a minimum of 10 units after the initial closing should consider sending an extra amount of funds over the anticipated purchase price to ensure the purchase of a minimum of 10 units. Any amounts paid in excess of the actual purchase price will be promptly refunded to the subscriber.

    If a minimum of 10,000 units are not sold by September 30, 2001, this offering will terminate. In such event, all amounts paid by a subscriber will be returned to the subscriber within 10 business days of the date the offering is terminated, without interest.

    The sale of the 10,000 units should not be relied upon as any indication of the merits of this offering because the required sale of those units is not intended to protect investors or to demonstrate that the Fund is a good or safe investment.

    The escrowed funds will be released for use by the Fund immediately following the completion of the initial closing. If the Fund breaks escrow, this offering will continue until the earlier of such time as all of the units offered hereby have been sold, or this offering is terminated by the general partner, in its sole discretion. All subscriptions accepted by the general partner after the breaking of escrow will be immediately available for use in the Fund's business, after deducting the subscription fee payable to the general partner.

    During the continuous offering, you must submit your subscription at least five (5) days prior to the end of a month. You will become a limited partner on the first day of the month after your subscription is processed and accepted and payments are received and cleared. During the continuous offering, you will receive units based on the net asset value on the purchase date. Because net asset value fluctuates daily, you will not know the purchase price of your units at the time you subscribe during the continuous offering.

    The minimum subscription is 10 units, or $10,000, for first time investors. Subsequent investments by existing limited partners may be in any amount as the general partner may accept. Investments above the minimum and all subsequent investments must made in full units. The purchase price for units will be $1,000 per unit until the initial closing and the net asset value per unit after the initial closing and the acquisition by the Fund of a portfolio of futures positions.

    The total purchase price for the units must be paid at the time of executing the subscription agreement. The purchase price must be paid in cash or its equivalent.

    All subscriptions are irrevocable, except only as may be provided by the securities laws of your state. The general partner has the right, however, to totally or partially reject any subscription for units. The general partner may require you to provide additional information and documentation.

    All units will be issued subject to the collection of good funds, and any units issued to a subscriber who has not provided collectible funds (whether in the form of a bad check or draft, or otherwise) will be canceled.

HOW TO INVEST

    In order to purchase units, you must complete and sign a copy of the form of subscription agreement that is included with this prospectus as Appendix B and a copy of the counterpart signature page of the limited partnership agreement and deliver and/or mail them and the full purchase price for the units subscribed for to the subscription agent. Subscription proceeds accepted prior to the initial closing will be deposited by the subscription agent in an escrow account maintained at Mellon Bank. Following the initial closing, the account will be placed in the name of DPM, as subscription agent for the Fund. Subscription proceeds received for units sold after that time will be immediately available for use by the Fund.

    Alternatively, subscribers may fax the completed subscription agreement and counterpart signature page to the subscription agent, while the appropriate subscription proceeds are transferred by bank wire transfer to Mellon Bank. Manually signed copies of the subscription agreement and counterpart signature page should then be mailed to the subscription agent.

    The subscription agreement contains various representations, warranties, agreements and acknowledgments, and you should therefore carefully read the subscription agreement. By executing and returning the Subscription Agreement, you represent and warrant, among other things, that you:

    - have received a copy of the prospectus as supplemented;

    - meet all applicable suitability standards as listed in the prospectus;

    - are purchasing units for your own account; and

    - acknowledge that the investment is not liquid except for limited redemption rights.

    All of the representations and warranties are primarily intended to assure and confirm that you understand the Fund's structure and operation prior to making your investment. In addition, they enable the Fund, the general partner and the soliciting dealer to comply with certain requirements under the CEA and various state securities laws.

    BY EXECUTING THE SUBSCRIPTION AGREEMENT, YOU DO NOT WAIVE ANY RIGHTS YOU HAVE UNDER THE SECURITIES ACT OF 1933.

WHO MAY INVEST

    You must represent and warrant in the Subscription Agreement that you have:

    - a net worth of at least $150,000, exclusive of home, furnishings and automobiles; or

    - a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

    A number of states in which the units are offered impose higher minimum financial standards on prospective investors, which are set forth on the last page of the subscription agreement included as Appendix B. These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. If the investment in the Fund is being made by a fiduciary account, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who supplies the funds to purchase the units if the donor or grantor is the fiduciary.

ESCROW ARRANGEMENTS

    The Fund's escrow account is maintained at Mellon Bank. Subscriptions will be held in escrow until a minimum of $10,000,000 is deposited into the account and the general partner gives notice to Mellon Bank authorizing it to release the funds from escrow.

    The initial closing will occur at the earliest practicable date after subscriptions for a minimum of 10,000 units have been received. If 10,000 units are not sold by September 30, 2001, this offering will terminate and all amounts paid by subscribers will be returned to them, without interest. The general partner must receive and accept subscriptions for at least 10,000 units by the end of the initial offering period to break escrow and begin trading. Otherwise, the full amount of all subscriptions will be promptly returned to subscribers within 10 business days of the date the offering is terminated.

    Subscription payments deposited in the escrow account may not be withdrawn by any subscriber under any circumstance.

    The general partner may at any time select a different escrow agent, who will not be affiliated with the general partner. Any escrow agent for the Fund will invest subscriptions in legally permissible interest bearing investments, including direct United States government obligations, certificates of deposit or bank money market accounts as directed by the general partner. Since such investments carry different minimum dollar amounts and varying interest rates, however, the amount of interest, if any, that will be earned on a subscription cannot be calculated.

REJECTION OR REVOCATION OF SUBSCRIPTIONS

    The general partner may reject any subscription for any reason within 10 days of its receipt.

                              ERISA CONSIDERATIONS

GENERAL

    This section highlights certain considerations that arise under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), which a "fiduciary" of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in

Section 4975 of the Code should consider before deciding to invest the plan's assets in the Fund. "Employee benefit plans" and "plans" are referred to below as "Plans." A "fiduciary" is a person or entity that exercises discretionary authority over the management or disposition of a Plan's assets or who renders investment advice for a fee and are referred to below as "Plan Fiduciaries". Plans include, for example, corporate pension and profit sharing plans, 401(k) plans, "simplified employee pension plans," Keogh plans for self-employed persons and Individual Retirement Accounts or Annuities ("IRA") as defined in
Section 408 of the Code.

SPECIAL INVESTMENT CONSIDERATION

    Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that:
(1) the investment is prudent for the Plan; (2) the investments of the Plan are diversified; (3) an investment in the Fund complies with the terms of the Plan;
(4) the market for the sale or disposal of the units will be sufficiently liquid; and (5) the definition of "plan assets" under the United States Department of Labor ("DOL") regulations (see discussion below) does not cause the Plan to be considered to be holding all of the Fund's assets.

THE FUND SHOULD NOT BE DEEMED TO HOLD "PLAN ASSETS"

    Regulations adopted by the DOL provide rules for determining when the investment by a Plan in an equity interest of a limited partnership will result in the underlying assets of the limited partnership being considered assets of the Plan (I.E., "plan assets") for purposes of ERISA and Section 4875 of the Code. If the underlying assets of the Fund are characterized as "plan assets," ERISA's fiduciary standards may be imposed upon the Fund and the general partner. The cost and feasibility for the Fund or the general partner to comply with such standards and whether application of such standards will adversely affect the performance of the Fund or the general partner cannot be predicted. Additionally, if a "plan asset" is subject to the control and management of a person other than the Plan trustee, there may be an improper delegation of the Plan trustee's responsibility.

    Also, in the course of dealing with "plan assets", the Fund and/or the general partner may commit, intentionally or unintentionally, a "prohibited transaction" which may subject them to equitable sanctions under ERISA and to an excise tax under the Code of from 5% to 100% of the value of the transaction. If such excise taxes or sanctions are imposed on the Fund and/or the general partner, significant changes in the method of operating the Fund may become necessary. Such changes could result in increased costs being incurred by the Fund and have an adverse effect on its performance.

    Finally, ERISA also requires that "plan assets" be valued to reflect market value as of the close of each Plan year. It may not be possible to adequately value the units from year to year, since there may not be an adequate market for them.

    However, the DOL's regulations provide that when a Plan makes an equity investment in another entity, such as the units of the Fund, the underlying assets of the Fund will not be considered Plan assets unless, among other things, the investments of all Plan investors in the units is "significant."

    Such investments become "significant" under the DOL regulations, if, immediately after the most recent investment by a Plan investor, 25% or more of the value of the equity interest in the entity is held by Plan investors as a group. Thus, if more than 24.9% of the value of the units in the Fund are owned by Plan investors as a group, all of the assets of the Fund are treated as the assets of the Plans investing in the Fund.

ERISA INVESTORS COULD BE FORCED TO REDEEM AGAINST THEIR WILL

    THE FUND'S AGREEMENT OF LIMITED PARTNERSHIP LIMITS THE TOTAL EQUITY OWNED BY PLAN INVESTORS BY PERMITTING THE PARTNERSHIP TO AUTOMATICALLY REDEEM LIMITED PARTNERSHIP INTERESTS HELD BY "BENEFIT PLAN INVESTORS". ANY SUBSCRIBER WHICH IS AN ENTITY SUBJECT TO ERISA MUST AGREE THAT IF, AT THE CLOSE OF ANY MONTH DURING THE TERM OF THE PARTNERSHIP, THE AGGREGATE TOTAL OF UNITS HELD BY ALL ERISA LIMITED PARTNERS WOULD EXCEED 24.9 PERCENT OF THE AGGREGATE TOTAL OF UNITS HELD BY ALL LIMITED PARTNERS, THEN ALL ERISA LIMITED PARTNERS SHALL BE DEEMED TO HAVE WITHDRAWN, ON A PRO RATA BASIS AMONG ALL THE ERISA LIMITED PARTNERS, AN AMOUNT SUFFICIENT TO REDUCE THE NUMBER OF UNITS HELD BY ALL ERISA LIMITED PARTNERS TO NOT MORE THAN 24.9 PERCENT OF THE AGGREGATE TOTAL OF UNITS HELD BY ALL LIMITED PARTNERS. ACCORDINGLY, ASSUMING NORMAL OPERATION OF THIS PROVISION OF THE LIMITED PARTNERSHIP AGREEMENT, THE UNDERLYING

ASSETS OF THE FUND SHOULD NOT BE CONSIDERED TO BE "PLAN ASSETS" OF ANY PLAN AND NEITHER THE PARTNERSHIP NOR THE GENERAL PARTNER SHOULD BE CONSIDERED A "FIDUCIARY" (UNDER ERISA) TO ANY PLAN.

INELIGIBLE PURCHASERS

    In general, units may not be purchased with the assets of a Plan if the general partner or any of their affiliates or employees either:

    - exercise any discretionary authority or discretionary control respecting management of the Plan;

    - exercise any authority or control respecting management or disposition of the assets of the Plan;

    - render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

    - have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

    - have any discretionary authority or discretionary responsibility in the administration of the Plan.

    VIOLATIONS OF THE RULES UNDER ERISA AND/OR SECTION 4975 OF THE CODE BY FIDUCIARIES CAN RESULT IN VARIOUS TYPES OF LIABILITIES, INCLUDING CIVIL PENALTIES AND EXCISE TAXES. BECAUSE OF THE COMPLEXITY OF THESE RULES, PLAN FIDUCIARIES ARE STRONGLY ENCOURAGED TO CONSULT WITH THEIR LEGAL ADVISORS PRIOR TO CAUSING A PLAN TO INVEST IN THE FUND.

    YOU SHOULD BE AWARE THAT THERE ARE VARIOUS TYPES OF INSTITUTIONS, INCLUDING PENSION PLANS AND TRUSTS, WHICH ARE GOVERNED BY DISCRETE AND/OR UNIQUE LAWS AND/OR REGULATIONS RELATING TO THE VARIOUS TYPES OF INVESTMENTS WHICH SUCH INSTITUTIONS ARE AUTHORIZED TO MAKE. THE GENERAL PARTNER, ON BEHALF OF THE PARTNERSHIP, IS NOT IN THE POSITION TO REVIEW THOSE LIMITATIONS AND/OR RESTRICTIONS THAT MAY APPLY TO EACH SPECIFIC SUBSCRIBER'S INVESTMENT IN THE PARTNERSHIP. ACCORDINGLY, BY SIGNING THE SUBSCRIPTION AGREEMENT, YOU WILL BE REPRESENTING AND WARRANTING THAT YOU ARE FAMILIAR WITH THE STATUTORY AND REGULATORY BASIS ON WHICH YOU OPERATE, INCLUDING ANY INVESTMENT GUIDELINES AND LIMITATIONS PLACED ON SUBSCRIPTIONS TO ENTITIES SIMILAR IN FORM AND PURPOSE TO THE FUND, AND THAT, IF SUCH SUBSCRIPTION IS ACCEPTED, IT WILL BE IN COMPLIANCE WITH ALL APPLICABLE GOVERNMENTAL, INDUSTRY, AND/OR SIMILAR LAWS AND REGULATIONS WHICH RELATE TO YOUR INVESTMENT IN THE FUND; AND WILL NOT BE IN VIOLATION OF ANY SUCH LAWS OR REGULATIONS.

                           FEDERAL INCOME TAX ASPECTS

    The general partner has been advised by its counsel, Wildman, Harrold, Allen & Dixon that, in its opinion, (i) the Fund should be classified as a partnership for federal income tax purposes, and (ii) the following summary describes the material federal income tax consequences to United States taxpayers that are individuals that invest in the Fund.

    The opinion of Wildman Harrold has been filed as an exhibit to the registration statement of which this prospectus is a part and is based and conditioned on various assumptions and representations as to certain factual matters made by the general partner. Wildman Harrold has not independently verified the general partner's representations. The opinion of Wildman Harrold is based on the Code and the regulations thereunder currently in effect and on administrative and judicial interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. A complete discussion of all federal, state and local tax aspects of an investment in the Fund is beyond the scope of the following summary, and prospective investors should consult their own tax advisers particularly as respects the effect of their own individual tax characteristics. Legislation is from time to time pending in Congress. No attempt has been made to describe pending legislation in this document and its final form cannot be predicted at this time. An opinion of counsel represents counsel's legal judgment, is not binding on the IRS or a court, and does not constitute a guarantee. The Fund has not asked for a ruling from the IRS with respect to any matter, and there can be no assurance that the IRS or a court would not take a position contrary to that set forth herein.

THE FUND'S PARTNERSHIP TAX STATUS

    Current regulations permit the Fund to elect to be treated as a partnership for federal income tax purposes. Even if the Fund does not affirmatively elect to be treated as a partnership, current regulations provide that the Fund will be classified as a partnership for federal income tax purposes so long as it has two or more partners.

    Pursuant to Code Section 7704, "publicly traded partnerships" are taxed as corporations. If the Fund were treated as a corporation for federal income tax purposes, the income of the Fund would be taxed to the Fund at corporate rates, no losses of the Fund could be used by partners to offset their own income and all or a portion of any distribution by the Fund to the partners would be taxed to them as dividends to the extent of the current and accumulated earnings and profits of the Fund. Based on the expected income of the Fund and other restrictions, including the restrictions on transfers of units and the provisions requiring advance written notice of withdrawals, the Fund should not be treated or taxed as a "publicly traded partnership." See "Federal Income Tax Aspects--Application of the Publicly Traded Partnership Rules to the Fund" below.

    The discussion which follows assumes that the Fund will be treated as a partnership for federal income tax purposes.

TAXATION OF LIMITED PARTNERS ON PROFITS AND LOSSES OF THE FUND

    The Fund will not pay federal income tax. Rather, each partner must report and pay his distributive share of the Fund's income, gains, loss, deductions, credits and other items (collectively, "Partnership Items") for the Fund's taxable year ending with or within the partner's taxable year. A partner must report and pay taxes on his distributive share of Partnership Items for a particular taxable year whether or not any cash is actually distributed to him in that year.

ALLOCATIONS OF PARTNERSHIP ITEMS

    A limited partner's distributive share of Partnership Items will be determined under the limited partnership agreement so long as the allocations in the limited partnership agreement have substantial economic effect. Were the allocation provisions in the limited partnership agreement found to lack substantial economic effect, each partner's distributive share of Partnership Items would be determined by the IRS on the basis of the partner's interest in the Fund, based on all the facts and circumstances.

    The IRS has issued final regulations which contain extensive rules interpreting the substantial economic effect standard. In general, in order for allocations to have substantial economic effect, the allocations must be charged or credited to the partners' capital accounts (which are different than the capital accounts provided for in the limited partnership agreement) and the capital accounts must control distribution of assets upon liquidation. While the general partner believes that the allocations in the limited partnership agreement will be respected for federal income tax purposes either under the "substantial economic effect" or will satisfy a substitute "alternative test" or "economic effect equivalence test." The limited partnership agreement does not meet a third requirement for substantial economic effect, which is that a partner must make a contribution to the

Fund equal to any deficit in his capital account. Accordingly, under the regulations and the limited partnership agreement, losses will not be allocable to a partner in excess of the partner's capital contributions plus properly allocated profits less any prior distributions. Unexpected violations of this rule are cured under the limited partnership agreement by allocating items of income and gain to partners with a deficit capital account balance.

    Items of ordinary income, as well as any items of expense and deduction, will be allocated pro rata among the partners based on their respective capital accounts as of the end of each accounting period in which the items of ordinary income and expense and deduction accrue, after taking into account the allocation of management fees attributable to such partner.

    Capital gain or loss from the Fund's trading activities will be allocated as follows. There shall be established a tax basis account with respect to each outstanding partnership interest. The initial balance of each tax basis account shall be the amount paid to the Fund for each partner's partnership interest. As of the end of each fiscal year, each tax basis account shall be increased to reflect the income allocated to a partner during the accounting period for financial accounting purposes, and shall be reduced to reflect items of expense and deduction allocated during the year for financial accounting purposes and the amount of any distributions made during the accounting period. When a partnership interest is redeemed, the tax basis account attributable to such partnership interest or redeemed portion of such partnership interest shall be eliminated.

    Capital gain will be allocated first to each partner who has redeemed a partnership interest during an accounting period up to any excess of the amount received upon redemption of the partnership interest over the tax basis account maintained for the redeemed partnership interest. Any remaining capital gain shall be allocated among the partners whose capital accounts are in excess of their tax basis accounts (after the adjustments described in the preceding paragraph are made for such accounting period) in the ratio that each such partner's excess bears to all such partners' excesses. If the gain to be so allocated is greater than the excess of all such partners' capital accounts over all such tax basis accounts, the excess shall be allocated among all partners in the ratio that each partner's capital account bears to all partners' capital accounts.

    Capital loss will be allocated first to each partner who has redeemed a partnership interest during a fiscal year up to any excess of the tax basis account maintained for the redeemed partnership interest over the amount received upon redemption of the partnership interest. Any remaining capital loss shall be allocated among all partners whose tax basis accounts are in excess of their capital accounts (after all adjustments to the partner's tax basis accounts are made for such accounting period) in the ratio that each such partner's excess bears to all such partners' excesses. If the capital loss to be so allocated is greater than the excess of all tax basis accounts over all partners' capital accounts, the excess loss shall be allocated among all partners in the ratio that each partner's capital account bears to all partner's capital accounts.

    For purposes of these allocations, any gain or loss required to be taken into account in accordance with the "mark-to-market" rules of
Section 1256(a)(1) of the Code shall be considered a recognized gain or loss.

BASIS LIMITATION ON THE USE OF LOSSES

    A limited partner may deduct Fund losses only to the extent of the limited partner's tax basis in its units. Generally, a limited partner's tax basis is the amount paid for the units reduced (but not below zero) by the limited partner's share of any Fund distributions, losses and expenses, and increased by the limited partner's share of the Fund's income and gains. Losses disallowed under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and all other applicable limitations.

AT-RISK LIMITATION ON THE USE OF LOSSES

    A limited partner subject to "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent the limited partner is "at-risk." The "at-risk" amount is equal to the total of all the money the limited partner contributed to the Fund (except to the extent that the money contributed was borrowed by the limited partner either without recourse to the limited partner or from a person with an interest in the partnership or a person related to such a person), reduced (but not below zero) by the limited partner's share of any Fund distributions, losses and expenses and increased by the limited partner's share of the Fund's income and gains. Losses denied under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and other applicable limitations.

LIMITATIONS ON THE USE OF CAPITAL LOSSES

    Capital losses may be used to offset short-term or long-term capital gains allocated to a partner, plus (for limited partners other than corporations) up to $3,000 ($1,500 in the case of a married individual filing a separate return) of ordinary income each year. Generally, noncorporate taxpayers may carry forward, but may not carry back, unused net capital losses. However, an individual (but not an estate, trust or corporation) may carry unused net capital losses from trading in Section 1256 Contracts back to each of the three preceding years to the extent of the capital gain net income for such preceding year from trading in Section 1256 Contracts (or of overall net capital gain income for the year, if less). See "Federal Income Tax Aspects--Taxation on Commodity Transactions" below for an explanation of Section 1256 Contracts.

LIMITATIONS ON THE USE OF PASSIVE ACTIVITY LOSSES

    The Code limits the deductibility of losses from business activities in which a taxpayer (limited to individuals, certain estates and trusts, personal service corporations or closely-held corporations) does not materially participate ("Passive Losses"). Passive Losses generally are deductible only to the extent of income from other passive activities. Passive activities include any activity that the taxpayer carries on as a limited partner, but do not include rental real estate activities under certain circumstances. Passive Losses in any year cannot be used to offset earned income, active business income or portfolio income (such as dividends, interest, royalties and nonbusiness capital gains), including portfolio income passed through to a taxpayer from a passive activity, but can only be used to offset income from other passive activities. Passive Losses which are not deductible in any year may be carried over to succeeding years indefinitely and used to offset income from passive activities in such succeeding years and may be deducted upon the taxpayer's disposition of its entire interest in the passive activity. Partners which are closely held corporations may use their share of Passive Losses from the Fund to offset net active income, but not portfolio income. Interest expense incurred in connection with a passive activity or to acquire or carry an interest in a passive activity is included in calculating Passive Loss and thus would be subject to any limitations on the deductibility of Passive Losses.

    Under the regulations, the trading of personal property, such as commodities contracts and futures and options thereon, will not be treated as a passive activity. Accordingly, a partner's distributive share of items of income, gain, deduction or loss from the Fund will not be treated as passive income or loss and Fund gains allocable to partners will not be available to offset Passive Losses from sources outside the Fund. Fund gains allocable to partners will, however, be available to offset losses with respect to portfolio investments, such as stocks and bonds. Moreover, any Fund losses allocable to partners will be available to offset other income, regardless of the source of the income.

LIMITATIONS ON ITEMIZED DEDUCTIONS OF INDIVIDUALS

    If the Fund is treated as engaged in an investment activity (and not in a trade or business), a limited partner taxed as an individual would be allowed a deduction for the limited partner's share of general partnership expenses only to the extent that the total of the limited partner's investment and other miscellaneous expenses exceeds 2% of the limited partner's adjusted gross income. In addition, for regular tax purposes (but not for alternative minimum tax purposes), the amount of itemized deductions that non-corporate partners (other than estates and trusts) having adjusted gross income in excess of a threshold amount will be allowed to deduct is reduced by the lesser of (i) 3% of adjusted gross income over the threshold amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For 2000, the threshold amount is $128,950 ($64,475 for married taxpayers filing separately). Certain deductions, including the deduction for investment interest, are not affected by either of these limitations. Because of the limited nature of the trading activities of the Fund, the general partner believes that the Fund will be treated as engaging in an investment activity rather than the trade or business of trading commodities.

LIMITATION ON THE USE OF SYNDICATION EXPENSES

    Neither the Fund nor any partner will be entitled to any deduction for syndication expenses, that is, amounts paid or incurred in connection with issuing and marketing the units. In addition, there is a risk that some portion of any brokerage fees would be treated as a nondeductible payment by the Fund of syndication expenses.

INTEREST LIMITATIONS

    A non-corporate partner may deduct the total of the limited partner's interest expense incurred or continued to purchase or carry "property held for investment" only to the extent of the limited partner's net "investment income" from all such property the limited partner holds. A unit in the Fund should be considered "property held for investment", and the interest expense incurred by a limited partner to purchase or carry a unit and such limited partner's distributive share of Fund investment interest expense should generally be subject to this limitation. Deductions limited under this rule may be carried forward indefinitely, subject to this and other applicable limitations. A limited partner's net investment income will not include that portion of investment income derived from long-term capital gains unless the partner elects to treat such gains as short-term gains.

CODE SECTION 183 LIMITATIONS

    Section 183 of the Code sets forth the general rule that no deduction is allowable to an individual for an activity not engaged in for profit. If the gross income derived from an activity for three or more of the taxable years in the period of five consecutive taxable years exceeds the deductions attributable to such activity, the activity is rebuttably presumed to be engaged in for profit. Although the general partner intends for the business venture to be profitable, because of the risks of loss involved in this type of business, there is a possibility that income from the activity will not exceed the deductions attributable to such activity for three or more years out of the five years, with the result being that the rebuttable presumption that the activity is engaged in for profit will not be available. However, the general partner believes that all of the Fund's activities will be undertaken with a profit motive.

CASH DISTRIBUTIONS AND UNIT REDEMPTIONS

    To the extent of the limited partner's tax basis in its units, cash distributed to a limited partner by the Fund upon redemption of units will constitute a return of capital that will not be reportable as taxable income, but will reduce the limited partner's tax basis in its units. To the extent that cash distributions exceed a limited partner's tax basis in its units, such distributions will be taxable to the limited partner as gain from the sale or exchange of the units. The cash distributed to the limited partner is deemed to include any liabilities of the Fund allocated to such partner for federal income tax purposes. For federal income tax purposes only, the recourse and nonrecourse liabilities of the Fund are allocated among the partners in the manner specified in the regulations. Liabilities allocated to a partner increase that partner's tax basis and reallocation of a liability to another partner decreases a partner's tax basis. See "Federal Income Tax Aspects--Basis Limitation on the Use of Losses" above for information on the calculation of tax basis. Accordingly, the cash distributed to the limited partner is deemed to include the amount of any liabilities allocated to the limited partner. Upon complete redemption of all of a limited partner's units, the limited partner may recognize loss to the extent of any unrecovered basis in the redeemed units. If the limited partner is not a "dealer" with respect to the units and has held its units for more than one year, any gain or loss on their redemption generally should be long-term capital gain or loss.

TAXATION ON A SALE OR OTHER DISPOSITION OF UNITS

    A partner will recognize gain or loss on the sale or exchange of the partner's unit equal to the difference between the amount realized on the sale and the partner's tax basis in the unit. The amount realized includes any liabilities of the Fund allocated to such partner for federal income tax purposes. For federal income tax purposes only, the recourse and nonrecourse liabilities of the Fund are allocated among the partners in the manner specified in the regulations. Liabilities allocated to a partner increase that partner's tax basis and reallocation of a liability to another partner decreases a partner's tax basis. See "Federal Income Tax Aspects--Basis Limitation on the Use of Losses" above for information on the calculation of tax basis. The amount realized by a partner on the sale of the partner's interest includes the liabilities allocated to such partner. As a result, the tax imposed on the sale of a unit may exceed the cash and other consideration received by the seller. In such cases the tax will have to be paid by the seller with funds from other sources. If the partner is not a "dealer" with respect to the units and has held the units for more than one year, any gain or loss on their redemption generally should be long-term capital gain or loss.

TAXATION OF COMMODITY TRANSACTIONS

    "Section 1256 Contracts" are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes,
Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end and the resulting gain or loss is then deemed taxable (I.E., the "marked-to-market rules"). The gain or loss on all
Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

    Section 1256 Contracts do not include property held for sale to customers in the ordinary course of a trade or business. The activities of the Fund would result in ordinary income if the Fund were considered to hold property for sale to customers in the ordinary course of a trade or business. The Fund does not expect to hold its commodity interests for sale to customers in the ordinary course of a trade or business.

    The "short sale" rules may apply to positions held by the Fund so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss. Furthermore, "wash sale" rules, which prevent the recognition of a loss from the sale of a security where a substantially identical security is (or has been) acquired within a prescribed time period, also apply where certain offsetting positions (other than identified straddle positions) are entered into within the prescribed period.

    It is unclear to what extent the capitalization and wash sale rules would apply to straddles consisting of Fund transactions and transactions by a partner in his individual capacity. Each prospective limited partner should review the application of these rules to the limited partner's own particular tax situation, with special regard to the potential interaction between Fund operations and commodities transactions entered into by the prospective limited partner in an individual capacity.

TAX ON CAPITAL GAINS AND LOSSES

    Long-term capital gains--net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts--are taxed at a maximum rate of 20% for individuals. Short-term capital gains--net gain on capital assets held less than one year and 40% of the gain on Section 1256 Contracts--are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6% for individuals.

INTEREST INCOME

    Interest received by the Fund is taxed as ordinary income.

APPLICATION OF THE PUBLICLY TRADED PARTNERSHIP RULES TO THE FUND

    Under Code Section 7704, certain publicly traded partnerships are treated as corporations for federal income tax purposes. Publicly traded partnerships, as defined in Code Section 7704(b), are partnerships whose equity interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). Even if a partnership is considered to be publicly traded, Code Section 7704(c) provides that such a partnership will not be treated as a corporation for federal income tax purposes if, as to each taxable year of its existence, (i) with certain exceptions to be prescribed by forthcoming regulations, the partnership is not required to register under the federal Investment Company Act of 1940 Act, and (ii) at least 90% of its gross income is "qualifying income," such as interest, dividends, gains from the disposition of stock or securities, and, in the case of a partnership that has as a principal activity the buying and selling of commodities and commodity instruments, income and gains from such commodities transactions.

    Based on the Fund's objectives and trading policies as described in this prospectus, at least 90% of the annual gross income of the Fund will consist of qualifying income, as defined above. Accordingly, the general partner believes that the Fund could be expected to satisfy the gross income requirement in each of its taxable years, beginning with the current taxable year. Further, so long as the partnership is engaged primarily in commodity trading, it will not be required to register under the Investment Company Act of 1940. Therefore, the Fund does not expect to be taxed as a corporation under Code Section 7704 even if it were to be viewed as publicly traded.

    However, reliance on the gross income exception described above subjects partners who are subject to the passive activity loss rules to certain adverse tax consequences. See "Federal Income Tax Aspects--Limitations on the Use of Passive Activity Losses" above. The Fund may avoid the adverse tax consequences of being treated as a publicly traded partnership for passive loss purposes if it meets certain safe harbors prescribed by the IRS regulations. The regulations provide that interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof under certain circumstances described in the regulations (essentially consisting of five safe harbors and a transition rule). However, the failure of a partnership to satisfy any of the safe harbors will not establish or give rise to a presumption that the interests in the partnership will be treated as readily tradable on the substantial equivalent of a secondary market. In general, the safe harbors relate to (a) private placements, (b) transfers not involving trading,
(c) other circumstances involving no actual trading, (d) redemptions or repurchases (the "Redemption or Repurchase Safe Harbor"), and (e) matching services. Under the Fund's limited partnership agreement and the facts and circumstances which the general partner expects will exist after the offering, the only safe harbor expected to apply to the Fund is the Redemption or Repurchase Safe Harbor. However, its applicability to the Fund will depend upon the facts and circumstances present in each taxable year and no assurance can be given that the Fund will meet this safe harbor. The regulations provide that partnerships will not be publicly traded for a taxable year if (i) any redemption or repurchase agreements require written notification at least
60 days before the redemption of the partner's intent to redeem; (ii) the repurchase price is not established until at least 60 days after the receipt of such notification by the partnership, or alternatively, the repurchase price is established not more than four times during the partnership's tax year; and
(iii) the sum of the percentage interests in the partnership that are sold or otherwise disposed of (including redemptions) during the tax year will not exceed 10% of the total interests in the partnership capital or profits. The limited partnership agreement contains provisions which satisfy both conditions
(i) and (ii) of the Redemption or Repurchase Safe Harbor, but the limited partnership agreement does grant the general partner some flexibility with respect to those issues. There can be no assurance, however, that the Fund will not permit transfers of interests in the Fund to exceed 10% of the total interest in the Fund in any tax year, and since the last condition of this safe harbor must be determined on an annual basis, no assurance can be given that the Fund will be able to satisfy this safe harbor in any year. Therefore, it is possible that the safe harbor might not be satisfied and in such case, the IRS could contend that the Fund was a publicly traded partnership for purposes of the passive loss rules.

    Should the aforementioned facts, assumptions and representations fail to be accurate for any reason, the IRS may take the position that the Fund should be treated as an association taxable as a corporation for federal income tax purposes. The continued treatment of the Fund as a partnership also is dependent upon existing Code provisions, regulations promulgated thereunder and administrative interpretations thereof, all of which are subject to change. Therefore, no assurances can be given that the Fund's classification for federal income tax purposes may not be changed during the term of its existence.

IRS AUDITS OF THE FUND AND ITS LIMITED PARTNERS

    The Fund's federal income tax information return may be audited. While partners have certain rights to participate in a partnership audit, some of these rights are not available to partners owning less than a 1% profit interest in a partnership with more than 100 partners. Accordingly, a limited partner may not be able to participate in an audit of the Fund's information return, but could nevertheless be bound by a settlement reached in that audit unless the limited partner has filed a timely pre-settlement notice with the IRS stating that the limited partner will not be bound by the settlement. An audit of the Fund's returns may result in an audit of a limited partner's tax return and lead to adjustments of income and loss unrelated to an investment in the Fund. If an audit results in an adjustment, limited partners may be required to file amended returns (which may also be audited), and to pay back taxes, plus interest and possibly penalties.

STATE AND OTHER TAXES

    In addition to the federal income tax consequences described above, the Fund and the limited partners may be subject to various state and other taxes. A discussion of state and local taxes is beyond the scope of this summary.

BROKER REPORTING AND BACKUP WITHHOLDING

    The subscription documents require each prospective investor in the Fund to furnish the investor's "taxpayer identification number." If the number furnished is not correct, the investor may be subject to penalties imposed by the IRS and payments to the investor in redemption of units (and, possibly, other Fund distributions) may become subject to 31% backup withholding. The Fund is not required to treat either its commodities transactions or redemptions of units as requiring separate reporting to investors under Code Section 6045, since the information required to be furnished by that section is identical to that furnished to each investor on Schedule K-1 of Form 1065. The same information will be furnished to the IRS on Form 1065. Accordingly, investors will not receive separate Forms 1099-B with respect to such transactions.

EXEMPT ORGANIZATIONS

    The following is a brief summary of the federal income tax consequences to entities otherwise exempt from such tax (such as employee benefit plans, individual retirement plans, individual retirement accounts and charitable organizations) ("Exempt Organizations").

    In general, an investment in the Fund is not expected to result in "unrelated business income." If, however, any portion of an Exempt Organization's allocable share of Fund income is treated as "unrelated business taxable income", the Exempt Organization will be liable for a tax on that amount (plus all other unrelated business taxable income for the taxable year in excess of $1,000), minus applicable modifications and deductions, at the rates applicable to corporations.

    Unrelated business income includes certain income derived from "debt-financed property." Such "debt-financed property" generally will include securities purchased on margin. However, the IRS has stated in private rulings (which are binding only as to the specifically identified taxpayer to whom it is addressed) that margin accounts maintained with respect to certain commodities trading do not create indebtedness and therefore such commodities traded on margin do not constitute "debt-financed property." However, there is no IRS published authority for this view that can be relied upon by taxpayers in general and private rulings have no value as precedent. Since the Fund will not seek a ruling from the IRS on this issue, there is a risk that the Fund's income could be viewed as generated from debt-financed property and would therefore constitute unrelated business income. If the Fund were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, such gain would likely constitute unrelated business income. The Fund is not entitled to engage in such leveraged purchases of physical commodities.

    PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE FUND.

                       THE LIMITED PARTNERSHIP AGREEMENT

    The following is a summary of the significant terms and provisions of the Fund's limited partnership agreement that are not described elsewhere in this prospectus. A copy of the limited partnership agreement is included with this prospectus as Appendix A. YOU SHOULD CAREFULLY READ THE LIMITED PARTNERSHIP AGREEMENT FOR COMPLETE DETAILS OF ITS TERMS AND CONDITIONS.

LIMITED LIABILITY OF LIMITED PARTNERS

    In general, a limited partner's liability is limited to the amount of his capital contribution and his share of any assets and undistributed net profits.

    The general partner will be liable for all obligations of the Fund which the Fund is not able to pay or satisfy. The general partner will not, however, be liable for the return or repayment of all or any portion of the capital or profits of any limited partner.

MANAGEMENT OF PARTNERSHIP AFFAIRS

    The limited partnership agreement gives Beeland Management Company, L.L.C., as general partner, complete responsibility for management of the Fund and gives no management role to the limited partners. The limited partners will not take part in the management or operation of the business or property of the Fund and will have no voice in the operations of the Fund. Any participation by the limited partners in the management of the Fund will jeopardize their limited liability.

SHARING OF PROFITS AND LOSSES

    PARTNERSHIP ACCOUNTING

    Each limited partner and the general partner will have a capital account. It will be credited with the amount of the limited partner's capital contributions, and the limited partner's proportionate share of the Fund's income or gains. The capital account will be debited with the limited partner's proportionate share of the Fund's deductions or losses, and the amount of any distributions made to and liquidations made by the limited partner.

    Initially, each partner's balance will be the amount of his capital contribution. Any partner's balance will be proportionately adjusted monthly to reflect the partner's portion of the Fund's gain or loss. Profits and losses for each fiscal year will be allocated among the limited partners pro rata based upon the number of units held by the limited partners.

    FEDERAL TAX ALLOCATIONS

    At the end of each fiscal year, the Fund will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming limited partners, the taxable gain or loss will be allocated to each limited partner in the proportion that the limited partner's capital account bears to the total capital accounts of all limited partners. Each limited partner will be responsible for his, her or its share of federal income taxes due.

    Gains and losses will be allocated among those who are partners when positions are closed and the gains or losses are realized. Therefore, if a partner's proportionate interest increases as a result of redemption by others between the time an unrealized gain occurs and the time the gain is realized, the partner's share of taxable gain for the year may exceed the partner's economic gain.

    Each limited partner's tax basis in the partner's units is increased by the taxable income allocated to the limited partner and reduced by any distributions received and losses allocated to the limited partner.

DISTRIBUTIONS

    The Fund is not required to make any distributions, and distributions will be made only as determined by the general partner, in its sole discretion. It is not anticipated that any distributions will ever be made. If distributions occur, they will be made pro rata based upon the number of units held by the limited partners.

    Upon liquidation of the Fund, the remaining assets of the Fund will be distributed to the limited partners in the proportion that the capital account of each limited partner bears to the total capital accounts of all limited partners. If those distributions are not enough to return the full amount of a limited partner's capital contribution, the limited partner will not have recourse against any other limited partner.

ADDITIONAL PARTNERS

    The general partner may, in its discretion, offer additional units or admit additional limited partners. There is no limit on the number of outstanding units. All units offered after trading begins must be sold at the Fund's then current net asset value per unit.

RESTRICTIONS ON TRANSFER OR ASSIGNMENT

    A description of a limited partner's ability to transfer units and liquidate units is set forth under "Transferability and Redemption of Units" above.

DISSOLUTION AND TERMINATION OF THE FUND

    The Fund will be terminated and dissolved on December 31, 2020. The Fund may also be terminated before that time if any of the following events occur:

    - the bankruptcy or withdrawal from the Fund of the general partner;

    - the disposition of all or substantially all of the Fund's assets;

    - the decision by the general partner to dissolve the Fund; or

    - the agreement by limited partners holding more than 50% of the then outstanding partnership interests owned by limited partners to dissolve the fund.

RESIGNATION OR WITHDRAWAL OF THE GENERAL PARTNER

    The general partner may not withdraw as general partner prior to January 1, 2005. After that date, the general partner may resign by giving at least
120 days prior written notice to the limited partners.

AMENDMENTS AND MEETINGS

    The limited partnership agreement may be amended if the general partner and limited partners owning more than 50% of the outstanding units agree. The general partner may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by regulators or by law or make any other changes the general partner deems advisable so long as they are not adverse to limited partners.

    Any limited partner may request in writing a list of the names and addresses of all limited partners and the number of units held by each. Limited partners owning at least 10% of the outstanding units can require the general partner to call a meeting of the Fund. At the meeting, the limited partners owning a majority of the outstanding units may vote to:

    - amend the limited partnership agreement without the consent of the general partner;

    - dissolve the Fund;

    - remove and replace Beeland Management Company as general partner;

    - admit a new general partner prior to the withdrawal of Beeland Management Company;

    - terminate contracts with the general partner, any of its affiliates or any trading advisor; and

    - approve the sale of all of the Fund's assets.

REPORTS TO LIMITED PARTNERS

    The Fund's books and records will be maintained at the Fund's principal place of business at 1000 Hart Road, Suite 210, Barrington, Illinois 60010. The limited partners or their designated agents may inspect the Fund's books and records during reasonable business hours.

    The general partner will provide these reports and statements to the limited partners:

    - a monthly statement, reporting net assets and net asset value per unit as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Fund during that month;

    - an annual report, including audited financial statements; and

    - tax information necessary for the preparation of the limited partners' annual federal income tax returns.

    In addition, notice will be mailed to each limited partner within seven business days of any of the following events:

    - a decrease in the net asset value of a unit to 50% or less of the net asset value most recently reported;

    - any change in advisors, commodity brokers or the general partner; and

    - any material change in the Fund's trading policies or any material change in an advisor's trading strategies.

INDEMNIFICATION

    The Fund agrees to indemnify the general partner or any of its affiliaites for actions taken on behalf of the Fund, against any loss, expense, damage or injury (including reasonable attorney's fees and other expenses incurred in connection with the defense of any such action) incurred by the general partner, so long as the actions were for a purpose reasonably believed to be in the best interests of the Fund, and the conduct in question did not constitute willful or wanton misconduct, gross negligence or bad faith. The limited partners are not liable for such indemnification, which is payable only out of the assets of the Fund.

    The Fund has been advised that in the opinion of the SEC, any indemnification of the general partner or its affiliates for any liabilities arising under the Securities Act of 1933 is contrary to public policy as expressed in that Act and, therefore, is unenforceable.

                             ADDITIONAL INFORMATION

    This prospectus does not include all of the information or exhibits in the Fund's registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by Securities and Exchange Commission in Washington D.C.

    The Fund will file quarterly and annual reports with the SEC. You can read and copy these reports at the SEC public reference facilities in Chicago, New York or Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information.

    The Fund's filings are posted at the SEC website at http://www.sec.gov.

                                 LEGAL MATTERS

    Wildman, Harrold, Allen & Dixon, Chicago, Illinois, has advised the Fund and the general partner on the offering of the units. Wildman, Harrold, Allen & Dixon is a member of the general partner. The statements under "Federal Income Tax Aspects" have been reviewed by Wildman, Harrold, Allen & Dixon. As Wildman, Harrold, Allen & Dixon does not represent limited partners or potential investors, subscribers to units should consult their own legal counsel.

                                    EXPERTS

    The statement of financial condition of the Fund as of June 21, 2000 included in this prospectus has been audited by Vorisek & Company, LLC, independent accountants, as set forth in their report. The financial statements of the general partner as of December 31, 1999 and for the year then ended, included in this prospectus have been audited by Nykiel, Carlin & Co., Ltd., independent accountants, as set forth in their report. Those financial statements are included in reliance upon those reports, given upon their authority as experts in accounting and auditing.

    The financial statements of the general partner as of March 31, 2000 and for the three months then ended, are unaudited. In the opinion of the general partner, such unaudited financial statements reflect all adjustments that were of a normal and recurring nature, necessary for a fair presentation of its financial position.

                         INDEX TO FINANCIAL STATEMENTS

       ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.:

Independent Auditor's Report.....................................................        F-2

Statement of Financial Condition at June 21, 2000................................        F-3

Notes to Financial Statements....................................................        F-4

       BEELAND MANAGEMENT COMPANY, L.L.C.:

Independent Auditors' Report.....................................................        F-5

Balance Sheet at December 31, 1999...............................................        F-6

Statement of Income and Changes in Members' Capital For the Year Ended
  December 31, 1999..............................................................        F-7

Statement of Cash Flows For the Year Ended December 31, 1999.....................        F-8

Notes to Financial Statements....................................................        F-9

Accountants' Compilation Report..................................................       F-11

Balance Sheet as of March 31, 2000 (unaudited)...................................       F-12

Statement of Income and Changes in Members' Capital For the Three Months Ended
  March 31, 2000 (unaudited).....................................................       F-13

Statement of Cash Flows For the Three Months Ended March 31, 2000 (unaudited)....       F-14

Notes to Financial Statements (unaudited)........................................       F-15

--------------------------------------------------------------------------------

                             VORISEK & COMPANY, LLC
                   CERTIFIED PUBLIC ACCOUNTANTS - CONSULTANTS
                3301 Chellington Drive, McHenry, Illinois 60050
                         815-344-9336, fax 815-344-9350
--------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT

To the Partners of Rogers International Raw Materials Fund, L.P.:
(A Limited Partnership)

    We have audited the accompanying statement of financial condition of Rogers International Raw Materials Fund, L.P. as of June 21, 2000. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rogers International Raw Materials Fund, L.P. as of June 21, 2000 in conformity with generally accepted accounting principles.

/s/ Vorisek & Company, LLC

Vorisek & Company, LLC
June 26, 2000

                 ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

                        STATEMENT OF FINANCIAL CONDITION

                                 JUNE 21, 2000

                                    ASSETS

Cash Equivalents...............................................................  $   5,000
                                                                                 ---------

                              PARTNERSHIP CAPITAL

General Partner Capital........................................................  $   5,000
                                                                                 =========

See accompanying notes to financial statements.

                 ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 21, 2000

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS AND ORGANIZATION:

    Rogers International Raw Materials Fund, L.P. (the "Partnership") is an Illinois Limited Partnership established in May 2000 under the laws of the State of Illinois relating to limited partnerships. The Partnership intends to trade a portfolio of commodity futures contracts and forward contracts, exclusively on the long side of the market; that is the Partnership will not sell short any commodity futures contracts or forward contracts. As of June 21, 2000 the Partnership had not commenced trading.

    Cash equivalents include checking and money market accounts at banks.

NOTE 2. AGREEMENTS AND RELATED PARTY TRANSACTIONS:

    The Agreement of Limited Partnership vests all responsibility and powers for the management of the business and affairs of the Partnership with the General Partner, Beeland Management Company, L.L.C. The General Partner is the commodity pool operator for the Partnership and is responsible for the trading decisions of the Partnership.

    The Partnership allocates the General Partner 1% of cumulative net profit of the Partnership on an annual basis.

NOTE 3. PARTNERSHIP CAPITAL AND REDEMPTIONS:

    Limited Partners may withdraw capital, with no less than 60 days prior written notice to the General Partner.

    Until the initial closing, the purchase price of a unit is $1,000. Thereafter, the purchase price of a unit is the net asset value per unit.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of

    BEELAND MANAGEMENT COMPANY, L.L.C.:

We have audited the accompanying balance sheet of BEELAND MANAGEMENT
COMPANY, L.L.C. (an Illinois Limited Liability Company) as of December 31, 1999, and the related statements of income and changes in members' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BEELAND MANAGEMENT
COMPANY, L.L.C. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Nykiel, Carlin & Co., Ltd.

NYKIEL, CARLIN & CO., LTD.

Schaumburg, Illinois

June 14, 2000

                       BEELAND MANAGEMENT COMPANY, L.L.C.
                                 BALANCE SHEET
                               DECEMBER 31, 1999

                                                 ASSETS

CURRENT ASSETS
  Cash and cash equivalents.......................................................  $ 127,958
  Management fees receivable......................................................      5,785
  Prepaid advisory fees...........................................................      2,349
                                                                                    ---------
    Total Current Assets..........................................................             $ 136,092

PROPERTY AND EQUIPMENT, AT COST
  Computer equipment and software.................................................      5,385
  Less accumulated depreciation...................................................      3,552
                                                                                    ---------
    Total Property and Equipment, Net.............................................                 1,833

OTHER ASSETS
  Advances to Rogers Raw Materials Fund, L.P......................................     49,642
  Advances to Rogers International Raw Materials Fund, L.P........................     61,475
                                                                                    ---------
    Total Other Assets............................................................               111,117
                                                                                               ---------
                                                                                               $ 249,042
                                                                                               =========
                                    LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES
  Accounts payable................................................................             $  70,521

MEMBERS' CAPITAL..................................................................               178,521
                                                                                               ---------
                                                                                               $ 249,042
                                                                                               =========

The accompanying notes to financial statements are an integral part of this balance sheet.

                       BEELAND MANAGEMENT COMPANY, L.L.C.
              STATEMENT OF INCOME AND CHANGES IN MEMBERS' CAPITAL
                      FOR THE YEAR ENDED DECEMBER 31, 1999

REVENUE
  Management fees................................................................  $  44,058
  Interest income................................................................      2,717
                                                                                   ---------
    Total Revenue................................................................             $  46,775

OPERATING EXPENSES
  Management services............................................................     73,569
  Marketing services.............................................................    162,681
  General and administrative.....................................................     73,658
                                                                                   ---------
    Total Operating Expenses.....................................................               309,908
                                                                                              ---------
NET LOSS.........................................................................             $(263,133)
                                                                                              =========
                                      CHANGES IN MEMBERS' CAPITAL

BALANCE, DECEMBER 31, 1998.......................................................  $  56,654
  Add: Capital contributions.....................................................    385,000
  Less: Net Loss.................................................................   (263,133)
                                                                                   ---------
BALANCE, DECEMBER 31, 1999.......................................................             $ 178,521
                                                                                              =========

The accompanying notes to financial statements are an integral part of this statement.

                       BEELAND MANAGEMENT COMPANY, L.L.C.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss........................................................................             $(263,133)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Noncash items included in net loss--
      Depreciation................................................................  $   1,323
    Changes in assets and liabilities:
      (Increase) decrease in assets--
        Management fees receivable................................................      7,573
        Prepaid advisory fees.....................................................     (2,349)
      Increase (decrease) in liabilities--
        Accounts payable..........................................................     54,934
                                                                                    ---------
    Total Adjustments.............................................................                61,481
                                                                                               ---------
  Net Cash Used In Operating Activities...........................................              (201,652)

CASH FLOWS FROM INVESTING ACTIVITIES
  Advances to Rogers International Raw Materials Fund, L.P........................    (61,475)
                                                                                    ---------
  Net Cash Used In Investing Activities...........................................               (61,475)

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contributions...........................................................    385,000
                                                                                    ---------
  Net Cash Provided By Financing Activities.......................................               385,000
                                                                                               ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS.........................................               121,873

CASH AND CASH EQUIVALENTS, DECEMBER 31, 1998......................................                 6,085
                                                                                               ---------

CASH AND CASH EQUIVALENTS, DECEMBER 31, 1999......................................             $ 127,958
                                                                                               =========

The accompanying notes to financial statements are an integral part of this statement.

                       BEELAND MANAGEMENT COMPANY, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

1. ORGANIZATION AND NATURE OF OPERATIONS

    Beeland Management Company, L.L.C. (the "Company") was formed on June 6, 1997 to provide all necessary management, trading and marketing services and support for commodity pools. The term of the Company shall continue until December 31, 2097.

    The Company is the manager and general partner of the Rogers Raw Materials Fund, L.P. and Rogers International Raw Materials Fund, L.P. (the "Funds"). These Funds trade portfolios of cash forward commodity contracts and commodity futures contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of thirty days or less to be cash equivalents.

COMPUTER EQUIPMENT AND SOFTWARE

    Computer equipment and software are stated at cost. These items are depreciated using straight-line and accelerated methods for both income tax and financial reporting purposes over their estimated useful lives of three to five years. Depreciation expense was $1,323 for the year ended December 31, 1999.

INCOME TAXES

    The Company is organized as a Limited Liability Company (L.L.C.). In lieu of corporation income taxes, the members of an L.L.C. are taxed on their proportionate share of the L.L.C.'s taxable income. Therefore, no provision or liability for Federal income taxes has been included in these financial statements.

CONCENTRATION OF CREDIT RISK

    At certain times during the period cash balances at one bank exceeded the amount Federally insured ($100,000).

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. AGREEMENTS AND RELATED PARTY TRANSACTIONS

    The Funds pay the Company a management fee computed as the greater of 1% of cumulative net profits of the fund less cumulative prior management fees paid or a percentage of the average sum of partner capital in the fund. For the year ended December 31, 1999, the Company recognized $44,058 in management fees from the Rogers Raw Materials Fund, L.P. At December 31, 1999, $5,785 of these fees remained unpaid and are reflected as management fees receivable on the accompanying balance sheet. As of December 31, 1999, the Rogers International Raw Materials Fund, L.P. had not begun operations, therefore, the Company did not recognize any management fees from that Fund for the year then ended. The Company expects the Fund to begin operations during 2000.

    At December 31, 1999, advances to the Funds consisted of legal fees paid by the Company on behalf of the Funds. Recovery of the advances to the Rogers International Raw Materials Fund, L.P. are dependent on the future operating success of the Fund. Management believes that the collection of advances to the Fund is probable, however, it is at least reasonably possible that management's estimate of the outcome will change during the next year. That amount cannot be estimated.

    The Company has agreements with a member to act as its investment manager. For these services, the Company pays the member an advisory fee equal to 15 basis points per annum on the first $500 million under management in the Rogers Raw Materials Fund, L.P., plus 10 basis points per annum on the excess over $500 million in the Fund. For assets under management in the Rogers International Raw Materials Fund, L.P., the

                       BEELAND MANAGEMENT COMPANY, L.L.C.

                               DECEMBER 31, 1999

3. AGREEMENTS AND RELATED PARTY TRANSACTIONS (CONTINUED)
Company will pay the member 50 basis points per annum. For the year ended December 31, 1999, the Company incurred $11,366 in advisory fees. These fees are reflected as a management expense in the accompanying statements. At
December 31, 1999, the Company had prepaid $2,349 in advisory fees. Termination of this agreement can be affected upon 30 days written notice by either party.

    In 1998, the Company entered into a consulting agreement with a managing member to provide trading-related advice. The fee for these services is $5,000 per month. For the year ended December 31, 1999, the Company incurred $60,000 in consulting fees. These fees are reflected as a management expense in the accompanying statements. At December 31, 1999, the Company owed the member $33,000 which is included in accounts payable on the accompanying balance sheet. The term of this agreement shall continue until December 31, 2010, however, it may be terminated at any time upon 90 days written notice by either party.

    The Company paid a managing member $107,210 for marketing services during 1999. These payments are reflected as a marketing expense on the accompanying income statement.

    The Company retains a member to provide all legal services to the Company. The Company incurred $46,398 in legal expenses during 1999. These fees are reflected as a general and administrative expense on the accompanying statements. At December 31, 1999, $26,040 in legal fees remain unpaid and are included in accounts payable on the accompanying balance sheet.

4. MEMBERS' AGREEMENT

    The Company's operating agreement restricts the transfer of member interests. The agreement also requires annual distributions to be made to the members in amounts necessary to pay any income tax resulting from Company profits or to settle any complaint of a regulatory agency related to the Company.

                        ACCOUNTANTS' COMPILATION REPORT

To the Board of Directors of

    BEELAND MANAGEMENT COMPANY, L.L.C.:

We have compiled the accompanying balance sheet of BEELAND MANAGEMENT COMPANY, L.L.C. (an Illinois Limited Liability Company) as of March 31, 2000 and the related statements of income and changes in members' capital, and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

/s/ Nykiel, Carlin & Co., Ltd.
NYKIEL, CARLIN & CO., LTD.
Schaumburg, Illinois

June 14, 2000

                       BEELAND MANAGEMENT COMPANY, L.L.C.

                                 BALANCE SHEET

                                 MARCH 31, 2000

                                  (UNAUDITED)

                                                             ASSETS

CURRENT ASSETS
  Cash and cash equivalents............................................................................  $   305,820
  Management fees receivable...........................................................................       27,365
                                                                                                         -----------
    Total Current Assets...............................................................................               $   333,185

PROPERTY AND EQUIPMENT, AT COST
  Computer equipment and software......................................................................        5,385
  Less accumulated depreciation........................................................................        3,764
                                                                                                         -----------
    Total Property and Equipment, Net..................................................................                     1,621

OTHER ASSETS
  Advances to Rogers Raw Materials Fund, L.P...........................................................       49,642
  Advances to Rogers International Raw Materials Fund, L.P.............................................       61,475
                                                                                                         -----------
    Total Other Assets.................................................................................                   111,117
                                                                                                                      -----------
                                                                                                                      $   445,923
                                                                                                                      ===========
                                                LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES
  Accounts payable.....................................................................................               $    51,790

MEMBERS' CAPITAL.......................................................................................                   394,133
                                                                                                                      -----------
                                                                                                                      $   445,923
                                                                                                                      ===========

See accompanying notes and accountants' compilation report.

                       BEELAND MANAGEMENT COMPANY, L.L.C.

              STATEMENT OF INCOME AND CHANGES IN MEMBERS' CAPITAL

                   FOR THE THREE MONTHS ENDED MARCH 31, 2000

                                  (UNAUDITED)

REVENUE
  Management fees......................................................................................  $    21,580
  Interest income......................................................................................        1,225
                                                                                                         -----------
    Total Revenue......................................................................................               $    22,805

OPERATING EXPENSES
  Management services..................................................................................       21,370
  Marketing services...................................................................................       40,784
  General and administrative...........................................................................       15,039
                                                                                                         -----------
    Total Operating Expenses...........................................................................                    77,193
                                                                                                                      -----------
NET LOSS...............................................................................................               $   (54,388)
                                                                                                                      ===========
                                                   CHANGES IN MEMBERS' CAPITAL

BALANCE, DECEMBER 31, 1999.............................................................................  $   178,521
  Add: Capital contributions...........................................................................      270,000
  Less: Net Loss.......................................................................................      (54,388)
                                                                                                         -----------

BALANCE, MARCH 31, 2000................................................................................               $   394,133
                                                                                                                      ===========

See accompanying notes and accountants' compilation report.

                       BEELAND MANAGEMENT COMPANY, L.L.C.

                            STATEMENT OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED MARCH 31, 2000

                                  (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss.............................................................................................               $   (54,388)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Noncash items included in net loss--
      Depreciation.....................................................................................  $       212
    Changes in assets and liabilities:
      (Increase) decrease in assets--
        Management fees receivable.....................................................................      (21,580)
        Prepaid advisory fees..........................................................................        2,349
      Increase (decrease) in liabilities--
        Accounts payable...............................................................................      (18,731)
                                                                                                         -----------
    Total Adjustments..................................................................................                   (37,750)
                                                                                                                      -----------
  Net Cash Used In Operating Activities................................................................                   (92,138)

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contributions................................................................................      270,000
                                                                                                         -----------
  Net Cash Provided By Financing Activities............................................................                   270,000
                                                                                                                      -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS..............................................................                   177,862

CASH AND CASH EQUIVALENTS, DECEMBER 31, 1999...........................................................                   127,958
                                                                                                                      -----------

CASH AND CASH EQUIVALENTS, MARCH 31, 2000..............................................................               $   305,820
                                                                                                                      ===========

See accompanying notes and accountants' compilation report.

                       BEELAND MANAGEMENT COMPANY, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2000

                                  (UNAUDITED)

1. ORGANIZATION AND NATURE OF OPERATIONS

    Beeland Management Company, L.L.C. (the "Company") was formed on June 6, 1997 to provide all necessary management, trading and marketing services and support for commodity pools. The term of the Company shall continue until December 31, 2097.

    The Company is the manager and general partner of the Rogers Raw Materials Fund, L.P. and Rogers International Raw Materials Fund, L.P. (the "Funds"). These Funds trade portfolios of cash forward commodity contracts and commodity futures contracts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of thirty days or less to be cash equivalents.

COMPUTER EQUIPMENT AND SOFTWARE

    Computer equipment and software are stated at cost. These items are depreciated using straight-line and accelerated methods for both income tax and financial reporting purposes over their estimated useful lives of three to five years. Depreciation expense was $212 for the three months ended March 31, 2000.

INCOME TAXES

    The Company is organized as a Limited Liability Company (L.L.C.). In lieu of corporation income taxes, the members of an L.L.C. are taxed on their proportionate share of the L.L.C.'s taxable income. Therefore, no provision or liability for Federal income taxes has been included in these financial statements.

CONCENTRATION OF CREDIT RISK

    At certain times during the period cash balances at one bank exceeded the amount Federally insured ($100,000).

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. AGREEMENTS AND RELATED PARTY TRANSACTIONS

    The Funds pay the Company a management fee computed as the greater of 1% of cumulative net profits of the fund less cumulative prior management fees paid or a percentage of the average sum of partner capital in the fund. For the three months ended March 31, 2000, the Company recognized $21,580 in management fees from the Rogers Raw Materials Fund, L.P. At March 31, 2000, $27,365 in fees remained unpaid and are reflected as management fees receivable on the accompanying balance sheet. As of March 31, 2000, the Rogers International Raw Materials Fund, L.P. had not begun operations, therefore, the Company did not recognize any management fees from the fund for the three months then ended. The Company expects the fund to begin operations later in 2000.

    At March 31, 2000, advances to the funds consisted of legal fees paid by the Company on behalf of the Funds. Recovery of the advances to the Rogers International Raw Materials Fund, L.P. are dependent on the future operating success of the fund. Management believes that the collection of advances to the fund is probable, however, it is at least reasonably possible that management's estimate of the outcome will change during the next year. That amount cannot be estimated.

    The Company has agreements with a member to act as its investment manager. For these services, the Company pays the member an advisory fee equal to 15 basis points per annum on the first $500 million under management in the Rogers Raw Materials Fund, L.P., plus 10 basis points per annum on the excess over $500

                       BEELAND MANAGEMENT COMPANY, L.L.C.

                                 MARCH 31, 2000

                                  (UNAUDITED)

3. AGREEMENTS AND RELATED PARTY TRANSACTIONS (CONTINUED) million in the fund. For assets under management in the Rogers International Raw Materials Fund, L.P., the Company will pay the member 50 basis points per annum. For the three months ended March 31, 2000, the Company incurred $5,660 in advisory fees. These fees are reflected as a management expense in the accompanying statements. At March 31, 2000, the Company owed the member $3,311 in advisory fees which is included in accounts payable on the accompanying balance sheet. Termination of this agreement can be affected upon 30 days written notice by either party.

    In 1998, the Company entered into a consulting agreement with a managing member to provide trading-related advice. The fee for these services is $5,000 per month. For the three months ended March 31, 2000, the Company incurred $15,000 in consulting fees. These fees are reflected as a management expense in the accompanying statements. At March 31, 2000, the Company owed the member $39,000 which is included in accounts payable on the accompanying balance sheet. The term of this agreement shall continue until December 31, 2010, however, it may be terminated at any time upon 90 days written notice by either party.

    The Company paid a managing member $23,265 for marketing services during the three months ended March 31, 2000. These payments are reflected as a marketing expense on the accompanying income statement.

    The Company retains a member to provide all legal services to the Company. The Company incurred $2,005 in legal expenses during the three months ended March 31, 2000. These fees are reflected as a general and administrative expense on the accompanying statements. At March 31, 2000, $7,639 in legal fees remain unpaid and are included in accounts payable on the accompanying balance sheet.

4. MEMBER'S AGREEMENT

    The Company's operating agreement restricts the transfer of member interests. The agreement also requires annual distributions to be made to the members in amounts necessary to pay any income tax resulting from Company profits or to settle any compliant of a regulatory agency related to the Company.

                                                                      APPENDIX A

                         LIMITED PARTNERSHIP AGREEMENT

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                 ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

    This Amended and Restated Agreement of Limited Partnership is made as of this 21st day of June, 2000 by and between Beeland Management Company, L.L.C., an Illinois limited liability company, as General Partner, and Clyde C. Harrison, an individual, as Original Limited Partner, and those other parties who now or hereafter, from time to time, execute this Agreement or counterparts hereof, as Limited Partners.

                                  WITNESSETH:

    WHEREAS, the parties hereto formed a limited partnership (the "Partnership") pursuant to the provisions of the Revised Uniform Limited Partnership Act of the State of Illinois (the "Act") under the name Rogers International Raw Materials Fund, L.P.;

    WHEREAS, the parties desire to incorporate certain amendments to their agreement; and

    WHEREAS, the parties hereto intend to hereby document the terms and conditions pursuant to which the Partnership will operate.

    NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto, intending to be legally bound, hereby adopt the following terms and conditions as their Agreement of Limited Partnership.

                                   ARTICLE I
                        FORMATION OF LIMITED PARTNERSHIP

    The Partnership was formed, created and established as a limited partnership under the Act by and between the parties hereto. The rights and liabilities of the Partners shall be as set forth in the Act, except as herein otherwise expressly provided. The General Partner caused to be filed the Partnership's Certificate of Limited Partnership on May 8, 2000 and shall cause an Amendment to that Certificate to be filed at such time(s) as such a filing is required by the Act. The above recitals are hereby incorporated by this reference, as an integral part of this Agreement, and not as mere introductory material.

                                   ARTICLE II
                                      NAME

    The business of the Partnership shall be conducted under the name of Rogers International Raw Materials Fund, L.P. or such other name as the General Partner shall from time to time hereafter designate in writing to the Limited Partners.

                                  ARTICLE III
                                  DEFINITIONS

    When used in this Agreement, and not otherwise specifically defined, the following terms shall have the meanings set forth below.

    (a) "Accounting Period" means (i) any fiscal year of the Partnership or
(ii) any shorter period ending as of the last day of a calendar month prior to the month in which the Partnership Interest of any Partner shall change, whether by withdrawal(s), the admission of new Partners, the contribution of additional capital, or otherwise. Any Accounting Period which begins on a date other than the first day of a fiscal year shall close not later than December 31 of that fiscal year.

    (b) "Act" means the Revised Uniform Limited Partnership Act of the State of Illinois.

    (c) "Additional Limited Partner" means a Limited Partner (other than a Substituted Limited Partner) admitted to the Partnership after the close of the offering of interests in the Partnership described in Section 8.3.

    (d) "Affiliate" of the General Partner shall mean (i) any Member of the General Partner, (ii) any person directly or indirectly controlling, controlled by or under common control with the General Partner or (iii) any partner, member, officer or director of, or any person holding twenty-five percent or more of the outstanding voting securities of a corporation, partnership or limited liability company which is a Member of the General Partner.

    (e) "Agreement" means this Agreement of Limited Partnership, as it may be amended, modified or supplemented from time to time.

    (f) "Allocable Share of Net Profits or Net Losses" of a Partner means, for any Accounting Period, that part of Net Profits or Net Losses for such Accounting Period allocable to the Partner pursuant to Article IX of this Agreement.

    (g) "Capital Account" means a separate account maintained for each Partner. A Partner's Capital Account shall be credited with: (1) In the case of a Limited Partner, its Capital Contribution and its Allocable Share of Net Profits, and
(2) in the case of the General Partner, its Capital Contribution, its Allocable Share of Net Profits, if any, which it elects to contribute to the capital of the Partnership as a Capital Contribution pursuant to Section 8.1 and any Allocable Share of Net Profits thereon (as a Limited Partner). A Partner's Capital Account shall be reduced by: (1) its Allocable Share of Net Losses and
(2) cash and the fair market value of other property distributed to the Partner. The term "Capital Account" shall have reference not only to the Capital Account as such, but also to the balance in the Capital Account of a Partner at any specified time.

    (h) "Capital Contribution" means all contributions to the Partnership capital by a General or Limited Partner pursuant to Sections 8.1, 8.2 and 8.6, less any Distributions to the Partner which are treated as a return of capital pursuant to Section 8.5.

    (i) "Code" means the Internal Revenue Code of 1986, as amended, and successor laws of similar effect.

    (j) "Distribution" means a transfer of property or payment of cash to a Partner by the Partnership. "Distribution" does not include repayment or reimbursement of any loans or advances made by the General Partner to the Partnership.

    (k) "ERISA" means the Employee Retirement Income Security Act of 1974, and any amendments or modifications thereof.

    (l) "ERISA Limited Partner" means a Limited Partner who is (i) an "Employee Benefit Plan," as defined in Section 3(3) of ERISA; (ii) a plan described in
Section 4975(e)(1) of the Code; or (iii) a partnership, the general partner of which has been appointed "investment manager," as defined in Section 3(38) of ERISA, over the assets used by one or more Employee Benefit Plans to purchase limited partnership interests in such partnership.

    (m) "General Partner" means Beeland Management Company, L.L.C., or any successor or successors thereto acting in the capacity of the General Partner of the Partnership through its Managing Member or any other duly authorized agent.

    (n) "Government Security" and "Government Securities" shall have the meanings assigned to such terms under the Investment Company Act of 1940, as amended (the "1940 Act").

    (o) "Index" means the Rogers International Commodity Index.

    (p) "Initial Closing" shall have the meaning set forth in Section 8.3(a).

    (q) "Limited Partners" means the parties who execute this Agreement or a counterpart hereof as limited partners (including the Original Limited Partner and all Additional Limited Partners), and the General Partner, if it makes a Capital Contribution, to the extent of such contribution (and Distributions thereon). Reference to a "Limited Partner" shall mean any one of the Limited Partners.

    (r) "Net Assets" shall have the meaning set forth in Section 8.3(c).

    (s) "Net Asset Value Per Unit" shall have the meaning set forth in
Section 8.3(c).

    (t) "Net Profits" or "Net Losses" shall mean all net profits earned by or net losses incurred by the Partnership in any Accounting Period or other fiscal period, including all of the Partnership's open positions in securities, commodities, including futures, forward and option contracts and any and all interests therein ("Positions"), minus the amount of any Management Fee, as provided in Section 11.1, determined on an accrual basis in accordance with generally accepted accounting principles; provided, however, that all of the Partnership's Positions shall be valued at their fair market value as of the end of each Accounting Period. On all

Positions which were open at the beginning of an Accounting Period and subsequently closed during the Accounting Period, gain or loss shall be determined on the basis of the fair market values used at the close of the immediately preceding Accounting Period. All questions relating to valuation arising in determining Net Profits or Net Losses shall be resolved by the Partnership's regularly employed certified public accountants, whose good faith decision shall, absent manifest error or fraud, be final.

    (u) "Original Limited Partner" means Clyde C. Harrison.

    (v) "Partners" means the General Partner and all Limited Partners where no distinction is required by the context in which the term is used herein.

    (w) "Partnership" means Rogers International Raw Materials Fund, L.P., a limited partnership formed pursuant to the provisions of the Act.

    (x) "Partnership Interest" means, with respect to a Limited Partner, such Limited Partner's ownership interest in the Partnership at any particular time, including the right to the benefits to which a Limited Partner may be entitled to under this Agreement and his obligation to comply with the terms and obligations of this Agreement. Limited Partners shall own only full Units (as defined in Section 8.2(a)). Thus, each Limited Partner's Partnership Interest shall, for all purposes, be the ratio that the number of Units owned by that Limited Partner bears to the aggregate total of all Units held by all Limited Partners (including the General Partner, to the extent of any Units owned by the General Partner). Reference to Limited Partners holding a majority or a specified percentage in Partnership Interest shall mean any Limited Partner or group of Limited Partners who own over 50% or at least such specified percentage, as the case may be, of the aggregate total of all Units held by all Limited Partners (including the General Partner, to the extent of any Units owned by the General Partner).

    (y) "Section" means a Section of this Agreement if no reference is made to a statute, law or other document.

    (z) "Subscription Agreement" means the Agreement for subscription for the purchase of Units of the Partnership in such form as is approved by the General Partner.

                                   ARTICLE IV
                                    PURPOSE

    The purpose of the Partnership is to invest its funds in a portfolio of commodity futures and cash forward contracts traded on both recognized exchanges and in the off-exchange or "over-the-counter" markets throughout the world, as the General Partner shall, in its sole discretion, determine. The purpose of such investing and trading shall be to replicate, to the extent deemed reasonably possible by the General Partner, the component commodity positions which comprise the Index. The Partnership shall also invest its funds in Government Securities.

    The Partnership may engage in any and all activities, including the borrowing and lending of money, related or incidental to the activities described above. However, the Partnership shall not operate in a manner which would cause it to become an investment company required to register under the 1940 Act.

                                   ARTICLE V
                         NAMES AND ADDRESS OF PARTNERS

    The names and addresses of the Partners are as set forth in Schedule A attached hereto and incorporated herein by reference, as amended, modified or supplemented from time to time.

                                   ARTICLE VI
                                      TERM

    The term of the Partnership shall begin upon the filing of its Certificate of Limited Partnership and continue until the close of business on December 31, 2020, unless sooner terminated as hereinafter provided.

                                  ARTICLE VII
                          PRINCIPAL PLACE OF BUSINESS

    The principal place of business of the Partnership shall be at 1000 Hart Road, Barrington, Illinois, 60010. The General Partner may, from time to time, change the principal place of business or establish additional places of business whether within or without the State of Illinois. In such event, the General Partner shall notify the Limited Partners of such change.

                                  ARTICLE VIII
                           CAPITAL AND CONTRIBUTIONS

    SECTION 8.1.  GENERAL PARTNER

    (a) The General Partner shall make a Capital Contribution to the Partnership immediately prior to the time the Partnership commences trading, in an amount in its sole discretion, provided, however, that said Capital Contribution shall be in an amount greater than $25,000 and shall be made in an increment of full Units.

    (b) A Capital Account shall be established and maintained for the General Partner, which shall be credited and debited as provided in paragraph (g) of
Article III.

    (c) The General Partner shall be deemed to be a Limited Partner to the extent of the General Partner's Capital Contribution, for all purposes under this Agreement. All Capital Contributions of the General Partner shall be evidenced by Units (as defined in Section 8.2(a)).

    SECTION 8.2.  LIMITED PARTNERS

    (a) Each Limited Partner shall make an initial Capital Contribution to the Partnership in the amount called for by his Subscription Agreement. Each Limited Partner's Capital Contribution is due upon subscription. The Capital Contributions to be made to the Partnership by the Limited Partners shall be divided into and evidenced by units of Partnership Interests (the "Units") with a purchase price per Unit specified in Section 8.3(a). Each Limited Partner, other than the Original Limited Partner, must agree to make an initial Capital Contribution of at least ten (10) Units.

    (b) A Capital Account shall be established for each Limited Partner, which shall be credited and debited as provided in paragraph (g) of Article III.

    (c) The Original Limited Partner executed this Agreement and contributed a total of $5,000 to the Partnership, constituting five Units and shall have no obligation to make any further Capital Contribution. The Original Limited Partner may, but shall not be obligated to, withdraw from the Partnership upon the admission of any additional Limited Partner(s).

    SECTION 8.3.  SALE OF UNITS OF LIMITED PARTNERSHIP INTEREST

    (a) The General Partner shall solicit subscriptions for the purchase of Units in an offering (the "Offering"), the terms of which shall be as set forth in a prospectus (the "Prospectus") included in a registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC"). The purchase price per Unit prior to the commencement of trading activities by the Partnership shall be One Thousand Dollars ($1,000) per Unit. The purchase price per Unit after the Partnership has commenced trading shall be the Net Asset Value per Unit (as that term is defined in Section 8.3(c)) as of the close of business on the day preceding the effective date of the purchase.

    Each Limited Partner, other than the Original Limited Partner, must agree to make a Capital Contribution of at least ten (10) Units. The General Partner and affiliates of the General Partner may subscribe for Units on the same terms and conditions as any other subscriber. During the Offering, the General Partner may admit as a Limited Partner, within its sole and unrestricted discretion, those persons and entities who deliver to the Partnership an executed Subscription Agreement in accordance with the terms thereof, including payment of the subscription called for therein. Each subscriber whose Subscription Agreement is accepted by the Partnership as a Limited Partner, shall make its Capital Contribution to the Partnership by delivering the full amount of the purchase price for the Units subscribed for in cash or by check. Initially, all Cash Contributions received by the Partnership in satisfaction of subscription obligations shall be deposited and held in trust in an escrow account maintained at a bank or trust company selected by the General Partner.

    The Partnership shall not commence trading unless and until the General Partner has accepted subscriptions for at least Ten Thousand (10,000) Units (the "Minimum Units") by September 30, 2001. The Partnership may commence trading at any time after the proceeds from the Minimum Units have been released from escrow (the "Initial Closing"), at which time subscribers shall first be admitted to the Partnership as Limited Partners. If, for any reason whatsoever, the General Partner has not received and accepted Subscription Agreements for the Minimum Units by September 30, 2001, the Offering shall terminate and all amounts paid by subscribers for Units shall be returned in the manner and subject to the terms provided in the Subscription Agreements.

    The General Partner may, in its sole discretion, employ registered broker-dealers ("Soliciting Dealers") to assist in the offer and sale of the Units. All Soliciting Dealers employed by the General Partner shall be required to execute a soliciting dealer agreement in a form approved by the General Partner. The General Partner shall be authorized to pay Soliciting Dealers the compensation described in such soliciting dealer agreement.

    The number of Units purchased by each subscribing Limited Partner, the amount of the Capital Contribution each Limited Partner has made and the Partnership Interest of each Limited Partner shall be recorded on Schedule A opposite each Limited Partner's name and address. No certificate or other evidence of ownership shall be issued in respect of the Units or Partnership Interests other than this Agreement, or a counterpart thereof (including Schedule A) which, when executed and delivered by the General Partner, shall solely represent and evidence the Units and Partnership Interests purchased by each Limited Partner. However, the Partnership may retain a Subscription Agent whose duties may include providing notification to Limited Partners with respect to their ownership of Units.

    (b) After the termination of the Offering, the General Partner may, in its discretion, accept additional subscriptions for Units, and may, at times subsequent to the Offering, make additional offerings of Units on the following terms and conditions:

        (1) Each subsequent Unit sold ("New Units") shall require the Capital Contribution specified by Section 8.3(a);

        (2) New Units sold during any month shall be accepted or rejected as of the close of business on the last trading day of such month;

        (3) Each Additional Limited Partner shall execute and acknowledge such instruments as the General Partner may deem necessary or desirable to effectuate such admission and to confirm that the Additional Limited Partner has agreed to be bound by all the covenants, terms and conditions of this Agreement;

        (4) The General Partner may register Units and/or make additional public or private offerings of Units, in its sole discretion. The General Partner does not, however, have any obligation or duty to register any Units with any authority. No Limited Partner shall have any preemptive or other rights with respect to the issuance or sale of any additional Units. The General Partner may, in its sole discretion, terminate any offering of Units.

    (c) "Net Assets" of the Partnership for purposes of this Agreement shall mean the Partnership's total assets minus the Partnership's total liabilities, determined in accordance with generally accepted accounting principles, with all open positions marked to market. The term "Net Asset Value Per Unit" for purposes of this Agreement means the Net Assets of the Partnership at the time of calculation divided by the aggregate number of Units outstanding at that time.

    SECTION 8.4.  STATUS OF CAPITAL ACCOUNT OF LIMITED PARTNER

    Except as otherwise specifically set forth in this Agreement, no Limited Partner shall have the right to withdraw all or any part of the credit balance in his Capital Account, to receive any Distribution from the Partnership or to demand or receive property other than cash in withdrawal of the credit balance of his Capital Account or as Distributions of income. No Limited Partner shall have priority over another Limited Partner in connection with the return of his Capital Contributions or Distribution of the credit balance in his Capital Account, or as to any other Distributions by the Partnership. Capital contributed to the Partnership and the credit balance in a Partner's Capital Account shall not bear interest.

    SECTION 8.5.  WITHDRAWAL OF INTERESTS

    (a) Upon the terms and conditions set forth in this Section 8.5, a Limited Partner may reduce or redeem all of its Partnership Interest in the Partnership, and have part or all of the credit balance in its Capital Account returned to it, by withdrawing funds from its Capital Account.

    (b) A Limited Partner who desires to have all or a portion of the credit balance in its Capital Account returned to it shall give the General Partner written notice (a "Notice of Withdrawal") not less than sixty (60) prior to the date as of which the Limited Partner desires to effect such partial or complete withdrawal. The General Partner may, but shall not be required to, employ a Subscription Agent as its agent to receive and process any such Notice of Withdrawal. The Notice of Withdrawal shall state the date upon which the withdrawal is desired, which date must be the last trading day of any month (the "Withdrawal Date"). In the case of a partial withdrawal, such notice shall also specify either the percentage of the credit balance in his Capital Account that he wishes to withdraw at the Withdrawal Date, or the dollar amount of capital which he wishes to have returned to him, subject to the requirement that any such withdrawals may only be in increments of the Net Asset Value of a Unit and to the additional terms and conditions set forth in this Section 8.5. However, except as permitted under subsection (e) of this Section 8.5, no Limited Partner may withdraw any part of its Capital Account until three (3) months have elapsed from the later of the following dates: (i) the date on which the proceeds for the Limited Partner's subscription are invested in the market; and (ii) the Initial Closing date. Any withdrawal request approved by the General Partner or its agent shall be effective as of the close of business on the Withdrawal Date specified in the Notice of Withdrawal.

    (c) In the event a Limited Partner has delivered an appropriate Notice of Withdrawal to the Partnership, the General Partner shall distribute to the withdrawing Limited Partner, per Unit withdrawn, an amount equal to the Net Asset Value Per Unit as of the effective time of the withdrawal on the Withdrawal Date, less an amount (the "Holdback") equal to the greater of
(i) two percent (2%) of the Net Asset Value Per Unit, or (ii) $100, to cover accrued, but unpaid, management fees and other expenses payable by the Partnership and chargeable against Net Assets as of such date. Any such Limited Partner's Capital Account shall be reduced by the amount so paid and its Partnership Interest shall be adjusted accordingly as of the Withdrawal Date. From the time of the General Partner's receipt of a Notice of Withdrawal to the effective time of the withdrawal on the Withdrawal Date, the Units will remain at risk in the business of the Partnership and the withdrawing Limited Partner shall have all the rights of a Limited Partner under this Agreement but shall not share in Net Profits or Net Losses. After the close of the fiscal year in which the withdrawal was effected, the account of the Limited Partner who effected the withdrawal shall be adjusted to reflect his allocated share of management fees and expenses, which shall be charged against the Holdback. After such charge, any positive balance remaining from the Holdback shall be promtptly paid to the withdrawn Limited Partner, in the same manner as the balance of the withdrawal.

    (d) No Limited Partner may withdraw less than all of the credit balance of its Capital Account in accordance with the above provisions if, as of the Withdrawal Date, such withdrawal would reduce the credit balance of its Capital Account to less than the ten full Units (after subtracting the amount such Limited Partner wishes to withdraw).

    (e) Notwithstanding the provisions of Section 8.5(d), if the General Partner determines it is in the best interests of the Partnership, it may permit a Limited Partner, including the Original Limited Partner, to withdraw part or all of the credit balance in his Capital Account at any time.

    (f) A Limited Partner shall have no personal liability for the debts, liabilities and other obligations of the Partnership from and after the effective date of a complete return of the credit balance in such Limited Partner's Capital Account as provided in this Section 8.5, except to the extent provided under Illinois law for Partnership debts and liabilities incurred prior to such effective date, and then only for amounts withdrawn by or distributed to such Limited Partner.

    (g) Subject to subsection (a) and (b) of this Section 8.5 and to the following, the General Partner, acting alone or, at its election, in conjunction with the Subscription Agent, shall honor all Notices of Withdrawal in the order they are received (on the basis of postmark or delivery, with the General Partner selecting Units for withdrawal by lot with respect to Notices of Withdrawal received on the same date). If, however, the number of withdrawals requested for any month or over any other given period of time, in the opinion of the General Partner, (i) threatens the termination of the Partnership or the Partnership's tax year; (ii) is otherwise detrimental to the tax status of the Partnership; (iii) threatens the value of the Partnership's investments; or
(iv) causes any inappropriate imbalance in the Partnership's portfolio when measured against the Index, the General Partner may (but is not required to) select by lot only so many withdrawals as will, in its judgment, not result in such consequences. Any Units not withdrawn in this event shall remain at risk in the business of the Partnership and shall not be withdrawn absent another separate Notice of Withdrawal given in the manner provided in this Section 8.5. In addition, the General Partner may (but is not required to) temporarily suspend all withdrawals if, in the General Partner's judgment, special circumstances exist such that additional withdrawals would impair the ability of the Partnership to meet its objectives, and under special circumstances the Partnership may also (but is not required to) delay payment for withdrawn Units until the special circumstances have been remedied or otherwise rectified. Examples of special circumstances for either of these purposes include (i) the inability to generate sufficient cash to effect withdrawals, (ii) where such cash can only be generated by sustaining significant losses, (iii) the inability to liquidate open positions, or (iv) the default or delay in payments which are due the Partnership from brokers or other persons. In the event of a suspension of withdrawals, all Units will remain at risk in the business of the Partnership and shall not be withdrawn absent a Notice of Withdrawal given following the lifting of the suspension by the General Partner and in the manner otherwise provided in this Section 8.5.

    (h) A Limited Partner which is also the General Partner may withdraw any part or all of the credit balance in its Capital Account at the close of any Accounting Period, upon not less than ten days prior written notice to the Partnership, notwithstanding the time limitations and other restrictions set forth above.

    SECTION 8.6.  ADDITIONAL CAPITAL CONTRIBUTIONS

    Any Limited Partner may make additional Contributions of Capital, but only in the manner set forth in Section 8.3.

    SECTION 8.7.  REMOVAL OF LIMITED PARTNERS; REDUCTION OF INTERESTS

    (a) If any application by or business activity of the Partnership or any person or entity affiliated with the Partnership for membership or participation in any commodities, options or securities exchange, clearing agency, or other self-regulatory organization is denied, limited, conditioned or otherwise adversely affected by reason of any Limited Partner's interest in the Partnership, and such Limited Partner does not, within thirty (30) days following receipt of written notice thereof, cure any defect or other cause of such adverse action, to the sole and absolute satisfaction of the General Partner, such Limited Partner shall be deemed to have elected to have withdrawn his Capital Account in the manner provided for in Section 8.5; provided, however, that such withdrawal shall be effective as of the close of the month in which said thirty (30) day period ends; and further provided that the time limitations and further notice provisions contained in Section 8.5(b) shall not apply. For purposes of determining the balance in the Limited Partner's Capital Account as of the close of such month, the General Partner shall close the Partnership's books and allocate Net Profits and Net Losses as of such date. Upon such redemption, such Limited Partner shall have only such rights and be obligated to only such liabilities as may otherwise be provided in this Agreement.

    (b) If, at the close of any month during the term of the Partnership, the aggregate total of Units held by all ERISA Limited Partners would represent more than 24.9 percent of the aggregate total of Units held by all Limited Partners (regardless of the reason for such overage), the number of Units held by each ERISA Limited Partner shall be reduced and redeemed in sufficient amounts so that the sum of all Units held by all ERISA Limited Partners does not exceed
24.9 percent of the aggregate total of Units held by all Limited Partners. The amount of any such reduction shall be paid, within 5 business days of such reduction, to the appropriate Limited Partners as though the amount had been withdrawn pursuant to Section 8.5. The Units held by all ERISA Limited Partners shall be reduced and redeemed by the same percentage in order to fund the reduction provided for by this Section. Operation of this Section 8.7(b) and the reductions and redemptions contemplated hereby are expressly consented to by each ERISA Limited Partner.

                                   ARTICLE IX
                         ALLOCATIONS AND DISTRIBUTIONS

    SECTION 9.1.  ALLOCATION OF NET PROFITS AND NET LOSSES

    (a) ALLOCATIONS BETWEEN LIMITED PARTNERS AND GENERAL PARTNER. Net Profits and Net Losses of the Partnership shall be allocated among the Partners during each Accounting Period as follows: First, if the closing date of any Accounting Period is also the end of a fiscal year, the amount of the General Partner Profit Allocation (as defined in Section 11.2), if any, shall be allocated to the General Partner. After the allocation, if any, as provided for in the immediately preceding sentence, and subject to the allocation described in paragraph (1) of Section 9.1(b) and to the adjustment described in paragraph (2) of Section 9.1(b), 100% of all Net Profits and Net Losses of the Partnership shall be allocated to the Limited Partners.

    (b) ALLOCATION AMONG LIMITED PARTNERS. Any Net Profits or Net Losses which are allocated to the Limited Partners pursuant to Section 9.1(a) shall, except as provided in paragraph (1) of this Section 9.1(b), be allocated among them in the proportion which the number of Units held by each such Limited Partner on the first day of the relevant Accounting Period bears to the total of all Units held by all Limited Partners on such date.

        (1) Notwithstanding the provisions of Section 9.1(a), any withdrawing Limited Partner who has been allocated Net Losses ("Unrecovered Losses") in one or more prior Accounting Periods shall be allocated 100% of all later generated Net Profits to the extent of such Unrecovered Losses. Once Net Profits are allocated with respect to any Unrecovered Losses, a further allocation of Net Profits shall not be made. Any allocation of Net Profits to withdrawing Limited Partners having Unrecovered Losses pursuant to this paragraph (1) shall be made pro-rata among such Limited Partners in accordance with their respective share of such Unrecovered Losses.

        (2) If Net Profits or Net Losses are to be allocated in any Accounting Period other than a fiscal year, the provisions of Section 9.1(a) shall be modified as follows: The total Capital Contributions of all Limited Partners as at the beginning of that Accounting Period shall be first divided by twelve, and the remainder shall then be multiplied by the number of months in the applicable Accounting Period.

    SECTION 9.2.  DISTRIBUTIONS

    (a) Subject to the limitations set forth in Section 9.2(b), the Partnership may distribute such portion of the Net Profits during each Accounting Period as the General Partner, in its sole and absolute discretion, shall determine from time to time. However, the General Partner's and Partnership's general policy shall be to not make any Distributions. Except to the extent provided in
Section 11.2, the amount of all Distributions to Limited Partners shall be computed and paid to each of the Limited Partners in the proportion which the number of Units held by each such Limited Partner on the first day of the relevant Accounting Period bears to the total of all Units held by all Limited Partners on such date.

    (b) Before making any Distribution, the Partnership must have available to it unencumbered funds sufficient for such Distribution after taking into account the amounts necessary to provide a reasonable reserve for the continuing conduct of the business of the Partnership and to provide the Partnership with normal working capital. The amount of such reserve shall be determined by the General Partner in its sole and absolute discretion and shall include such funds as the General Partner deems reasonably necessary or appropriate in order to meet the foreseeable requirements of the Partnership for the Accounting Period in which the Distribution is to be made.

    SECTION 9.3.  FEDERAL INCOME TAX ALLOCATIONS

    (a) The Partnership's income and expense and capital gain or loss from its investment and trading operations shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Allocations shall be pro rata from (i) short-term gain or loss and (ii) long-term capital gain or loss and (iii) operating income or loss realized and recognized by the Partnership.

        (1) Subject to Section 9.3(a)(3), items of ordinary income and items of expense shall be allocated pro rata among the Partners based on their respective Capital Accounts as of the end of each Accounting Period in which the items of ordinary income and expense accrue, after taking into account the allocation of Management Fees attributable to such Partner.

        (2) Capital gain or loss from the Partnership's trading activities shall be allocated as follows:

            (i) There shall be established a tax basis account with respect to each outstanding Partnership Interest. The initial balance of each tax basis account shall be the amount paid to the Partnership for each Partner's Partnership Interest. As of the end of each fiscal year:

              (A) Each tax basis account shall be increased by the amount of income allocated to the Partners pursuant to subparagraphs (a)(1) and
          (a)(4) of this Section 9.3.

              (B) Each tax basis account shall be decreased by the amount of expense or loss allocated to the Partner or his assignee pursuant to subparagraphs (a)(1) and (a)(6) of this Section 9.3 and by the amount of any distribution received by the Partner or his assignee with respect to the Partnership Interest, other than on redemption of the Partnership Interest.

              (C) When a Partnership Interest is redeemed, the tax basis account attributable to such Partnership Interest or redeemed portion of such Partnership Interest shall be eliminated.

        (3) Capital gain shall be allocated first to each Partner who has redeemed a Partnership Interest during the fiscal year up to any excess of the amount received upon redemption of the Partnership Interest over the tax basis account maintained for the redeemed Partnership Interest.

        (4) Capital gain remaining after the allocation in subparagraph (a)(3) shall be allocated among the Partners whose Capital Accounts are in excess of their tax basis accounts after the adjustments in subparagraph (a)(3) in the ratio that each such Partner's excess bears to all such Partners' excesses. If the gain to be so allocated is greater than the excess of all such Partners' Capital Accounts over all such tax basis accounts, the excess shall be allocated among all Partners in the ratio that each Partner's Capital Account bears to all Partners' Capital Accounts.

        (5) Capital loss (if the capital loss so allocated is insufficient) shall be allocated first to each Partner who has redeemed a Partnership Interest during a fiscal year up to any excess of the tax basis account maintained for the redeemed Partnership Interest over the amount received upon redemption of the Partnership Interest.

        (6) Capital loss remaining after the allocation in subparagraph (a)(5) shall be allocated among all Partners whose tax basis accounts are in excess of their Capital Accounts after the adjustments in subparagraph (a)(5) in the ratio that each such Partner's excess bears to all such Partners' excesses. If the loss to be so allocated is greater than the excess of all tax basis accounts over all Partners' Capital Accounts, the excess loss shall be allocated among all Partners in the ratio that each Partner's Capital Account bears to all Partner's Capital Accounts.

        (7) Any gain or loss required to be taken into account in accordance with Section 1256 of the Code shall be considered a realized gain or loss for purposes of this Section 9.3.

    (b) In the event that a Partnership Interest has been assigned, the allocations prescribed by this Section 9.3 shall be made with respect to such Partnership Interest without regard to the assignment, except that in the year of assignment the allocations prescribed by this Section 9.3 shall be divided between the assignor and the assignee based on the number of months each held the assigned Partnership Interest.

    (c) The allocations set forth in this Section 9.3 are intended to allocate taxable profit and loss among Partners generally in the ratio and to the extent that Net Profit and Net Loss are allocated under Section 9.1 so as to eliminate, to the extent possible, any disparity between a Partner's Capital Account and his tax basis account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

    (d) Notwithstanding anything herein to the contrary, in the event that at the end of any Partnership taxable year, any Limited Partner's tax basis is adjusted for, or such Limited Partner is allocated, or there is distributed to such Limited Partner, any item described in Treasury Regulation
Section 1.704-(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected at the end of such year, and such treatment creates a deficit balance in such Limited Partner's tax basis, then such Limited Partner shall be allocated all items of income and gain of the Partnership for such year and for all subsequent taxable years of the Partnership until such deficit balance has been eliminated. In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the tax basis accounts of more than one Limited Partner in any Partnership taxable year, all items of income and gain of the Partnership for such taxable year and all subsequent taxable years shall be allocated among all such Limited Partners in proportion to their respective deficit balances until such deficit balances have been eliminated. Upon the dissolution and termination of the Partnership, the General Partner must contribute to the Partnership an amount equal to any deficit balance in its tax basis account. This paragraph is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith. Under no circumstances shall any Limited Partner be obligated to the Partnership to restore any deficit balance in his tax basis account.

    SECTION 9.4.  SECTION 754 ELECTION

    The General Partner may, in its sole and absolute discretion, make an election on behalf of the Partnership under Section 754 of the Code to adjust the tax basis of its assets.

    SECTION 9.5.  FISCAL YEAR

    Except as otherwise required by the Code, the fiscal year of the Partnership shall be the calendar year.

                                   ARTICLE X
                         MANAGEMENT OF THE PARTNERSHIP

    SECTION 10.1.  POWERS OF THE GENERAL PARTNER

    (a) The General Partner shall have exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Pursuant to the foregoing, it is understood and agreed that the General Partner shall have all of the rights and powers of a general partner as provided in the Act and as otherwise provided by law and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. In dealing with the General Partner acting on behalf of the Partnership, no person shall be required to inquire into the authority of the General Partner to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement. The General Partner is hereby granted the right, power and authority to execute and deliver on behalf of the Partnership such documents or instruments relating to Partnership affairs as may be appropriate to the conduct of Partnership business including, without limitation, the Agreement, applications or reports to or with the Commodity Futures Trading Commission (the "CFTC), the SEC, state securities commissions and with any boards of trade and other national securities or commodity exchanges and contract markets, consulting agreements, and any amendments thereto, and to execute all other agreements, documents, or instruments necessary for proper conduct of the affairs of the Partnership. Further, the General Partner in its sole and absolute discretion shall have the power on behalf of the Partnership:

         (1) To engage in all transactions involving Partnership activities on or off securities or commodity exchanges or contract markets on which the Partnership shall be authorized to be so engaged;

         (2) To acquire or invest and reinvest funds in government securities (as that term is defined in the 1940 Act), foreign exchange, Eurodollar deposits, certificates of deposit, futures contracts, currencies, precious metals, commodities, commodity instruments, cash forward transactions and options traded on commodity exchanges (collectively, "Instruments");

         (3) To borrow and to raise monies and, from time to time, to issue, accept, endorse, and execute promissory notes, drafts, bills of exchange, bonds, debentures and other negotiable or nonnegotiable instruments or evidences of indebtedness in the name of the Partnership, and to secure the payment of any other instrument of lien, conveyance or assignment in trust upon the whole or any part of the property of the Partnership, whether at that time owned or thereafter acquired, with the provision that no creditor making a loan may have or acquire, at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor;

         (4) To make such arrangements with respect to bank accounts and to authorize signatures for checks, notes and other instruments of the Partnership as it shall deem appropriate;

         (5) To employ, on behalf of the Partnership, a Subscription Agent, selling brokers, floor brokers and traders, agents, consultants, advisers, employees, accountants, lawyers, brokers, clerical help, and to obtain such other assistance and services as may seem proper and to pay such remuneration as the General Partner may deem reasonable and appropriate but not in excess of any other limitations set forth in this Agreement, whether or not such assistance or services are rendered by an Affiliate;

         (6) To enter into such agreements with futures commission merchants, introducing brokers, government securities dealers, broker-dealers and dealers (collectively "brokers") upon such terms and conditions as may be necessary or desirable;

         (7) To deposit with any such futures commission merchants and brokers, Instruments and cash on behalf of the Partnership; and to borrow money or execute margin agreements in connection with the purchase or sale of any of the instruments or contracts described in Article IV;

         (8) To possess, transfer, mortgage, pledge or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Instruments;

         (9) To sue, and be sued, complain and defend, compromise and settle claims in the name of, or on behalf of, the Partnership;

        (10) To have and maintain one or more offices within or without the State of Illinois and to rent or acquire office space, engage personnel and do such other acts and things as may be necessary or desirable in the maintenance of such office or offices;

        (11) To enter into, make and perform contracts, agreements, and other undertakings to the extent necessary or desirable in the accomplishment of Partnership purposes;

        (12) To make representations and disclosures of information concerning the Partnership and the Partners; to pay required fees and dues and to perform all such additional undertakings to the extent necessary or desirable in connection with such applications;

        (13) In connection with any offering of Units, to: (i) cause to be filed one or more offering statements or registration statements and related documentation, and all amendments thereto, with the SEC, the National Association of Securities Dealers, Inc. ("NASD") and/or any other domestic or foreign authorities for the registration and offering of Units in the United States or elsewhere and one or more offering circulars or prospectuses and amendments and supplements thereto with the CFTC and the National Futures Association (the "NFA"); (ii) register or otherwise qualify Units for offering and sale under the "blue sky" and/or securities laws of any states of the United States and other domestic or foreign jurisdictions;
    (iii) make all arrangements for the offering and sale of Units, including, without limitation, the execution on behalf of the Partnership of a soliciting dealer agreement with one or more soliciting dealers for the offer and sale of the Units; and (iv) take all such action with respect to the matters described in the preceding clauses (i) through (iii) as the General Partner deems appropriate;

        (14) To take all such action as the General Partner deems appropriate to avoid the requirement that the Partnership register as an investment company under the 1940 Act; and

        (15) To do all such other things and engage in all other transactions, including the borrowing and lending of money and other property, as the General Partner shall deem necessary or appropriate to the exercise of the foregoing powers or to carry out the purpose of the Partnership, though not expressly enumerated herein. No rule of law for construction of contracts shall limit the powers of the General Partner to the powers specifically enumerated herein.

    SECTION 10.2.  ADDITIONAL LIMITED PARTNERS

    The General Partner shall have the authority and right to admit Additional Limited Partners and Substituted Limited Partners in accordance with the procedures provided for in Section 8.3, in its sole and absolute discretion. By executing or otherwise adopting this Agreement, each Limited Partner shall be deemed to have consented to the admission of all Additional Limited Partners admitted to the Partnership by the General Partner.

    SECTION 10.3.  DUTIES

    The General Partner shall manage and control the Partnership, its business and affairs, to the best of its ability and shall use its best efforts to carry out the business of the Partnership as set forth in Article IV. The General Partner shall devote such time to the Partnership business as it, in its sole and absolute discretion, shall deem to be necessary to manage and supervise the Partnership business and affairs in an efficient manner; provided, however, that nothing in this Agreement shall preclude the employment, of any agent or third party to manage or provide other services to the Partnership.

    The General Partner may delegate its responsibility, in whole or in part, for the investment of the Partnership's assets to one or more qualified trading advisors and may delegate trading discretion to such persons. If the General Partner elects to direct trading for the Partnership itself, the General Partner may nonetheless render advisory services to other clients or accounts and may employ and use the same trading strategies which are utilized in managing the Partnership's investments. However, the General Partner agrees and represents that any such other services will not affect its capacity to continue to render services to the Partnership of the quality and nature contemplated by this Agreement. If the General Partner determines to delegate its responsibility for trading decisions to one or more trading advisors, it may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership, including a management agreement under which the General Partner is one of the advisors.

    SECTION 10.4.  INDEPENDENT ACTIVITIES OF THE GENERAL PARTNER

    The General Partner shall not be required to manage the Partnership as its sole and exclusive function and the General Partner as well as any one or more of the Affiliates of the General Partner may have other business interests and may engage in other activities in addition to those relating to the Partnership, including the rendering of advice or services of any kind to other investors and the making or management of other investments and/or trading vehicles, including those similar to those of the Partnership. Neither the Partnership nor any Partner shall have any interest or right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom; and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

    The parties hereto further expressly acknowledge that the engagement of any Partners in such other activities shall not be considered a breach of any fiduciary or other duty such Partner may have to the Partnership or to the other Partners. The General Partner, on behalf of the Partnership, may employ from time to time an Affiliate to provide services for or to the Partnership, or may enter into other agreements or arrangements with any such person, provided that the General Partner shall not enter into any agreement or arrangement with the General Partner or one or more Affiliates on terms less favorable to the Partnership than those customarily charged by an unrelated party for similar services. The validity of any transaction, agreement or payment involving the Partnership and an Affiliate otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between a General Partner and such Affiliate.

    SECTION 10.5.  TAX MATTERS PARTNER

    The General Partner shall, initially, be the Partnership's Tax Matters Partner, and shall have complete authority and discretion with respect to all federal and state tax matters, including, without limitation, conducting all audits and other proceedings with the Internal Revenue Service, settlement of all tax controversies, selection of the forum for any contest relating thereto and employment of all auditors and attorneys. The Tax Matters Partner will keep the Partners advised of the status thereof. The General Partner may appoint successor or substituted Tax Matters Partner(s) in its sole discretion.

    SECTION 10.6.  LIMITED PARTNER INTEREST OF GENERAL PARTNER

    The General Partner and any Affiliates of the General Partner shall have the right to become Limited Partners of the Partnership by making appropriate Capital Contributions and purchasing Units, as provided in Article VIII.

                                   ARTICLE XI
                        COMPENSATION OF GENERAL PARTNER

    SECTION 11.1.  MANAGEMENT FEE

    (a) In consideration for all of its management and trading services, the General Partner will receive a monthly "Management Fee" of 0.1875% of the average monthly sum of all Capital Accounts contributed by Limited Partners, computed at the close of each month. The Management Fee shall be paid by the Partnership within ten (10) business days of the close of each month.

    (b) Except to the extent provided for in Section 11.3, the General Partner will satisfy ordinary overhead expenses of the Partnership from the Management Fee.

    (c) For federal income tax purposes, the above compensation shall be treated as ordinary and necessary expenses of the Partnership paid to the General Partner (not acting in its capacities as Partner) in accordance with
Section 707(a) of the Code.

    SECTION 11.2.  GENERAL PARTNER PROFIT DISTRIBUTION

    For each fiscal year of the Partnership, the General Partner shall receive the General Partner Profit Distribution. The General Partner Profit Distribution shall be an amount equal to the excess, if any, of (i) one percent (1%) of the Cumulative Net Profits of the Partnership, over (ii) the sum of (A) the Management Fee for such fiscal year, and (B) any prior General Partner Profit Distributions made pursuant to this Section 11.2. For this purpose, the Cumulative Net Profits of the Partnership shall be equal to the excess, if any, of (iii) the Net Profits, if any, of the Partnership for the current fiscal year and each prior fiscal year or other fiscal period of the Partnership; over
(iv) the sum of (A) the Net Losses, if any, of the Partnership for the current fiscal year and each prior fiscal year or other fiscal period of the Partnership, and (B) the sum total of all of the Management Fees paid or payable with respect to the current fiscal year and each prior fiscal year or other fiscal period of the Partnership. The General Partner Profit Distribution shall be treated as an allocation and distribution of Partnership profits to the General Partner in its capacity as a Partner in the Partnership.

    SECTION 11.3.  PARTNERSHIP EXPENSES

    Notwithstanding Section 11.1, the Partnership (and not the General Partner) shall pay (i) any expenses reasonably incurred in connection with the transfer, withdrawal, purchase or sale of Units, which shall include, without limitation, professional legal, accounting and/or transfer agent fees in connection with the disposition of Units; and (ii) any and all brokerage commissions, clearing house charges, exchange or regulatory fees and similar charges attendant to the execution of futures or forwards trades (but not with respect to the execution of trades in United States Government Securities) by the Partnership.

                                  ARTICLE XII
                        EXCULPATION AND INDEMNIFICATION

    SECTION 12.1.  LIABILITY TO PARTNERSHIP OR LIMITED PARTNERS

    (a) None of the Partners shall be liable, responsible or accountable in damages or otherwise to the Partnership or any other Partner for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on the Partners by this Agreement or by law unless such act or omission constituted willful or wanton misconduct or was performed or omitted fraudulently or in bad faith or constituted gross negligence.

    (b) None of the Partners shall be liable for the return or repayment of all or any portion of the capital or profits, including a Partner's Capital Contribution and Capital Account, of any Partner (or transferee), it being expressly agreed that any such return of capital or payment of profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

    SECTION 12.2.  INDEMNIFICATION

    (a) The Partnership shall indemnify and hold harmless each Partner (as well as each Member, manager, agent, officer or employee of the General Partner and each Partner, Trustee, Officer or Director of a Member of the General Partner, when acting on behalf of the Partnership or in connection with, Partnership business) from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Partnership or in furtherance of the interests of the Partnership, or the issuance and sale of Units including but not limited to any judgment, award, settlement, attorney's fee and other cost or expense incurred in connection with the defense of any actual or threatened action, proceeding or claim; if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interests of the Partnership and did not constitute willful or wanton misconduct or were not performed or omitted fraudulently or in bad faith or as a result of gross negligence by the Partners. Any such indemnification shall be only from the assets of the Partnership.

    (b) The Partnership shall indemnify and hold harmless each Limited Partner from and against any expense, including reasonable attorney's fees, incurred in connection with the defense of any actual or threatened action, proceeding or claim arising from the personal liability of any Limited Partners to creditors of the Partnership, except to the extent provided in Section 8.5(f) for debts, liabilities and other obligations of the Partnership.

                                  ARTICLE XIII
                                LIMITED PARTNERS

    SECTION 13.1.  NO ROLE IN MANAGEMENT

    The Limited Partners shall not participate in the management or control of the Partnership's business nor shall they transact any business for the Partnership, nor shall they have the power to act for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

    SECTION 13.2.  BANKRUPTCY, DEATH OR INCOMPETENCY

    The termination, dissolution, bankruptcy (as defined in Section 16.2), death or incompetency (as defined in Section 14.3) of a Limited Partner shall not cause a dissolution of the Partnership, but the right of such Limited Partner to share in the Net Profits and Net Losses of the Partnership shall, on the happening of such an event, devolve on its legal representatives, heirs, administrators, executors or successors, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. The legal representatives, heirs, administrators, executors or successors of such Limited Partner shall be liable for all the obligations of such Limited Partner under this Agreement. However, in no event shall such representatives, heirs, administrators, executors or successors become a Limited Partner without the consent of the General Partner.

    SECTION 13.3.  LIMITED LIABILITY OF LIMITED PARTNERS

    Upon acceptance of a Limited Partner's Subscription Agreement by the General Partner and receipt by the General Partner of the entire Capital Contribution of that Limited Partner, the interest in the Partnership owned by that Limited Partner shall be fully paid and nonassessable. Except as provided under the Act, no Limited Partner shall be liable for Partnership obligations in excess of the capital contributed by him, plus his share of undistributed Net Profits credited to his Capital Account.

                                  ARTICLE XIV
                   TRANSFER OF INTERESTS BY LIMITED PARTNERS

    SECTION 14.1.  RESTRICTION ON TRANSFERS

    A Limited Partner may not sell, transfer, assign, donate or otherwise convey the whole or any part of his Partnership Interest except as provided in this
Article XIV.

    SECTION 14.2.  BANKRUPTCY, DEATH OR INCOMPETENCY

    Upon the termination, dissolution, bankruptcy (as defined in Section 16.2), death or incompetency (as defined in Section 14.3) of a Limited Partner, the legal representatives, heirs, administrators, executors or successors (hereinafter "Representative") shall succeed to the right of the Limited Partner to share in the Net Profits and Losses of the Partnership, subject to the terms and conditions of this Agreement. At the end of the Accounting Period in which the termination, dissolution, bankruptcy, death or incompetency occurs, the interest of the referenced Limited Partner shall be redeemed completely in the manner provided in Section 8.5.

    SECTION 14.3.  DEFINITION OF INCOMPETENCY

    For purposes of this Agreement, a Partner shall be considered "incompetent" upon the appointment by a court of a guardian, committee, conservator, curator or similar personal representative to manage his property, business and affairs.

    SECTION 14.4.  ADMISSION OF SUBSTITUTED LIMITED PARTNERS

    (a) Anything in this Agreement to the contrary notwithstanding, no assignee of the whole or any portion of a Limited Partner's interest in the Partnership shall have the right to become a Substituted Limited Partner in place of his assignor unless the assigning Limited Partner shall designate his intention in a written instrument of assignment and unless the written consent of the General Partner to such substitution shall be obtained (which consent shall be within the sole and absolute discretion of the General Partner to grant or deny).

    (b) Notwithstanding the granting of the aforementioned consent by the General Partner, the admission of an assignee as a Substituted Limited Partner shall be further conditioned upon:

        (1) The assignment instrument being in form and substance reasonably satisfactory to the General Partner;

        (2) The assignor and assignee named therein executing and acknowledging such other instrument or instruments as the General Partner may deem necessary or desirable to effectuate such admission;

        (3) The assignee's written acceptance and adoption of all of the terms and provisions of this Agreement as the same may have been amended;

        (4) The assignee's execution of a Power of Attorney in the form described in Article XXI;

        (5) Such assignee paying or obligating himself to pay all reasonable expenses connected with such admission (the amount of such expenses to be determined by the General Partner); and

        (6) The submission to the General Partner of an opinion of counsel, in form and substance satisfactory to the General Partner, that the transfer of the interest in the Partnership and the admission of the

    Substituted Limited Partner, will not cause a violation of any applicable securities laws, cause a termination of the Partnership pursuant to the Code or cause the Partnership to be classified as an association taxable as a corporation.

    (c) In no event shall an interest in the Partnership be assigned or transferred to a minor or incompetent. Any such transfer shall be void and ineffectual and shall not bind the Partnership.

                                   ARTICLE XV
                 WITHDRAWAL OR SUBSTITUTION OF GENERAL PARTNER

    SECTION 15.1.  WITHDRAWAL OF A GENERAL PARTNER

    (a) The General Partner may not withdraw as General Partner prior to January 1, 2005. Thereafter, no withdrawal shall be effective unless and until the withdrawing General Partner tenders at least one hundred twenty (120) days' prior written notice of withdrawal to all the then Partners. If the General Partner withdraws as General Partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. In the event of removal or withdrawal of the General Partner, the General Partner is entitled to a redemption of its interest in the Partnership at its Net Asset Value on the next date as of which the Net Assets of the Partnership are determined following the date of the General Partner's removal or withdrawal.

    (b) If the General Partner should, at any time, be an individual, such General Partner may, at any time, substitute for himself as a General Partner, any entity in which he has not less than a 75% beneficial ownership interest in the substituted entity and any General Partner which is an entity may, at any time, substitute for itself any individual who has at least a 75% beneficial interest in such entity.

    (c) In any substitution provided for in paragraph (b) of this Section 15.1, the substituting Partner must agree in writing to (i) continue to fully perform, as the designated representative of such entity, his or its duties and responsibilities and (ii) maintain such ownership interest as long as such individual or entity is a Partner.

                                  ARTICLE XVI
                         DISSOLUTION OF THE PARTNERSHIP

    SECTION 16.1.  DISSOLUTION EVENTS

    The happening of any one of the following events shall work an immediate dissolution of the Partnership:

        (1) The bankruptcy (as defined in Section 16.2) or withdrawal from the Partnership of the General Partner;

        (2) The disposition of all or substantially all of the Partnership's assets;

        (3) The decision by the General Partner to dissolve the Partnership;

        (4) The agreement by Limited Partners holding more than fifty percent (50%) of the then outstanding Partnership Interests owned by Limited Partners to dissolve the Partnership (subject to the provisions of Section 22.1); or

        (5) The expiration of the term of the Partnership as provided in
    Article VI.

    SECTION 16.2.  DEFINITION OF BANKRUPTCY

    For purposes of this Agreement, the "bankruptcy" of a Partner shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by the Partner for, or a consent to, the appointment of a trustee of his assets, (ii) the filing by the Partner of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing his inability to pay his debts as they come due, (iii) the making by the Partner of a general assignment for the benefit of creditors, (iv) the filing by the Partner of an answer admitting the material allegations of, or his consenting to, or defaulting in answering, a bankruptcy petition filed against him in any bankruptcy proceeding, or (v) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the Partner a bankrupt or appointing a trustee for his assets.

                                  ARTICLE XVII
        ADDITIONAL PROVISIONS CONCERNING DISSOLUTION OF THE PARTNERSHIP

    SECTION 17.1.  LIQUIDATION OF PARTNERSHIP PROPERTY

    (a) In the event of the dissolution of the Partnership, the General Partner shall commence to wind up the affairs of the Partnership and to liquidate the Partnership's property. The Partners shall continue to share Net Profits and Net Losses during the period of liquidation in the same proportion as before the dissolution. The General Partner shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property, including securities positions, in a prompt, reasonable and orderly manner, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The proceeds of the liquidation and of any other funds of the Partnership shall be distributed and allocated among all Partners in proportion to the credit balances in their respective Capital Accounts, after all allocations of Net Profits and Net Losses earned and incurred in the course of liquidation, pursuant to Article IX. The General Partner shall set up such cash reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Any such cash reserves shall be held and applied by the General Partner until the General Partner in its sole and absolute discretion shall determine that such reserves may be terminated, at which time the balance shall be allocated among all Partners in proportion to the credit balances in their respective Capital Accounts.

    (b) If, at the appropriate time, there is no General Partner, a majority of the Limited Partners, voting by Units, may elect a liquidating trustee who shall have all of the powers of a General Partner in liquidating the Partnership. For purposes of this Article 17 only, the term "General Partner" shall also include any such liquidating trustee.

    SECTION 17.2.  FINAL ACCOUNTING

    Within a reasonable time following the completion of the liquidation of the Partnership's Property, the General Partner shall supply to each of the Partners a statement, audited by the Partnership's regular independent public accountants, which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation and each Partner's pro rata portion of Distributions pursuant to Section 17.1.

    SECTION 17.3.  RIGHTS OF PARTNERS ON LIQUIDATION

    Each Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution thereto and share of Net Profits or Losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner or any Limited Partner. No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership, except as otherwise determined by the General Partner.

    SECTION 17.4.  FILING FINAL DOCUMENTS

    Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the General Partner, shall have the authority to execute and record a Certificate of Cancellation of the Partnership, as well as any and all other documents required to effectuate the dissolution and termination of the Partnership.

                                 ARTICLE XVIII
                                    NOTICES

    All notices and demands required or permitted under this Agreement shall be in writing and may (except in the event of a strike involving the U.S. Postal Service) be sent by certified or registered mail, postage prepaid, to the Partners at their addresses as shown from time to time on the records of the Partnership. Any Partner may specify a different address by notifying the General Partner in writing of such different address.

                                  ARTICLE XIX
                    BOOKS OF ACCOUNT, ACCOUNTING AND REPORTS

    SECTION 19.1.  BOOKS OF ACCOUNT AND MONTHLY REPORT

    The General Partner shall keep proper and complete records and books of account of the Partnership in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character. The records and books of account shall be kept at the principal place of business of the Partnership and each Limited Partner and his authorized representatives shall have at all times, during reasonable business hours, free access to and the right to inspect such books of account; provided that such inspection is made in good faith and without any intent to damage the Partnership or any of the Partners. The Partnership shall furnish a list of names and addresses of, and Partnership Interests held by, all Partners, to any Limited Partner who requests such a list in writing for any proper purpose, the cost of such to be borne by the requesting Limited Partner. In addition, the General Partner shall furnish to the Limited Partners monthly account statements reporting the activities of the Partnership during such month.

    SECTION 19.2.  ANNUAL REPORT AND OTHER REPORTS

    The Partnership books and records shall be audited annually by independent accountants. The Partnership will cause each Partner to receive (i) within 90 days after the close of each fiscal year, audited financial statements including a balance sheet and statements of income and partners' equity for the fiscal year then ended, and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for each Partner to complete his or her federal income tax return. In addition, within 30 days after the end of each month the Partnership will provide each Limited Partner with reports showing Net Assets and Net Asset Value per Unit of Partnership Interest as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Partnership during such month. Both annual and monthly reports shall include such additional information as the CFTC may require under the Commodity Exchange Act to be given to participants in commodity pools such as the Partnership. The General Partner shall calculate the Net Asset Value per Unit of Partnership Interest daily and shall make such information available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership. The General Partner will submit to state securities law administrators any information which such administrators require to be filed, including, but not limited to, copies of the annual and monthly reports to be provided to Limited Partners.

    In addition, if any of the following events occur, notice of such event shall be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit of Partnership Interest to 50% or less of the Net Asset Value most recently reported; (ii) any material change in contracts with advisors including any change in advisors or any modification in connection with the method of calculating the General Partner Profit Distribution; (iii) any change in futures commission merchants of the Fund or any change in payment of brokerage commissions on a round turn basis; (iv) any change in the General Partner;
(v) any material change in the Partnership's trading policies; or (vi) any other material change affecting the compensation of any party. Any notice sent pursuant to this paragraph will include a description of the Limited Partners' voting rights and/or redemption rights under this Agreement.

    SECTION 19.3.  TAX RETURNS AND ELECTIONS

    The General Partner shall cause income tax returns for the Partnership to be prepared and filed with the appropriate governmental authorities. Within seventy-five (75) days after the close of each fiscal year of the Partnership, the General Partner shall send to each person who was a Partner at any time during the fiscal year then ended such information as will be sufficient to prepare documents which may be required to be filed under Federal income tax laws and other Federal laws. The General Partner shall, in its sole and absolute discretion, make all elections under applicable provisions of the Code as shall be necessary or, when optional, in the interest of the Partnership, and shall timely file all such elections as made.

    SECTION 19.4.  PARTNERSHIP FUNDS

    The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possesion or control, and shall not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

    The funds of the Partnership shall be deposited in such bank account or accounts in the name of the Partnership, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the General Partner. Amounts deposited in the Partnership accounts shall be used solely for the business of the Partnership. All withdrawals from any such bank accounts and all liquidations of such investments shall be made by the duly authorized agent or agents of the General Partner. Partnership funds shall be separately identified from those of any other person.

    The Partnership shall make no loans. Assets of the Partnership shall not be commingled with assets of any other entity. Deposit of assets with a futures commission merchant, broker-dealer or government securities dealer shall not constitute commingling. Except as provided herein, no person may receive, directly or indirectly, any fee for investment advice or management who shares or participates in any brokerage commissions or fees from transactions for the Partnership; no broker (including the General Partner and its affiliates) may pay, directly or indirectly, rebates or "give ups" to any trading advisor; and such prohibitions shall not be circumvented by any reciprocal business arrangements.

    No loans shall be made available to the Partnership by the General Partner or any of its affiliates.

                                   ARTICLE XX
              AMENDMENT OF LIMITED PARTNERSHIP AGREEMENT; MEETINGS

    SECTION 20.1.  AMENDMENT WITH CONSENT OF THE GENERAL PARTNER

    If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement (including the Partnership's basic investment policies set forth in Article IV hereof), such amendment shall be effective only if approved in writing by the General Partner and by Limited Partners owning more than 50% of the Units of Partnership Interest then outstanding and if made in accordance with the Act. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement. The General Partner may amend this Agreement without the consent of the Limited Partners in order to
(i) clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus);
(ii) delete or add any provision of or to the Agreement required to be deleted or added by the staff of any federal or state agency (including, without limitation, the SEC or CFTC); or (iii) make any amendment to the Agreement which the General Partner deems advisable (including but not limited to amendments necessary to effect the allocations proposed herein or to change the name of the Partnership), provided that such amendment is not adverse to the Limited Partners or is required by law.

    SECTION 20.2.  MEETINGS

    Upon receipt of a written request signed by Limited Partners owning at least 10% of the Units of Partnership Interest then outstanding, delivered in person or by certified mail, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within fifteen days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty but not more than sixty days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

    SECTION 20.3.  AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL
PARTNER.

    At any meeting called pursuant to Section 20.2, upon the approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Partnership Interest, the following actions may be taken: (i) this Agreement may be amended in accordance with the Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new General Partner may be admitted immediately prior to the removal of the General Partner provided that the new General Partner of the Partnership shall continue the business of the Partnership without dissolution;
(iv) if the General Partner elects to withdraw from the Partnership a new General Partner or General Partners may be admitted immediately prior to withdrawal of the General Partner provided that the new General Partner of the Partnership shall continue the business of the Partnership without dissolution;
(v) any contracts with the General Partner, any of its affiliates or any commodity trading advisor to the Partnership may be terminated on sixty days' notice without penalty; and (vi) the sale of all the assets of the Partnership may be approved.

    SECTION 20.4.  CONTINUATION.

    Upon the assignment by the General Partner of all of its interest in the Partnership, or the withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Act, the Partnership is not dissolved and is not required to be wound up by reason of such event if, within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner. In the event of the withdrawal by the General Partner and the continuation of the Partnership pursuant to this paragraph, the General Partner shall pay all expenses incurred as a result of its withdrawal.

    SECTION 20.5.  AMENDMENT OF CERTIFICATE OF LIMITED PARTNERSHIP

    In the event this Agreement shall be amended pursuant to this Article XX, the General Partner shall amend the Certificate of Limited Partnership to reflect the change if it deems such amendment of the Certificate to be necessary or appropriate.

                                  ARTICLE XXI

                               POWER OF ATTORNEY

    Each of the Limited Partners irrevocably constitutes and appoints the General Partner, as its true and lawful attorney, in its name, place and stead, to make, execute, acknowledge and file:

    (1) A Certificate of Limited Partnership under the laws of the State of Illinois;

    (2) Any certificate or other instrument which may be required to be filed by the Partnership, including an Application for an Assumed Name Certificate under the laws of the State of Illinois (or any other state for which the General Partner shall deem it advisable to file, upon advice of counsel); and

    (3) Any and all amendments or modifications of the instruments described above; it being expressly intended by each of the Limited Partners that the foregoing power of attorney is coupled with an interest. The foregoing power of attorney shall survive the delivery of an assignment by any of the Limited Partners of the whole or any portion of his Partnership Interest except that where an assignee of such Partnership Interest has been approved by the General Partner as a Substituted Limited Partner, then the foregoing power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all instruments necessary to effectuate such substitution. A similar power of attorney shall be one of the instruments which the General Partner shall require an assignee of a Limited Partner to execute as a condition of his admission as a Substituted Limited Partner.

                                  ARTICLE XXII

                                 MISCELLANEOUS

    SECTION 22.1.  LIMITATION OF LIMITED PARTNERS' VOTING RIGHTS

    Notwithstanding any other provisions of this Agreement, the rights to vote provided to the Limited Partners under this Agreement shall be null and void and of no effect or existence and shall not be exercisable if the Partnership shall have received an opinion of counsel (obtained by the General Partner or any Limited Partner), other than counsel for the General Partner (unless such counsel shall have been approved by Limited Partners holding more than half of the then outstanding Partnership Interests owned by Limited Partners), to the effect that the exercise of such rights will adversely affect the status of such holders as Limited Partners, including their limited liability. If the General Partner does not intend to obtain such opinion, it will so indicate by written notice to the Limited Partners. If no such opinion has been obtained by a Limited Partner within 15 days of such notice, the Limited Partners shall proceed with a vote on the particular contemplated action; provided, however, that the approval of an opinion of counsel by the Limited Partners with respect to a particular contemplated Partnership action shall not affect their rights to vote on other future actions as provided in this Agreement.

    SECTION 22.2.  ENTIRE AGREEMENT

    This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

    SECTION 22.3.  GOVERNING LAW

    This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois, without regard to conflicts of law issues.

    SECTION 22.4.  BINDING ON SUCCESSORS AND ASSIGNS

    Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

    SECTION 22.5.  SINGULAR AND PLURAL, MASCULINE AND FEMININE

    Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

    SECTION 22.6.  CAPTIONS

    Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

    SECTION 22.7.  SEVERABILITY

    If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

    SECTION 22.8.  COUNTERPARTS

    This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, each Limited Partner may become a signatory to this Agreement by executing a Subscription Agreement. By such execution, each Limited Partner shall be deemed to have adopted, and to have agreed to be bound by, all of the provisions of this Agreement. The original of this Agreement executed by the General Partner and the Original Limited Partner, and the duly executed Subscription Agreements, taken together, shall constitute a single instrument.

    SECTION 22.9.  FURTHER ASSURANCES

    Each of the Limited Partners agrees hereafter to execute, acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents and to take all such further action as may be required by law or deemed by the General Partner to be necessary or useful in furtherance of the Partnership's purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms of this Agreement.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

Beeland Management Company, L.L.C.

By:        /s/ Richard L. Chambers                          By:        /s/ Clyde C. Harrison
           ----------------------------------------------              ----------------------------------------------
           Richard L. Chambers                                         Clyde C. Harrison, as Original Limited Partner
           Managing Member, As General Partner

    Counterpart Signature Page to Amended and Restated Agreement of Limited Partnership of Rogers International Raw Materials Fund, L.P. for the following Limited Partners:

--------------------------------------------------   Address: -----------------------------------------
Name

                                   SCHEDULE A

GENERAL PARTNER

    Beeland Management Company, LLC
    1000 Hart Road
    Barrington, IL 60010

ORIGINAL LIMITED PARTNER

    Clyde C. Harrison
    510 Diamond Lane
    Cary, IL 60013

                                                                  APPENDIX B
                                                                    SPECIMEN

                             SUBSCRIPTION AGREEMENT

                                                                    SPECIMEN

                 ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

    PLEASE MAIL THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, THE COUNTERPART SIGNATURE PAGE TO THE AGREEMENT OF LIMITED PARTNERSHIP, AND YOUR CHECK MADE PAYABLE TO "Rogers International Raw Materials Fund, L.P." TO: Rogers International Raw Materials Fund, L.P., c/o DPM, LLC, P.O. Box 6741, Somerset, New Jersey 08875-6741, Attention: Subscription Department. DPM will serve as the Fund's subscription agent in this offering. Subscription proceeds accepted prior to the initial closing will be deposited by DPM in an escrow account maintained at Mellon Bank. Following the initial closing, the account will be placed in the name of DPM, as subscription agent for the Fund. Subscription proceeds received for units sold after that time will be immediately available for use by the Fund.

    ALTERNATIVELY, YOU MAY TRANSMIT THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND THE COUNTERPART SIGNATURE PAGE TO THE AGREEMENT OF LIMITED PARTNERSHIP VIA FACSIMILE TO DPM (fax number 732-563-1193), and transmit the appropriate subscription proceeds by bank wire transfer to Mellon Bank, Pittsburgh, PA, ABA No. 043000261, for credit to the Rogers International Raw Materials Fund, L.P. Account; No. 043-9355. Manually signed copies of the Subscription Agreement/Signature Page and the Counterpart Signature Page should then be mailed to DPM.

    Please use ballpoint pen or type the information.

--------------------------------------------------------------------------------

   ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P., INSTRUCTIONS TO PURCHASERS

--------------------------------------------------------------------------------

           INSTRUCTIONS             Any person desiring to subscribe for units should carefully read and review the prospectus and, if he/she desires to subscribe for units, complete the Subscription Agreement/Signature Page which follows these instructions. Follow the appropriate instruction listed below for the items indicated. Please print in ink or type the
                                    information.
--------------------------------------------------------------------------------------------------------

            INVESTMENT              Item 1--Enter the number of units to be purchased and the dollars
                A                   and cents amount of the purchase. Minimum purchase is 10 units
                                    ($10,000). The purchase price will be $1,000 per unit until the initial closing occurs and the net asset value per unit thereafter.

                                    Check the box to indicate whether this is an initial or an additional investment.
--------------------------------------------------------------------------------------------------------

     REGISTRATION INFORMATION       Item 2--Enter the exact name in which the units are to be held. For
                B                   co-owners, enter the names of all owners. For investments by qualified plans, include the exact name of the plan. For investments by qualified plans, enter the name of the custodian or trustee on the first line and FBO and the name of the beneficiary on the second line. IF THIS IS AN ADDITIONAL PURCHASE BY A QUALIFIED PLAN, PLEASE
                                    USE THE SAME EXACT PLAN NAME AS PREVIOUSLY USED.

                                    Item 3--Enter the mailing address, state of residence and telephone number of the owner. For qualified plan investments, please enter the mailing address of the custodian or trustee.

                                    Item 4--Enter the birth date(s) if the subscriber(s) is an individual or date of formation if the subscriber is an entity.

                                    Item 5--Check the appropriate box. If the owner is a non-resident alien, he/she must apply to the United States Internal Revenue
                                    Service for an identification number, using Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the general partner as soon as it is available.

                                                                    SPECIMEN

                                    Item 6--Check this box if the owner is an employee of Rogers
                                    International Raw Materials Fund, L.P. or an individual who has been continuously affiliated with the Fund as an independent contractor.

                                    Item 7--Enter the social security number or taxpayer I.D. number.
                                    The owner is certifying that this number is correct. For qualified plan investments, please enter both the beneficiary's social security number (for identification purposes) and the custodian or trustee's taxpayer I.D. number (for tax purposes).
--------------------------------------------------------------------------------------------------------

                C                   Item 8--Enter the residence address if different than the mailing address. For qualified plan investments, please enter the residence address of the beneficiary.
--------------------------------------------------------------------------------------------------------

                D                   Item 9--Check the appropriate box to indicate the type of ownership or entity which is subscribing. If this is an additional purchase, this should be completed exactly the same as the previous
                                    investment. If the subscriber is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section
                                    501A of the Internal Revenue Code.
--------------------------------------------------------------------------------------------------------

            SIGNATURE               Item 10--The Subscription Agreement/Signature Page MUST BE EXECUTED
                                    by the owner(s), and if applicable, the trustee or custodian.
--------------------------------------------------------------------------------------------------------

   BROKER/DEALER AND REGISTERED     Item 11--Enter the name of the broker/dealer and the name of the
          REPRESENTATIVE            registered representative, along with the street address, city,
                E                   state, zip code, telephone number, fax and e-mail of the registered representative. By executing the Subscription Agreement/Signature
                                    Page, the registered representative agrees that the subscription is pursuant to a valid soliciting dealer agreement between such soliciting dealer and the general partner of the Fund. By executing the Subscription Agreement/Signature Page, the registered
                                    representative also substantiates compliance with the conduct rules of the NASD, by certifying that the registered representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such registered representative, that investment in the Fund is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the registered representative has informed the investor of all pertinent facts relating to the liability, liquidity and
                                    marketability of an investment in the Fund during its term. The registered representative (authorized signature) should sign where provided.
--------------------------------------------------------------------------------------------------------

    SUBMISSION OF SUBSCRIPTION      The properly completed and executed copies of the Subscription
                                    Agreement/Signature Page and Counterpart Signature Page to the
                                    Agreement of Limited Partnership together with a CHECK MADE PAYABLE
                                    TO "Rogers International Raw Materials Fund, L.P." should be returned to the owner's registered representative or to Rogers
                                    International Raw Materials Fund, L.P., c/o DPM, LLC, P.O. Box 6741,
                                    Somerset, New Jersey 08875-6741, Attention: Subscription Department.

                                                                    SPECIMEN

                                    Alternatively, you may transmit the Subscription Agreement/Signature
                                    Page and the Counterpart Signature Page to the Agreement of Limited
                                    Partnership via facsimile to DPM (fax number 732-563-1193), and transmit the appropriate subscription proceeds by bank wire transfer to Mellon Bank, Pittsburgh, PA, ABA No. 043000261, for credit to the
                                    Rogers International Raw Materials Fund, L.P. Account; No. 043-9355.
                                    Manually signed copies of the Subscription Agreement/Signature Page and the Counterpart Signature Page should then be mailed to DPM.

    NOTE: If a person other than the person in whose name the units will be held is reporting the income received from the Fund, you must notify the general partner in writing of that person's name, address and social security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN UNITS.

    Any subscriber seeking to purchase Units pursuant to a discount offered by the Fund must submit such request in writing and set forth the basis for the request. Any such request will be subject to verification by the general partner. Subscribers may not, for purposes of qualifying for a volume discount, combine units purchased hereunder with units purchased pursuant to any other subscription agreement.

                                                                    SPECIMEN

                 ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.
                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE
    Please read this Subscription Agreement/Signature Page and the Terms and
                           Conditions before signing.
              Subscriber must read the Subscription Instructions.

           ------------------------------------------------------------------------------------------------
           (1)        Investment  MAKE CHECK PAYABLE TO "ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P."
A                     This subscription is in the amount of $ ---- for the purchase of ---- units of Rogers
                      International Raw Materials Fund, L.P. at $1,000 per unit until the initial closing occurs and the net asset value per unit thereafter. Minimum initial investment of 10 units.
                      This is an  / / INITIAL INVESTMENT  / / ADDITIONAL INVESTMENT
           ------------------------------------------------------------------------------------------------
           ------------------------------------------------------------------------------------------------
           (2)        Registered Owner
B                     / / Mr.  / / Mrs.  / / Ms. ------------------------
                      Co-Owner
                      / / Mr.  / / Mrs.  / / Ms. ------------------------
           (3)        Mailing Address ------------------------
                      City, State & Zip Code ------------------------
                      State of Residence ------------------------
                      (Area Code) Home Telephone ------------------------
                      (Area Code) Business Telephone ------------------------
           (4)        Birth Date ------------------------------------    ------------------------------------
                      Month         Day         Year             Month         Day         Year
           (5)        Please Indicate Citizenship Status: / / U.S. Citizen / / Resident Alien / / Non-Resident Alien
           (6)        / / Employee or Affiliate
           (7)        Social Security # ---- - ---- - ----
                      Co-Owner Social Security # ---- - ---- - ----
                      Corporate or Custodial Tax Identification Number ---- - ----
           ------------------------------------------------------------------------------------------------
           ------------------------------------------------------------------------------------------------
           (8)        RESIDENCE ADDRESS IF DIFFERENT FROM ABOVE OR FOR BENEFICIARY OF A QUALIFIED PLAN
C                     ------------------------------------------------
                      Street                                    City                  State                  Zip Code
           ------------------------------------------------------------------------------------------------
           ------------------------------------------------------------------------------------------------
           (9)        Check One
D                     / / Individual Ownership
                      / / Joint Tenants with Right of Survivorship
                      / / Community Property
                      / / Tenants in Common
                      / / Tenants by the Entirety
                      / / Corporate Ownership
                      / / Partnership Ownership
                      / / IRA
                      / / Qualified Plan (Keogh)
                      / / Simplified Employee Pension/Trust (S.E.P.)
                      / / Uniform Gifts to Minors Act, State of ----, a custodian for ----
                      / / Pension or Profit Sharing Plan    / / Taxable    / / Exempt under Section501A
                      / / Trust/Date Trust Established ----
                      / / Name of Trustee or other Administrator ----
                      / / Taxable    / / Grantor A or B
                      / / Estate
                      / / Other (specify) ----
                      / / Taxable    / / Non-Taxable
           ------------------------------------------------------------------------------------------------

                                                                    SPECIMEN

           ------------------------------------------------------------------------------------------------
           (10)       The undersigned certifies, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and
                      (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding.

                      The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor's behalf) the following:

                      (a) acknowledges receipt, not less than five (5) business days prior to the signing of this
                      Subscription Agreement, of the prospectus of the Fund relating to the units, wherein the terms and conditions of the offering of the units are described, including among other things, the restrictions on ownership and transfer of units, which require, under certain circumstances, that a holder of units shall give written notice and provide certain information to the general partner.

                      (b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the fund) I
                      (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth
                      (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the units.

                      (c) represents that I am (we are) purchasing the units for my (our) own account, and if I am
                      (we are) purchasing units on behalf of a trust or other entity of which I am (we are)
                      trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription
                      Agreement/Signature Page and do hereby legally bind the trust or such other entity.

                      (d) acknowledges that the units are not liquid except for limited redemption provisions.

                      (e) represents that I am (we are) aware that there are various types of institutions, including pension plans and trusts, which are governed by discrete and/or unique laws and/or regulations relating to the various types of investments which such institutions are authorized to make. I
                      (we) understand that the general partner, on behalf of the partnership, is not in the position to review those limitations and/or restrictions that may apply to each specific subscriber's investment in the partnership. Accordingly, by signing the subscription agreement, I (we) will be representing and warranting that I am (we are) familiar with the statutory and regulatory basis on which you operate, including any investment guidelines and limitations placed on subscriptions to entities similar in form and purpose to the Fund, and that, if such subscription is accepted, it will be in compliance with all applicable governmental, industry, and/or similar laws and regulations which relate to your investment in the Fund; and will not be in violation of any such laws or regulations.

                      BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I (WE) APPLY TO BECOME A LIMITED PARTNER AS OF THE
                      DATE THE SALE OF MY UNITS BECOMES EFFECTIVE, AND I (WE) AGREE TO EACH AND EVERY TERM OF THE
                      FUND'S LIMITED PARTNERSHIP AGREEMENT AS IF MY SIGNATURE WERE SUBSCRIBED THERETO.

                      BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I AM (WE ARE) NOT WAIVING ANY RIGHTS UNDER THE
                      FEDERAL OR STATE SECURITIES LAWS.

           Agreement Dated ------------, -------        ------------------------
           Signature--Registered Owner
           ------------------------------------------------------------------------
           Signature--Co-Owner
           ------------------------
           (Print Name of Custodian or Trustee)
           ------------------------
           Authorized Signature (Custodian or Trustee)
           ------------------------------------------------------------------------------------------------

                                                                    SPECIMEN

           ------------------------------------------------------------------------------------------------

           (12)       Broker/Dealer data-completed by selling registered representative (Please use Rep's
E                     address--not home office)
                      Name of Registered Representative ------------------------
                      / / Mr.  / / Mrs.  / / Ms. ------------------------
                      Mailing Address ------------------------
                      City, State & Zip Code ------------------------
                      Telephone ( ----) ---------; Fax # ( ----) -------; e-mail ---------
                      Broker/Dealer Name ------------------------
                      Mailing Address ] ------------------------
                      City, State & Zip Code ------------------------
                      ------------------------------------------------------------------------
                      Signature--Registered Representative
           ------------------------------------------------------------------------------------------------

                                                                    SPECIMEN

    CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY STANDARDS FOR INVESTORS WHO PURCHASE UNITS.

    IF THE INVESTOR IS A RESIDENT OF MASSACHUSETTS, THE INVESTOR MUST HAVE
EITHER: (I) A MINIMUM NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $225,000; OR (II) A MINIMUM ANNUAL GROSS INCOME OF $60,000 AND A MINIMUM NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $60,000.

    IF THE INVESTOR IS A RESIDENT OF OHIO OR PENNSYLVANIA, THE INVESTMENT MAY NOT EXCEED 10% OF THE INVESTOR'S LIQUID NET WORTH.

                                                                  APPENDIX C
                                                                    SPECIMEN

                               REDEMPTION NOTICE

                                                                    SPECIMEN

                              NOTICE OF WITHDRAWAL

    The undersigned, a limited partner of Rogers International Raw Materials Fund, L.P. (the "PARTNERSHIP"), hereby provides notice to Derivatives Portfolio Management, LLC, Two Worlds Fair Drive, P.O. Box 6741, Somerset, New Jersey 08875-6741 (the "Redemption Agent"), and to Beeland Management Company, L.L.C., 1000 Hart Road, Suite 210, Barrington, IL 60010 (the "GENERAL PARTNER") of its desire to withdraw or redeem all or a portion of the credit balance from its capital account.

1.  Type of Withdrawal (check one):

    / /  Complete Withdrawal

    / /  Partial Withdrawal

         If a Partial Withdrawal, specified below is either the percentage of the credit balance in the Capital Account that the limited partner wishes to withdraw or the dollar amount of capital which the limited partner wishes to have returned to him. (Any such withdrawals may only be in increments of a units's Net Asset Value, as defined in the Partnership's Agreement of Limited Partnership, as amended):

         _____%        OR        $_________

    THE REDEMPTION PRICE PER UNIT WILL BE THE NET ASSET VALUE PER UNIT AS OF THE CLOSE OF BUSINESS ON THE WITHDRAWAL DATE, MINUS AN AMOUNT (THE "HOLDBACK") EQUAL TO THE GREATER OF (1) 2% OF THE NET ASSET VALUE PER UNIT, OR
    (2) $100, TO COVER ACCRUED, BUT UNPAID MANAGEMENT FEES AND OTHER EXPENSES PAYABLE BY THE PARTNERSHIP AND CHARGEABLE AGAINST NET ASSETS AS OF THAT DATE. AFTER THE CLOSE OF THE FISCAL YEAR IN WHICH THE WITHDRAWAL WAS EFFECTED, THE ACCOUNT OF THE LIMITED PARTNER WHO EFFECTED THE WITHDRAWAL SHALL BE ADJUSTED TO REFLECT HIS ALLOCATED SHARE OF MANAGEMENT FEES AND EXPENSES, WHICH SHALL BE CHARGED AGAINST THE HOLDBACK. AFTER SUCH CHARGE, ANY POSITIVE BALANCE REMAINING FROM THE HOLDBACK SHALL BE PROMPTLY PAID TO THE WITHDRAWN LIMITED PARTNER, IN THE SAME MANNER AS THE BALANCE OF THE WITHDRAWAL.

2.  Desired Withdrawal Date: _______ _______

    (Note: The withdrawal date must be the last trading day of a month and at least 60 days following the date hereof. Withdrawals may be made only after an initial holding period of three months.)

3. The undersigned requests that the withdrawn amounts be delivered to: _______ _______ _______ at the following address: _______ _______ _______ _______
    _______ _______ _______ _______ _______ _______ _______ _______ _______
    _______ _______ _______ _______ _______ _______ _______ _______

    ANY WITHDRAWAL REQUEST APPROVED BY THE GENERAL PARTNER OR ITS AGENT SHALL BE EFFECTIVE AS OF THE CLOSE OF BUSINESS ON THE WITHDRAWAL DATE SPECIFIED ABOVE.

                                          --------------------------------------
                                          Name of Limited Partner

                                          --------------------------------------
                                          Signature of Limited Partner

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the costs and expenses, other than commissions payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except for the SEC registration fee.

SEC registration fee.........................................................  $  52,800
Printing.....................................................................     20,000
Legal fees and expenses......................................................    225,000
Accounting fees and expenses.................................................     10,000
Blue sky fees and expenses...................................................     25,000
Subscription and escrow agent fees...........................................     50,000
Miscellaneous................................................................     17,200
                                                                               ---------
  Total......................................................................  $ 400,000
                                                                               =========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Fund's limited partnership agreement provides that the Fund shall indemnify and hold harmless each partner (as well as each member, manager, agent, officer or employee of the general partner and each partner, trustee, officer or director of a member of the general partner, when acting on behalf of the Fund or in connection with, Fund business) from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Fund or in furtherance of the interests of the Fund, or the issuance and sale of units including but not limited to any judgment, award, settlement, attorney's fee and other cost or expense incurred in connection with the defense of any actual or threatened action, proceeding or claim; if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interests of the Fund and did not constitute willful or wanton misconduct or were not performed or omitted fraudulently or in bad faith or as a result of gross negligence by the partners. Any such indemnification shall be only from the assets of the Fund.

    The Fund's limited partnership agreement also provides that the Fund shall indemnify and hold harmless each limited partner from and against any expense, including reasonable attorney's fees, incurred in connection with the defense of any actual or threatened action, proceeding or claim arising from the personal liability of any limited partners to creditors of the Fund, except to the extent provided in Section 8.5(f) of the limited partnership agreement for debts, liabilities and other obligations of the Fund. Section 8.5(f) of the limited partnership agreement provides that a limited partner will have no personal liability for the debts, liabilities and other obligations of the Fund from and after the effective date of a complete return of the credit balance in his or her capital account except to the extent provided under Illinois law for debts and liabilities of the Fund incurred prior to such effective date, and then only for amounts withdrawn by and distributed to that limited partner.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    The Fund sold 5 units to Clyde C. Harrison on May 8, 2000, for $5,000 in order to create an original limited partner, thereby allowing the Fund to be formed.

    No sales commissions or other consideration were paid in connection with this sale. The Fund claims an exemption from registration based on Section 4(2) of the Securities Act of 1933 as a sale not involving a public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following exhibits are filed as part of this registration statement:

                                 EXHIBIT INDEX

 EXHIBIT NO.                                              DESCRIPTION
-------------  -------------------------------------------------------------------------------------------------
        1.1    Form of Soliciting Dealer Agreement.
        2.1    Amended and Restated Limited Partnership Agreement of Registrant, dated as of June 21, 2000
                 (included as Appendix A to the Prospectus).
        5.1    Opinion of Wildman, Harrold, Allen & Dixon regarding legality of the securities being registered.
        8.1    Opinion of Wildman, Harrold, Allen & Dixon regarding certain federal income taxation matters.
       10.1    Form of Subscription Agreement (included as Appendix B to the Prospectus).
       10.2    Service Agreement between Registrant and Derivatives Portfolio Management LLC, dated as of
                 June 21, 2000.
       10.3    Investment Management Agreement between Registrant and Hart Capital Management, dated as of May
                 8, 2000.
       10.4    Amended and Restated Subscription Agreement between general partner and James Beeland Rogers,
                 Jr., dated as of May 23, 2000.
       10.5    Amended and Restated Subscription Agreement between general partner and Clyde C. Harrison, dated as of May 23, 2000.
       10.6    Amended and Restated Consulting Agreement between general partner and Cornell Investment
                 Advisory, L.L.C., dated as of April 1, 2000
       10.7    Second Revised Amended and Restated Operating Agreement of Beeland Management Company, L.L.C.,
                 effective as of April 12, 2000.
       10.8    Form of Escrow Agreement*
       23.1    Consent of Independent Accountants, dated as of July 7, 2000.
       23.2    Consent of Independent Accountants, dated as of July 11, 2000.
       23.3    Consent of Wildman, Harrold, Allen & Dixon (included in Exhibit 5.1)
       24.1    Power of Attorney (included on signature page).
       27.1    Financial Data Schedule

---------

*  To be filed by amendment

    (b) Financial Statement Schedule

       Not Applicable.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993 (the "Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 18th day of July, 2000.

                                ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

                                By: BEELAND MANAGEMENT COMPANY, L.L.C.
                                     Its General Partner

                                By:  /s/ CLYDE C. HARRISON
                                     ------------------------------------------
                                     Managing Member

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Richard L. Chambers or Clyde C. Harrison or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 18, 2000.

                      SIGNATURE                         TITLE
------------------------------------------------------  ---------------------------------------------------------------------

BEELAND MANAGEMENT COMPANY, L.L.C.                      General Partner

By:

/s/ RICHARD L. CHAMBERS
-------------------------------------------             Managing Member
Richard L. Chambers

/s/ BRIAN CORNELL
-------------------------------------------             Managing Member
Brian Cornell

/s/ CLYDE C. HARRISON
-------------------------------------------             Managing Member
Clyde C. Harrison

/s/ JAMES BEELAND ROGERS, JR.
-------------------------------------------             Member
James Beeland Rogers, Jr.

                                 EXHIBIT INDEX

EXHIBIT NO.                                                        DESCRIPTION
-------------  --------------------------------------------------------------------------------------------------------------------
       1.1     Form of Soliciting Dealer Agreement.
       2.1     Amended and Restated Limited Partnership Agreement of Registrant, dated as of June 21, 2000 (included as Appendix A to the Prospectus).
       5.1     Opinion of Wildman, Harrold, Allen & Dixon regarding legality of the securities being registered.
       8.1     Opinion of Wildman, Harrold, Allen & Dixon regarding certain federal income taxation matters.
      10.1     Form of Subscription Agreement (included as Appendix B to the Prospectus).
      10.2     Service Agreement between Registrant and Derivatives Portfolio Management LLC, dated as of June 21, 2000.
      10.3     Investment Management Agreement between Registrant and Hart Capital Management, dated as of May 8, 2000.
      10.4     Amended and Restated Subscription Agreement between general partner and James Beeland Rogers, Jr., dated as of
                 May 23, 2000.
      10.5     Amended and Restated Subscription Agreement between general partner and Clyde C. Harrison, dated as of May 23, 2000.
      10.6     Amended and Restated Consulting Agreement between general partner and Cornell Investment Advisory, L.L.C., dated as of April 1, 2000
      10.7     Second Revised Amended and Restated Operating Agreement of Beeland Management Company, L.L.C., effective as of April
                 12, 2000.
      10.8     Form of Escrow Agreement*
      23.1     Consent of Independent Accountants, dated as of July 7, 2000.
      23.2     Consent of Independent Accountants, dated as of July 11, 2000.
      23.3     Consent of Wildman, Harrold, Allen & Dixon (included in Exhibit 5.1)
      24.1     Power of Attorney (included on signature page).
      27.1     Financial Data Schedule

---------

*   To be filed by amendment